UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CBRE Group, Inc.

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400 South Hope Street, 25th Floor

Los Angeles, California 90071

(213) 613-3333

April 1, 2020

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of CBRE Group, Inc., I cordially invite you to attend our annual meeting of stockholders on Thursday, May 14, 2020 at 9:30 a.m. (Central Time) (the “Annual Meeting” or the “2020 Annual Meeting”). The 2020 Annual Meeting will be a virtual meeting of stockholders. You will be able to attend the 2020 Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CBRE2020. Stockholders will be able to listen, vote, and submit questions from their home or any location with internet connectivity. To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.

We hope that you will be able to attend the meeting via our live webcast. However, regardless of whether you attend the meeting, your vote is very important. We are pleased to again offer multiple options for voting your shares. You may vote by telephone, via the internet, by mail or through our live webcast of the Annual Meeting, as described beginning on page 1 of the proxy statement.

Thank you for your continued support of CBRE Group, Inc.

Sincerely yours,

Robert E. Sulentic

President and Chief Executive Officer

May 14, 2020

9:30 a.m. (Central Time)

www.virtualshareholdermeeting.com/CBRE2020

You can attend the Annual Meeting online through our live webcast, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/CBRE2020. You will need to have the 16-digit number included on your notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.

AGENDA:

1.	Elect the 11 Board-nominated directors named in the Proxy Statement;

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	Conduct an advisory vote on named executive officer compensation for the fiscal year ended December 31, 2019;

4.	If properly presented, consider a stockholder proposal regarding our stockholders’ ability to call special stockholder meetings; and

5.	Transact any other business properly introduced at the Annual Meeting.

Only stockholders of record as of March 16, 2020 will be entitled to attend and vote at the Annual Meeting and any adjournments or postponements thereof. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the 2020 Annual Meeting for a period of 10 days prior to the 2020 Annual Meeting at our principal executive offices at 400 South Hope Street, 25th Floor, Los Angeles, California 90071, and electronically during the 2020 Annual Meeting at www.virtualshareholdermeeting.com/CBRE2020.

Please note that if you held common stock on March 16, 2020 in “street name” (that is, through a broker, bank or other nominee), you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares. You will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

We hope that you can attend the Annual Meeting. Regardless of whether you will attend via our live webcast, please complete and return your proxy so that your shares can be voted at the Annual Meeting in accordance with your instructions.

We are pleased to furnish proxy materials to our stockholders on the internet. We believe that this allows us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

April 1, 2020

By Order of the Board of Directors

Laurence H. Midler

Executive Vice President, General Counsel and Secretary

This Proxy Statement and accompanying proxy card are first being made available on or about April 1, 2020.

References in this Proxy Statement to “CBRE,” “the company,” “we,” “us” or “our” refer to CBRE Group, Inc. and include all of its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise. References to “the Board” refer to our Board of Directors. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder who requested paper copies of these materials and will also be available at www.proxyvote.com.

Proxy Summary Information

To assist you in reviewing the proposals to be voted upon at our 2020 Annual Meeting, we have summarized important information contained in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement and Annual Report on Form 10-K before voting.

Voting

Stockholders of record as of March 16, 2020 may cast their votes in any of the following ways:

Internet	Phone	Mail	Via webcast during the Annual Meeting

Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	Visit www.virtualshareholdermeeting.com /CBRE2020. You will need the 16-digit number included in your proxy card, voter instruction form or notice. Online access begins at 9:15 a.m. Central Time.

Voting Matters and Board Recommendation

Proposal	Board Vote Recommendation
Elect Directors (page 8)	✓ FOR each Director Nominee
Ratify the Appointment of Independent Registered Public Accounting Firm for 2020 (page 26)	✓ FOR
Advisory Vote to Approve Named Executive Officer Compensation for 2019 (page 29)	✓ FOR
If Properly Presented, Consider a Stockholder Proposal Regarding Special Stockholder Meetings (page 70)	✘ AGAINST

Fiscal Year 2019 Business Highlights(1)

We are the world’s largest commercial real estate services and investment firm, based on 2019 global revenue of $23.9 billion, with leading global market positions in our leasing, property sales, occupier outsourcing and valuation businesses.

•	Our service offering is supported by more than 530 offices worldwide with over 100,000 employees, excluding independent affiliates. We serve clients in more than 100 countries.
•	Our services include:

–	real estate advisory and outsourcing services operating under the “CBRE” brand name;

–	investment management services operating under the “CBRE Global Investors” brand name;

–	U.S. development services operating under the “Trammell Crow Company” brand name;

–	U.K. development services operating under the “Telford Homes” brand name; and

–	flexible-space solutions operating under the “Hana” brand name.

(1)

For more complete information regarding our fiscal year 2019 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. You can obtain a free copy of our Annual Report on Form 10-K at the SEC’s website (www.sec.gov) or by submitting a written request by (i) mail to CBRE Group, Inc., Attention: Investor Relations, 200 Park Avenue, New York, New York 10166, (ii) telephone at (212) 984-6515 or (iii) email at investorrelations@cbre.com.

CBRE - 2020 Proxy Statement	1

     PROXY SUMMARY INFORMATION

In fiscal year 2019, we delivered strong results:

•	Our revenue totaled $23.9 billion, up 12% from 2018.

•	Our fee revenue totaled $11.9 billion, up 9% from 2018.(2)(3)

•	On a GAAP basis, net income for 2019 increased 21% to $1.3 billion and earnings per diluted share rose 22% to $3.77 per share.

•	Our adjusted net income was $1.3 billion, up 12% from 2018.(3)

•	Our adjusted earnings per share (“adjusted EPS”) was $3.71, up 13% from 2018.(3)

•	Our adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) was $2.1 billion, up 8% from 2018.(3)

•	We generated revenue from a highly-diversified base of clients. In 2019, our client roster included over 90 of the Fortune 100 companies.

•

During 2019, we acquired Telford Homes Plc, a leading U.K. developer of multifamily residential properties in the London area. We also acquired a leading advanced analytics software company based in the United Kingdom, a commercial and residential real estate appraisal firm headquartered in Florida, our former affiliate in Omaha, a project management firm in Australia, a valuation and consulting business in Switzerland, a leading project management firm in Israel, a full-service real estate services firm in San Antonio with a focus on retail, office, medical office and land, and a debt-focused real estate investment management business in the United Kingdom.

•

We have been voted the most recognized commercial real estate brand in the Lipsey Company survey for 19 consecutive years (including 2020). We have also been rated a World’s Most Ethical Company by the Ethisphere Institute for seven consecutive years (including 2020), and are included in the Dow Jones World Sustainability Index and the Bloomberg Gender Equality Index.

Like most businesses, we are currently faced with unprecedented challenges due to the coronavirus pandemic. In these highly uncertain times, it is important to know that we have built an operating model and balance sheet that we believe can help us navigate through difficult circumstances. We ended 2019 in a strong financial position with low leverage, high liquidity, considerable cash flow and significant geographic and business line diversification. Thus, while the coronavirus pandemic will have unforeseen consequences for our company and industry, we believe we have built a resilient business that is prepared to weather the current crisis.

The following charts highlight our growth in GAAP net income, GAAP EPS, adjusted EBITDA, adjusted net income and adjusted EPS for 2019 relative to 2018:

(2)	Fee revenue is gross revenue less both client reimbursed costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients.

(3)

These are non-GAAP financial measures. For supplemental financial data and a corresponding reconciliation of (i) revenue computed in accordance with GAAP to fee revenue, (ii) net income computed in accordance with GAAP to adjusted net income and to adjusted EPS, and (iii) net income computed in accordance with GAAP to adjusted EBITDA, in each case for the fiscal years ended December 31, 2019 and 2018, see Annex A to this Proxy Statement. We also refer to “adjusted net income,” “adjusted EPS,” and “adjusted EBITDA” from time to time in our public reporting as “net income attributable to CBRE Group, Inc., as adjusted,” “diluted income per share attributable to CBRE Group, Inc. stockholders, as adjusted” and “EBITDA, as adjusted,” respectively. As described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Board and management use non-GAAP financial measures to evaluate our performance and manage our operations. However, non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP. The term “GAAP,” as used in this Proxy Statement, means generally accepted accounting principles in the United States.

2	CBRE - 2020 Proxy Statement

PROXY SUMMARY INFORMATION

Our Corporate Strategy

We operate in an industry that is characterized by secular trends that support the long-term growth of our business. These include:

•	Occupiers’ growing acceptance of the outsourcing of real estate services;

•	Investors’ increasing allocation of capital to commercial real estate, and

•	The continuing consolidation of occupier and investor activity to the highest-quality, globally diversified service providers.

In addition, technological advancements hold significant opportunities for commercial real estate services firms that invest prudently in digital capabilities.

We have a clear strategy to capitalize on the inherent opportunities within our industry. Our strategy is focused on delivering consistently superior client outcomes that are difficult for other firms to replicate. This strategy is underpinned by six key elements:

•	An intense focus on client outcomes. We deeply study the results we produce for clients and then use the insights we gain to improve those results.

•	Having top talent—both client-facing professionals and business line/geographic leaders—in every key role.

•	Maintaining a premier operating platform—from research to marketing to human resources to, most especially, data/technology capabilities—that helps our professionals serve clients.

•	Leveraging our scale as the world’s largest commercial real estate services provider and using our collaborative culture to connect our people and capabilities around the world.

•	Making strategic investments in targeted M&A, data and technology, and other initiatives that enhance our capabilities.

•	Operating efficiently. We prudently manage our expense base to enable re-investment in the business while maintaining strong margins.

Corporate Governance Highlights

Board Independence
Independent director nominees	10 out of 11
Independent Board Chair	Brandon B. Boze
Director Elections
Frequency of Board elections	Annual
Voting standard for uncontested elections	Majority Requirement
Director term limits	12 Years(4)
Limit on number of Board-nominated executive officers	Maximum 1
Evaluating and Improving Board Performance
Board evaluations	Annual
Committee evaluations	Annual
Aligning Director and Executive Interests with Stockholder Interests
Director stock ownership requirements	Yes
Executive officer stock ownership requirements	Yes
Policy restricting trading, and prohibiting hedging and short-selling of, CBRE stock	Yes
Compensation clawback policy for executive officers	Yes
Stockholder Rights
Proxy access for director nominations	Yes
Stockholder rights to call a special meeting	Yes
Ongoing stockholder outreach and engagement	Yes

(4)

The application of this term-limit restriction does not go into effect until December 17, 2020 for any of the company’s directors who were serving on the Board as of December 17, 2015. See “Corporate Governance—Term Limits” on page 17.

CBRE - 2020 Proxy Statement	3

     PROXY SUMMARY INFORMATION

Summary of Board Nominees

The following table provides summary information about each of the director nominees who is being voted on by stockholders at the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Committees	Other Public Company Boards
Brandon B. Boze*†	39	2012	Partner of ValueAct Capital	EC	1
Beth F. Cobert*	61	2017	Chief Executive Officer of Skillful	CC, GC	0
Curtis F. Feeny*	62	2006	Managing Director of Silicon Valley Data Capital	AC, GC, EC	0
Reginald H. Gilyard*	56	2018	Senior Advisor to The Boston Consulting Group	CC, GC	2
Shira D. Goodman*	59	2019	Advisory Director of Charlesbank Capital Partners	AC, CC	2
Christopher T. Jenny*	64	2016	Chair of Jennus Innovation	AC, GC	0
Gerardo I. Lopez*	60	2015	Operating Partner of Softbank Group	CC, GC	2
Robert E. Sulentic	63	2012	President and Chief Executive Officer of CBRE	EC	0
Laura D. Tyson*	72	2010	Distinguished Professor of the Graduate School, Haas School of Business, University of California, Berkeley	AC	1
Ray Wirta*	76	2001	Chief Executive Officer of The Koll Company	EC	1
Sanjiv Yajnik*	63	2017	President of Capital One Financial Services	AC, CC	0
*	Independent Director

†	Board Chair

Key:

AC	Audit Committee

CC	Compensation Committee

EC	Executive Committee

GC	Corporate Governance and Nominating Committee

Executive Compensation Highlights

Our Philosophy—Our executive compensation program is designed to reinforce our corporate strategy and to attract and retain accomplished and high-performing executives and to motivate those executives to consistently achieve short- and long-term goals consistent with and in furtherance of our corporate strategy. To do this, we focus a significant percentage of our executive officers’ compensation on both annual and long-term incentive awards intended to drive growth in our business and in our share price in the short and long term, with a relatively modest portion of compensation paid in fixed base salary.

In 2019, we continued to place a significant percentage of our named executive officers’ total annual target direct compensation “at risk,” with incentive programs tied to financial and strategic performance objectives. In 2019, our named executive officers (“NEOs”) collectively had on average approximately (1) 86% of their total annual target direct compensation tied to variable, as opposed to fixed, compensation, (2) 52% of their total annual target direct compensation tied to financial and strategic objectives (our annual cash bonus awards and Adjusted EPS Equity Awards) and (3) 65% of their total annual target direct compensation tied to our stock price performance (our Adjusted EPS Equity Awards and Time Vesting Equity Awards). This program design is intended to motivate our executive officers to achieve positive short- and long-term results for our stockholders consistent with and in furtherance of our corporate strategy.

4	CBRE - 2020 Proxy Statement

PROXY SUMMARY INFORMATION

The total target direct compensation mix for 2019 for (i) our Chief Executive Officer (“CEO”) and (ii) our CEO together with our other NEOs is illustrated in the following charts:

Say on Pay—We received strong support for our executive compensation from our stockholders at our 2019 annual meeting of stockholders, at which approximately 95% of the votes cast on the “say on pay” proposal were in favor of the 2018 compensation that we paid to our named executive officers. In addition, stockholders that we engaged with as part of our outreach program generally reported that executive compensation was viewed as well-aligned with performance.

2019 Financial Performance—We achieved strong overall financial and operational performance in 2019. Historically, our Board has set aggressive annual financial targets to achieve strategic growth and increase stockholder value, and our 2019 operating plan assumed continued solid growth over

2018. In 2019, we outperformed our internal growth target on a global basis and for our Advisory Services and Global Workplace Solutions segments. As we describe in greater detail under the heading “Compensation Discussion and Analysis” beginning on page 30, our overall performance directly impacted a portion of the compensation of all of our named executive officers. The performance of our Advisory Services segment directly impacted a portion of the compensation for Michael J. Lafitte (who served as our Global CEO—Advisory Services during 2019) and the performance of our Global Workplace Solutions segment directly impacted a portion of the compensation for William F. Concannon (who served as our Global CEO—Global Workplace Solutions during 2019).

CBRE - 2020 Proxy Statement	5

PROXY SUMMARY INFORMATION

Annual Compensation—Set forth below is the 2019 compensation for our named executive officers. See the footnotes accompanying the Summary Compensation Table on page 54 for more information.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Annual Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Robert E. Sulentic President and Chief Executive Officer	2019	1,000,000	—		9,999,919		2,415,000	4,500		13,419,419
Leah C. Stearns(1) Chief Financial Officer	2019	443,014	632,877	(3)	1,392,294	(4)	114,709	4,500	(5)	2,587,394
James R. Groch(2) Global Group President and Chief Investment Officer	2019	770,000	—		2,999,931		1,152,113	4,500		4,926,544
Michael J. Lafitte(6) Global Chief Executive Officer—Real Estate Investments	2019	735,000	—		2,659,921		1,175,167	4,500		4,574,588
William F. Concannon(7) Global Group President, Clients and Business Partners	2019	700,000	—		2,319,960		1,247,014	4,500		4,271,474
John E. Durburg(8) Global Chief Executive Officer—Global Workplace Solutions	2019	687,500	—		2,199,939		1,181,250	4,500		4,073,189
(1)	Ms. Stearns joined our company in May 2019, so this does not represent a full year of compensation for her.
(2)	Mr. Groch served as our Chief Financial Officer and Chief Investment Officer until May 15, 2019, at which time he became our Global Group President and Chief Investment Officer.
(3)	Represents the guaranteed portion of Ms. Stearns’ 2019 bonus. Does not include the one-time cash transition bonus paid to Ms. Stearns.
(4)	Does not include the one-time Strategic Equity Awards and one-time transition equity award granted to Ms. Stearns.
(5)	Does not include relocation expenses reimbursed by us in connection with Ms. Steams’ relocation to Dallas, Texas.
(6)

During 2019, Mr. Lafitte served as our Global Chief Executive Officer—Advisory Services. On November 14, 2019, we announced his new role as Global Chief Executive Officer—Real Estate Investments, effective January 1, 2020.

(7)

During 2019, Mr. Concannon served as our Global Chief Executive Officer—Global Workplace Solutions. On November 14, 2019, we announced his new role as Global Group President, Clients and Business Partners, effective January 1, 2020.

(8)

During 2019, Mr. Durburg served as our Global Chief Operating Officer. On November 14, 2019, we announced his new role as Global Chief Executive Officer—Global Workplace Solutions, effective January 1, 2020.

6	CBRE - 2020 Proxy Statement

CBRE - 2020 Proxy Statement	7

PROPOSAL 1  ELECT DIRECTORS

Our Board has nominated 11 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees were selected to serve on our Board based on one or more of the following criteria:

•	outstanding achievement in their professional careers;

•	broad experience;

•	personal and professional integrity;

•	their ability to make independent, analytical inquiries;

•	financial literacy;

•	mature judgment;
•	high-performance standards;

•	familiarity with our business and industry; and

•	an ability to work collegially.

We also believe that all of our director nominees have a reputation for honesty and adherence to high ethical standards. Each agreed to be named in this Proxy Statement and to serve if elected.

Director Nomination Criteria: Qualifications, Skills and Experience

Our by-laws provide that our Board may not nominate (i) more than one member of the company’s current management to serve on the Board at any one time or (ii) any non-management director for re-election to the Board if that director has completed 12 years of service as an independent member of the Board.1 Our Board believes that these restrictions contribute to Board stability, vitality and diversity and help ensure that our Board continuously benefits from a balanced mix of perspectives and experiences. Our focus on Board refreshment has resulted in the addition of six new directors since October 2015.

Our Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. In nominating candidates, our Board considers a diversified membership in the broadest sense, including persons diverse in experience, gender and ethnicity. Our Board does not discriminate on the basis of race, color, national origin, gender, religion, disability or sexual preference. When evaluating candidates, our Board considers whether potential nominees possess integrity, accountability, informed judgment, financial literacy, mature confidence and high-performance standards.

Our Board is especially interested in adding candidates over time who are operating executives (particularly current chief executives or other operating executives of other large public companies) or who have a strong technology background and in both cases a passion for building a transformative business on a global basis. Other factors include having directors with international experience, including knowledge of emerging markets or management of business operations and resources that are dispersed across a global platform. In addition, a majority of our Board must be independent, consistent with our Corporate Governance Guidelines and New York Stock Exchange, or NYSE, listing standards. Further, at least one member of our Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act, as defined by the rules of the Securities and Exchange Commission, or SEC.

The Corporate Governance and Nominating Committee of our Board of Directors, or the Governance Committee, is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to our Board for nomination, as well as performing assessments of the skills and experience needed to properly oversee our interests.

The Governance Committee regularly reviews the composition of our Board and determines whether the addition of directors with particular experience, skills or characteristics would make our Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills or characteristics would make our Board more effective, the Governance Committee conducts targeted efforts to identify and recruit individuals who have the identified qualifications. As a part of the search process, the Governance Committee may consult with other directors and members of our senior management and may also hire a search firm to assist in identifying and evaluating potential candidates.

1      Theapplication of this term-limit restriction does not go into effect until December 17, 2020 for any of the company’s directors who were serving on the Board as of December 17, 2015. See “Term Limits” on page 17.

8	CBRE - 2020 Proxy Statement

PROPOSAL 1

All potential candidates are interviewed by our CEO, our Board Chair, our Governance Committee Chair and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit. In addition, the General Counsel reviews a director questionnaire submitted by the candidate, and a background and reference check is conducted as appropriate. The Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy and to add an additional Board member, or recommends a slate of candidates to the Board for nomination for election to the Board. The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances so warrant.

The Governance Committee will also consider candidates recommended to our Board by our stockholders. See “Corporate Governance—Stockholder Recommendations and Nominations of Director Candidates—Stockholder Recommendations” on page 16 for more information.

Director Skills Matrix

We believe our director nominees bring a well-rounded variety of experiences, qualifications, attributes and skills, and represent a mix of deep knowledge of the company and fresh perspectives. The director skills matrix below represents some of the key skills that our Board has identified as particularly valuable to the effective oversight of our company and the execution of our corporate strategy. This skills matrix highlights the depth and breadth of the skills of our director nominees. This director skills matrix is not intended to be an exhaustive list of each of our director nominees’ skills or contributions to the Board. Further information on each director nominee, including some of their specific experience, qualifications, attributes and skills is set forth in the biographies on pages 10 to 14 of this Proxy Statement.

CBRE - 2020 Proxy Statement	9

PROPOSAL 1

2020 Director Nominees

Brandon B. Boze

Age: 39

Director Since: December 2012

Board Committee:	Executive (Chair)

Mr. Boze has served as the Independent Chair of our Board since May 2018. He is a Partner and a member of the Management Committee of ValueAct Capital, a privately-owned investment firm that he joined in August 2005. Prior to joining ValueAct Capital, Mr. Boze was an investment banker at Lehman Brothers, focused on power utilities and technology mergers and acquisitions.

Qualifications, Attributes, Skills and Experience:

Mr. Boze brings to our Board experience in finance, strategy and mergers and acquisitions as well as deep knowledge of our business as a Partner at a significant stockholder. He serves on the board of directors of Trinity Industries, Inc. and previously served on the board of directors of Valeant Pharmaceuticals International. Mr. Boze holds a B.E. from Vanderbilt University and is a CFA charterholder.

Beth F. Cobert

Age: 61

Director Since: May 2017

Board Committees:	Compensation (Chair)
Governance

Ms. Cobert has served as the Chief Executive Officer of Skillful, a non-profit organization focused on creating a skills-based labor market, since June 2017. She previously served as the Acting Director of the U.S. Office of Personnel Management from July 2015 to January 2017, and as the Deputy Director for Management of the U.S. Office of Management and Budget from October 2013 to July 2015. From 2001 to October 2013, Ms. Cobert served as a Senior Partner at McKinsey & Company, a global business strategy consulting firm. From 1990 to 2001, Ms. Cobert was a Partner at McKinsey & Company. She joined the firm in 1984 as an Associate and served in various leadership roles at McKinsey & Company.

Qualifications, Attributes, Skills and Experience:

Ms. Cobert brings to our Board nearly 30 years of experience as a consultant in business strategy, where she worked with corporate, non-profit and government entities on key strategic, operational and organizational issues across a range of sectors, including financial services, health care, legal services, real estate and telecommunications. Our Board also benefits from Ms. Cobert’s government service. Ms. Cobert previously served as a member of the board of directors and chair of the United Way of the Bay Area and as a member of the Stanford University Graduate School of Business Advisory Council. Ms. Cobert holds a B.A. from Princeton University and an M.B.A. from Stanford University.

Curtis F. Feeny

Age: 62

Director Since: December 2006

Board Committees:	Audit (Chair)
Governance Executive

Mr. Feeny has served as a Managing Director of Silicon Valley Data Capital, a venture capital firm, since July 2017. He previously served as a Managing Director of Voyager Capital, a venture capital firm, from January 2000 to December 2017. From 1992 through 1999, Mr. Feeny served as Executive Vice President of Stanford Management Co., which manages the Stanford University endowment.

Qualifications, Attributes, Skills and Experience:

Mr. Feeny brings broad knowledge of the commercial real estate industry and our business from his service as an employee and later director of Trammell Crow Company as well as from his many years of service as Chair of our Audit Committee. He also has broad experience counseling companies through growth and experience in corporate finance matters. Mr. Feeny previously served on the board of directors of Staples, Inc. and Trammell Crow Company, which we acquired in 2006. Mr. Feeny holds a B.S. from Texas A&M University and an M.B.A. from Harvard Business School.

10	CBRE - 2020 Proxy Statement

PROPOSAL 1

Reginald H. Gilyard

Age: 56

Director Since: November 2018

Board Committees:	Compensation
Governance

Mr. Gilyard has served as a Senior Advisor to The Boston Consulting Group, Inc. (BCG), a global management consulting firm, since August 2017. Prior to this role, Mr. Gilyard served as the Dean of The Argyros School of Business and Economics at Chapman University from August 2012 to July 2017. Prior to joining Chapman University, Mr. Gilyard served as Partner and Managing Director at BCG, where he led strategy, M&A and business transformation initiatives for large corporations, from 1996 to 2012. Prior to BCG, he served nine years in the U.S. Air Force and three years in the U.S. Air Force Reserves, rising to Major in the Reserves.

Qualifications, Attributes, Skills and Experience:

Mr. Gilyard brings to our Board more than 20 years of experience developing and implementing successful strategies for Fortune 500 companies, educational institutions and large national foundations. Mr. Gilyard serves on the board of directors of First American Financial Corporation and Realty Income Corporation. He also serves as the Board Chair of Pacific Charter School Development, a real estate development company serving low income families in urban centers across the country. Mr. Gilyard holds a B.S. from the United States Air Force Academy, an M.S. from the United States Air Force Institute of Technology and an M.B.A. from Harvard Business School.

Shira D. Goodman

Age: 59

Director Since: May 2019

Board Committees:	Audit
Compensation

Ms. Goodman has served as an Advisory Director to Charlesbank Capital Partners, a private equity firm, since January 2019. She previously served as the Chief Executive Officer of Staples, Inc. from September 2016 to January 2018. Ms. Goodman served in roles with increasing responsibility at Staples since joining Staples in 1992, including President and Interim Chief Executive Officer from June 2016 to September 2016, President, North American Operations from January 2016 to June 2016, and President, North American Commercial from February 2014 to June 2016. Prior to that, she served as Executive Vice

President of Global Growth from February 2012 to February 2014, Executive Vice President of Human Resources from March 2009 to February 2012, Executive Vice President of Marketing from May 2001 to March 2009, and in various other management positions. Prior to Staples, Ms. Goodman worked at Bain & Company from 1986 to 1992, in project design, client relationships and case team management.

Qualifications, Attributes, Skills and Experience:

Ms. Goodman brings to our Board more than 25 years of experience in business operations, marketing, sales force management, human resources, business growth and distribution logistics. She serves on the board of directors of CarMax, Inc. and Henry Schein, Inc. and previously served on the board of directors of Staples, Inc. and The Stride Rite Corporation. She holds a B.A. from Princeton University, an M.S. in Management from the Massachusetts Institute of Technology and a J.D. from Harvard University.

Christopher T. Jenny

Age: 64

Director Since: January 2016

Board Committees:	Audit
Governance (Chair)

Mr. Jenny has served as the Chair of Jennus Innovation, a business development incubator/accelerator, since January 2018. He previously served as a Senior Advisor to EY-Parthenon from January 2016 to December 2018 and as a Senior Managing Director from August 2014 to December 2015. He previously served as President and Senior Partner with The Parthenon Group LLC, a Boston-based private management consulting firm, from 1995 to 2014 prior to its merger with Ernst & Young in August 2014. Prior to joining The Parthenon Group LLC in 1995, Mr. Jenny was a Partner at Bain & Company, Inc., a global business strategy consulting firm.

Qualifications, Attributes, Skills and Experience:

Mr. Jenny brings to our Board more than 20 years of experience as a consultant in business strategy, and has worked on issues related to business-unit strategy, profit improvement and mergers and acquisitions. He has experience as a senior operating executive and has managed portfolio companies for two of the nation’s leading private-equity firms. In addition to serving as the Chair of Jennus Innovation, he serves on the board of directors of The Guardian Life Insurance Company of America, Mobile Virtual Player and PLT4M. He previously served on the board of directors of Mac-Gray Corporation. Mr. Jenny holds a B.A. from Dartmouth College and an M.B.A. from Harvard Business School.

CBRE - 2020 Proxy Statement	11

PROPOSAL 1

Gerardo I. Lopez

Age: 60

Director Since: October 2015

Board Committees:	Compensation
Governance

Mr. Lopez has served as an Operating Partner at Softbank Group since December 2018. He previously served as an Operating Partner at High Bluff Capital from June 2018 to December 2018. From January 2018 to March 2018, Mr. Lopez served as a Senior Advisor to Extended Stay America, Inc. and its paired-share REIT, ESH Hospitality, Inc. and was its President and Chief Executive Officer from August 2015 to December 2017. Mr. Lopez previously served as President and Chief Executive Officer of AMC Entertainment Holdings, Inc. and its subsidiary, AMC Entertainment Inc., from March 2009 through August 2015. Prior to that, he was Executive Vice President of Starbucks Coffee Company and President of its Global Consumer Products, Seattle’s Best Coffee and Foodservice divisions from September 2004 to March 2009, and President of the Handleman Entertainment Resources division of Handleman Company from November 2001 to September 2004. Mr. Lopez has also held a variety of executive management positions with International Home Foods, Frito Lay, Pepsi-Cola and the Procter & Gamble Company.

Qualifications, Attributes, Skills and Experience:

Mr. Lopez brings to our Board his skills, knowledge and business leadership as a senior executive at hospitality, entertainment and consumer products companies. He has over 30 years of experience in marketing, sales and operations and management in public and private companies and has public company experience across diverse consumer-focused industries. He serves on the board of directors of Newell Brands and Realty Income Corporation, and previously served on the board of directors of Brinker International, Inc., Extended Stay America, Inc., AMC Entertainment Holdings, Inc., Digital Cinema Implementation Partners, National Cinemedia, LLC, Open Road Films, Safeco Insurance, TXU, Inc. and Recreational Equipment, Inc. Mr. Lopez holds a B.A. from George Washington University and an M.B.A. from Harvard Business School.

Robert E. Sulentic

Age: 63

Director Since: December 2012

Board Committee:	Executive

Mr. Sulentic has been our CEO since December 2012 and President since March 2010. He previously served as the President of our Development Services business from December 2006 to April 2011, as our Chief Financial Officer from March 2009 until March 2010 and as our Group President from July 2009 until March 2010. Mr. Sulentic was a member of our Board and Group President of Development Services, Asia Pacific and Europe, Middle East and Africa from December 2006 through March 2009. He was President and Chief Executive Officer of Trammell Crow Company from October 2000 through our acquisition of that company in December 2006, and prior to that served as its Executive Vice President and Chief Financial Officer from September 1998 to October 2000.

Qualifications, Attributes, Skills and Experience:

Mr. Sulentic brings to our Board a significant operating background in the commercial real estate industry through extensive experience, previously with the Trammell Crow Company before its acquisition by us, and later with the company in his capacities as Group President of several service lines, as our Chief Financial Officer, and currently as our President and CEO. He previously served as the Independent Board Chair and member of the board of directors of Staples, Inc., and previously served on the board of directors of Trammell Crow Company from December 1997 through December 2006, including as its Chair from May 2002 through December 2006. Mr. Sulentic holds a B.A. from Iowa State University and an M.B.A. from Harvard Business School.

12	CBRE - 2020 Proxy Statement

PROPOSAL 1

Laura D. Tyson

Age: 72

Director Since: March 2010

Board Committee:	Audit

Dr. Tyson has been a Distinguished Professor of the Graduate School, Haas School of Business, University of California, Berkeley since July 2016. She was a Professor at the Haas School of Business, University of California, Berkeley from January 2007 to July 2016 and has also been the Director of the Institute for Business and Social Impact at the Haas School since July 2013. Dr. Tyson was previously Dean of the London Business School from January 2002 to December 2006 and Dean of the Haas School of Business from July 1998 to December 2001, and was Professor of Business Administration and Economics there from January 1997 to June 1998. She was a member of President Clinton’s cabinet from 1993 through 1996. During that time, she served as the Chair of the National Economic Council and as the National Economic Adviser to the President of the United States from February 1995 to December 1996, and she was the first woman to Chair the White House Council of Economic Advisers, in which capacity she served from January 1993 to February 1995.

Qualifications, Attributes, Skills and Experience:

Dr. Tyson brings experience from serving on the boards of directors of complex global organizations, and is a noted economist who brings experience in government and broad knowledge of macroeconomics and international economic issues to our Board. Dr. Tyson served as a member of President Obama’s Economic Recovery Advisory Board from 2009 through 2011, as a member of President Obama’s Council on Jobs and Competitiveness from 2011 through 2012, and as a member of the U.S. State Department Foreign Affairs Policy Board from 2011 through 2013. She serves on the board of directors of AT&T Inc., Lexmark International, Inc. and APEX Swiss Holdings SARL. She also serves as Chair of the Board of Trustees of the Blum Center for Developing Economies at the University of California, Berkeley and serves on the board of the Opportunity Institute. She previously served on the board of directors of Eastman Kodak Company, Morgan Stanley and Silver Spring Networks, Inc. Dr. Tyson holds a B.A. from Smith College and a Ph.D. in Economics from the Massachusetts Institute of Technology.

Ray Wirta

Age: 76

Director Since: September 2001

Board Committee:	Executive

Mr. Wirta served as the Independent Chair of our Board from May 2014 to May 2018. Prior to that, he served as the Vice Chair of our Board from November 2013 to May 2014. He has served as the Chief Executive Officer of The Koll Company since November 2009. He previously served as President of the Irvine Company from June 2016 to March 2019 and President of the Investment Properties Group at the Irvine Company from June 2010 through June 2016. Mr. Wirta served as our Chief Executive Officer from September 2001 to June 2005, and Chief Executive Officer of our predecessor company, CBRE Services, Inc., from May 1999 to September 2001. He also served as Chief Operating Officer of that predecessor company from May 1998 to May 1999. Mr. Wirta served as a director and Non-Executive Chair of Realty Finance Corporation, where he was the Chair from May 2005 through August 2009. He also served as Interim Chief Executive Officer and President of that company from April 2007 to September 2007.

Qualifications, Attributes, Skills and Experience:

Mr. Wirta brings to our Board many years of experience in the commercial real estate industry, including a depth of knowledge about the real estate investment management and development services business and operational experience in our business operations as our former chief executive officer. He serves as the Chair of the board of directors of RW Holdings NNN REIT, Inc. (“RW Holdings”) and was the Chair of the board of directors of Rich Uncles Real Estate Investment Trust I until it merged into RW Holdings on December 31, 2019. Mr. Wirta holds a B.A. from California State University, Long Beach and an M.B.A. from Golden Gate University.

CBRE - 2020 Proxy Statement	13

PROPOSAL 1

Sanjiv Yajnik

Age: 63

Director Since: November 2017

Board Committees:	Audit
Compensation

Mr. Yajnik has been the President of Capital One Financial Services, a division of Capital One, since June 2009. He is also President and Director of Capital One National Association, one of Capital One’s two national bank subsidiaries, and serves on Capital One’s Executive Committee. In addition, Mr. Yajnik oversees Capital One’s community relations throughout Texas, Oklahoma and Louisiana as President of the company’s South-Central Region. Since joining Capital One in 1998, he has held a number of senior leadership positions in Europe, Canada and the United States. Prior to Capital One, he held leadership positions at PepsiCo and Circuit City and was a Chief Engineer for Mobil Oil Corporation’s shipping business. In

November 2015, Mr. Yajnik was appointed by Texas Governor Greg Abbott to be Chair of the Texas Economic Development Corporation. He is the Chair of the Dallas Symphony Association, and leads the Board of Governors in overseeing the direction and governance for the Dallas Symphony Orchestra.

Qualifications, Attributes, Skills and Experience:

Mr. Yajnik brings to our board his broad business background and his experience in leading the transformation of a large, service-oriented global organization through technology enablement. Mr. Yajnik has spent the past two decades in financial services, with a wide range of experience in the U.S and international markets. He received an M.B.A. with honors from the University of Western Ontario, Canada, and completed the Executive Management Program at Stanford University. He is a medalist Chartered Engineer (I), and graduated with distinction from the Marine Engineering Research Institute, India.

The following summarizes the independence, diversity and tenure of our 2020 director nominees:

Required Vote

This is an uncontested Board election. As such, in order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast on his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered votes cast, and so will not affect the outcome of the nominee’s election.

Recommendation

Our Board recommends that stockholders vote “FOR” all of the nominees.

14	CBRE - 2020 Proxy Statement

CORPORATE GOVERNANCE

We are governed by a Board and committees of the Board that meet several times throughout the year, and we are committed to maintaining the highest standards of business conduct and corporate governance. Governance is a continuous focus for us, starting with our Board and extending to management and our employees. Our Board has also established Corporate Governance Guidelines that provide a framework for the effective governance of the company.

GOVERNANCE HIGHLIGHTS

Corporate Governance	Compensation	Stockholder Rights
• 11 director nominees, 10 of whom are independent	• Pay-for-performance compensation program, which includes performance-based equity grants	• Annual election of all directors
• Director Term Limits (12 years)[2]	• Annual “say on pay” votes, with most recent favorable “say on pay” vote of approximately 95%	• Majority voting requirement for directors in uncontested elections
• Independent Board Chair	• Stock ownership requirements for directors and executive officers	• Stockholder rights to call special meetings
• Regular executive sessions of independent directors	• Policy restricting trading, and prohibiting hedging and short-selling, of CBRE stock	• No poison pill takeover defense plans
• Risk oversight by the Board and its key committees	• Compensation clawback policy for executive officers	• Stockholders may act by written consent
• Maximum of one Board-nominated management director		• Proxy access for director nominations
• All incumbent directors attended at least 75% of Board and Board committee meetings		• Ongoing stockholder outreach and engagement
• Robust Standards of Business Conduct and governance policies
• No “over-boarding” by our directors on other public-company boards

Process for Selecting Director Candidates

The Governance Committee identifies and evaluates potential candidates and recommends candidates to our Board for nomination. For greater detail about the criteria for director candidates and the nomination process, see “Proposal 1—Elect Directors—Director Nomination Criteria: Qualifications, Skills and Experience” on page 8.

2         The application of this term-limit restriction does not go into effect until December 17, 2020 for any of the company’s directors who were serving on the Board as of December 17, 2015. See “Term Limits” on page 17.

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CORPORATE GOVERNANCE

Stockholder Recommendations and Nominations of Director Candidates

Stockholder Recommendations

If you are a stockholder who would like to recommend a candidate for our Governance Committee to consider for possible inclusion in our 2021 proxy statement, you must send notice to Laurence H. Midler, Secretary, CBRE Group, Inc., 400 South Hope Street, 25th Floor, Los Angeles, California 90071, by registered, certified or express mail, and provide him with a brief biographical sketch of the recommended candidate, a document indicating the recommended candidate’s willingness to serve if elected, and evidence of your stock ownership. The Governance Committee or its chair will then consider the recommended director candidate in accordance with the criteria for director selection described under “Proposal 1—Elect Directors—Director Nomination Criteria: Qualifications, Skills and Experience” on page 8.

Stockholder Nominations

Our “proxy access” by-laws allow stockholders to submit director nominations to be included in our proxy materials. A stockholder who wishes to nominate a candidate and have that candidate included in our proxy materials through proxy access must follow the procedures described in Article I, Section 12 of our by-laws. See “Submission of Stockholder Proposals and Board Nominees—Stockholder Director Nominations for Inclusion in the 2021 Proxy Statement” on page 25 for additional details. In addition, our by-laws also allow stockholders to nominate one or more persons for election as directors outside of the proxy access process described above. See “Submission of Stockholder Proposals and Board Nominees” on page 25 for further information.

Director Independence

Pursuant to our Board’s Corporate Governance Guidelines and the listing standards of the NYSE, our Board must consist of a majority of independent directors. In addition, all members of the Audit Committee, Compensation Committee and Governance Committee must be independent directors as defined by our Corporate Governance Guidelines and NYSE listing standards. Members of the Compensation Committee must also meet applicable NYSE independence requirements for compensation committee members, and members of the Audit Committee must further satisfy a separate SEC independence requirement, which generally provides that they may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than their compensation as directors or members of the Audit Committee or any other committees of our Board or (ii) be an affiliated person of ours.

Our Board regularly conducts a review of possible conflicts of interest and related-party transactions through the use of questionnaires, director self-reporting and diligence conducted by management. This review includes consideration of any investments and agreements between directors and their related persons and the company, including those described under “Related-Party Transactions” in this Proxy Statement, and such person’s beneficial ownership of our securities. The Board has determined that 91% of our director nominees (all except for Mr. Sulentic) are independent in accordance with NYSE listing standards and our Board’s Categorical Independence Standards that it has adopted relating to our director independence. These Categorical Independence Standards are posted on the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

Independent Director Meetings

Our non-management directors meet in executive session without management present each time the full Board convenes for a regularly scheduled meeting. If our Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. The Chair of our Board is a non-management director that presides over executive sessions of our Board.

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CORPORATE GOVERNANCE

Majority Voting to Elect Directors

In uncontested elections, directors are elected by a “majority vote” requirement. Under this requirement, in order for a nominee to be elected in an uncontested election, the nominee must receive the affirmative vote of a majority of the votes cast in his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered votes cast, and so will not affect the outcome of the nominee’s election.

The company maintains a plurality vote standard in contested director elections, where the number of nominees exceeds the number of directors to be elected.

Director Resignation Policy Upon Change of Employment

Our Board’s Corporate Governance Guidelines require that directors tender their resignation upon a change of their employment. The Governance Committee will then consider whether the change in employment has any bearing on the director’s ability to serve on our Board, our Board’s goals regarding Board composition or any other factors considered appropriate and relevant. Our Board will then determine whether to accept or reject the tendered resignation.

Term Limits

The Board may not nominate any non-management director for re-election to the Board if that director has completed 12 years of service as an independent member of the Board on or prior to the date of election to which such nomination relates. The application of this term-limit restriction does not go into effect until December 17, 2020 for any of the company’s directors who were serving on the Board as of December 17, 2015. The Board believes that this restriction will contribute to Board stability and vitality.

Board Structure and Leadership

Our Board currently consists of 11 directors, all of whom have been nominated for re-election.

All of our directors are elected at each annual meeting of stockholders and hold office until the next election. Our Board has authority under our by-laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual meetings of stockholders.

The Board has determined that it is in the best interests of the company and its stockholders that the size of the Board remain at 11 members effective as of the date of the Annual Meeting.

Since 2001, we have separated the roles of CEO and Chair of the Board in recognition of the differences between the two positions. Our CEO is responsible for setting the strategic direction and overseeing the day-to-day leadership and performance of the company. The Chair of our Board, who is independent of management, provides oversight and guidance to our CEO. Although it has been our longstanding policy to have an independent Board Chair, we amended our by-laws in 2015 to require that the Board Chair be an independent director.

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CORPORATE GOVERNANCE

Board Risk Management

Oversight of Risk

•  The Board oversees risk management.

• Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out our Board’s risk oversight function.

• Company management is charged with managing risk through rigorous risk mitigation activities and strong internal controls.

Our Board regularly reviews information regarding our most significant strategic, operational, financial and compliance risks and is responsible for ensuring that the company has crisis management and business continuity plans in place to deal with potential crises. Our Board maintains direct oversight over our enterprise risk management process rather than delegating this function to a Board or management committee.

We have assembled a cross-disciplinary crisis management team, which includes all our executive officers, for the continuous monitoring of the rapidly evolving situation involving the coronavirus pandemic and timely implementation of measures to help support safe and continuous operations. The health, safety and well-being of our people and the communities, in which we live and work is paramount, and we are committed to being a responsible corporate citizen during this time of unprecedented crisis. Our Board has been actively engaged with management in monitoring the severe market developments and other effects of the coronavirus outbreak, and management is in regular communication with the Board about the assessment and management of the significant risks to the company and impact on our business.

We maintain an executive risk committee chaired by our Chief Risk Officer and consisting of senior executives representing a cross-section of our lines of business, operational areas and geographic regions who are responsible for identifying, assessing and managing our most significant risks. Multiple times during the year, our Chief Risk Officer provides a detailed presentation on identified significant risks to the Board. Certain risks that are determined to be best managed directly by the Board versus management or that are in areas specific to a particular Board committee expertise are monitored and overseen at the Board or committee level as appropriate.

•

The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. For additional information regarding the Compensation Committee’s assessment of our compensation-related risk, please see “Compensation Discussion and Analysis—How We Make Compensation Decisions—Compensation Risk Assessment” on page 38.

•

The Audit Committee oversees management of risks related to our financial reports and record-keeping and potential conflicts of interest, and also oversees our risk assessment and risk management more generally, including major business, financial, cybersecurity, legal and reputational risk exposures, as well as risks related to crisis management and business continuity. In furtherance of this oversight responsibility, the Audit Committee typically receives quarterly reports from our Chief Accounting Officer, our Chief Ethics & Compliance Officer, our Director of Internal Audit, our Chief Digital & Technology Officer as well as updates from our General Counsel and Chief Risk Officer on any developments affecting our overall risk profile and on issues of non-compliance and incident management.

•	The Governance Committee manages risks associated with the independence of the Board and the composition of our Board and its committees.

Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee chair reports about such risks. These reports are presented at every regularly scheduled Board meeting.

Succession Planning

Our Board reviews management succession and development plans with the CEO on at least an annual basis, and as-needed throughout the year. These plans include CEO succession in the event of an emergency or retirement, as well as the succession plans for the CEO’s direct reports and other employees critical to our continued operations and success.

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CORPORATE GOVERNANCE

Board Meetings and Committees

Our Board held five meetings during fiscal year 2019 to review significant developments, engage in strategic planning and act on matters requiring Board approval. In 2019, each incumbent director attended at least 75% of our Board meetings and meetings of committees on which he or she served (taken in the aggregate) during the period that he or she served thereon.

Our Board currently has four standing committees that met or acted by written consent during fiscal year 2019: the Audit Committee, the Compensation Committee, the Governance Committee and the Executive Committee.

The following table describes the current members of each of the committees of our Board, and the number of meetings held during fiscal year 2019:

Director	Board	Audit	Compensation	Governance	Executive
Brandon B. Boze	CHAIR				CHAIR
Beth F. Cobert	✓		CHAIR	✓
Curtis F. Feeny	✓	CHAIR		✓	✓
Reginald H. Gilyard	✓		✓	✓
Shira D. Goodman	✓	✓	✓
Christopher T. Jenny	✓	✓		CHAIR
Gerardo I. Lopez	✓		✓	✓
Robert E. Sulentic	✓				✓
Laura D. Tyson	✓	✓
Ray Wirta	✓				✓
Sanjiv Yajnik	✓	✓	✓
Number of Meetings	5	9	3	4	0(1)
(1)	Our Executive Committee did not hold any formal meetings in 2019, but acted four times by unanimous written consent.

Each committee (other than the Executive Committee) is composed entirely of directors whom our Board has determined to be independent under current NYSE standards. Each committee operates under a charter approved by our Board that sets out the purposes and responsibilities of the committee and that are published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. In accordance with our Board’s Corporate Governance Guidelines, our Board and each of the Audit Committee, Compensation Committee and Governance Committee conducts an annual performance self-assessment with the purpose of increasing the effectiveness of our Board and its committees. The responsibilities of all of our Board committees are described below.

Audit Committee—The Audit Committee provides oversight of our accounting and financial reporting and disclosure processes; the adequacy of the systems of disclosure and internal control established by management; our compliance with legal and regulatory requirements; risk oversight and management generally; and the audit of our financial statements. Among other things, the Audit Committee: (i) retains, compensates, oversees and terminates the independent auditor and evaluates its qualifications, independence and performance; (ii) pre-approves all audit and any non-audit services performed by the independent auditor; (iii) reviews the results of the independent audit and internal audits as well as reports from our Chief Financial Officer, our Chief Accounting Officer, our Chief Ethics & Compliance Officer, our Director of Internal Audit, our Chief Digital &

Technology Officer and our General Counsel and Chief Risk Officer; (iv) reviews the independent auditor’s report describing our internal quality-control procedures and any material issues raised by the most recent internal quality-control review or any inquiry by governmental authorities; (v) in consultation with the independent auditor, management and internal auditors, reviews the integrity of our internal and external financial reporting processes; (vi) reviews financial statements and releases and guidance provided to analysts and rating agencies; (vii) reviews the Chief Ethics & Compliance Officer’s report on the effectiveness of our compliance with applicable ethical, legal, and regulatory requirements; (viii) reviews our cybersecurity readiness and other policies and procedures related to data governance; and (ix) establishes procedures to handle complaints regarding accounting, internal controls or auditing matters.

All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE and our Board’s Corporate Governance Guidelines. Our Board has determined that each member of the Audit Committee is financially literate as required under NYSE rules. Our Board has also determined that each of Dr. Tyson and Messrs. Feeny, Jenny and Yajnik meets the qualifications of an “audit committee financial expert” in accordance with SEC rules and that they have the requisite accounting, related financial management and/or other relevant expertise, as described under “Proposal 1—Elect Directors” beginning on page 8.

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CORPORATE GOVERNANCE

Compensation Committee—The Compensation Committee oversees the development and administration of our executive compensation policies, plans and programs, including reviewing and approving compensation of our executive officers and any compensation contracts or arrangements with our executive officers. In addition, the Compensation Committee reviews the performance of our executive officers, including our CEO. Each of the members of the Compensation Committee qualifies as a “non-employee director” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and each of them is also independent within the meaning of the listing standards and rules of the NYSE applicable to members of compensation committees. For additional information on the responsibilities and activities of the Compensation Committee, including the Compensation Committee’s processes for determining executive compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 30.

Governance Committee—The Governance Committee oversees our Board’s corporate governance procedures and practices, including the recommendations of individuals for service on our Board and recommendations to our Board regarding corporate governance matters and practices, including as to director compensation and directors’ and officers’ liability insurance. In addition, the Governance Committee consults with our CEO regarding management succession planning. All of the members of the Governance Committee are independent within the meaning of the listing standards and rules of the NYSE.

Executive Committee—The Executive Committee implements policy decisions of our Board and is authorized to act on our Board’s behalf between meetings of our Board, including by approving certain transactions within dollar thresholds established by our Board. The Executive Committee also engages in the periodic review of our balance sheet management, borrowings and capital markets activities.

Board Attendance at Annual Meeting of Stockholders

Although the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, it is the Board’s policy that all directors should attend these meetings. All of our incumbent directors attended our 2019 annual meeting of stockholders on May 17, 2019.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth in the table on page 19. None of Mses. Cobert and Goodman or Messrs. Gilyard, Lopez and Yajnik has ever been an officer or employee of the company or any of its subsidiaries. In addition, during 2019, none of our directors was employed as an executive officer of another entity where any of our executive officers served on that entity’s board of directors or compensation committee (or its equivalent).

Director Compensation

Our director compensation policy provides for the following annual compensation for each of our non-employee directors:

•	a $100,000 annual cash retainer payable in full upon commencement of the director’s term;

•

a restricted stock unit grant for a number of shares equal to $200,000 divided by the fair market value of our common stock on the date of grant, which shares vest in full on the earlier of the one-year anniversary of grant or the next annual meeting of stockholders;

•	the Chair of the Audit Committee receives an additional annual cash retainer of $25,000;
•	the Chair of the Compensation Committee receives an additional annual cash retainer of $20,000;

•	the Chair of the Governance Committee receives an additional annual cash retainer of $15,000; and

•	there are no board or committee meeting attendance fees.

In all cases, our non-employee directors may elect to receive shares of our common stock in lieu of cash payments (in like amounts). Non-employee directors who are appointed or elected off-cycle (i.e., outside an annual meeting) receive a pro rata portion of their cash retainer and restricted stock unit grant based on the length of their service until the next annual meeting.

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CORPORATE GOVERNANCE

Our non-employee directors are eligible to defer their compensation through our Deferred Compensation Plan, as described under “Executive Compensation—Summary of Plans, Programs and Agreements—Deferred Compensation Plan” on page 61. We also reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Employee directors do not receive any fees for attendance at meetings or for their service on our Board.

Our Board has also adopted stock ownership requirements that are applicable to non-employee directors. A description of these stock ownership requirements can be found under “Stock Ownership Requirements” on page 23.

The following table provides information regarding compensation earned during the fiscal year ended December 31, 2019 by each non-employee director for his or her Board and committee service. Robert E. Sulentic, who is our President and CEO, is not compensated for his role as a director. Compensation information for Mr. Sulentic is described under “Compensation Discussion and Analysis” beginning on page 30 and under “Executive Compensation” beginning on page 54. For stock awards in the table below, the dollar amounts indicated reflect the aggregate grant date fair value for awards granted during the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Brandon B. Boze	100,000	199,984	—	299,984
Beth F. Cobert	120,000	199,984	—	319,984
Curtis F. Feeny	125,000	199,984	—	324,984
Reginald H. Gilyard	100,000	199,984	—	299,984
Shira D. Goodman	100,000	199,984	—	299,984
Christopher T. Jenny	115,000	199,984	—	314,984
Gerardo I. Lopez	100,000	199,984	—	299,984
Paula R. Reynolds(4)	—	—	—	—
Laura D. Tyson	100,000	199,984	—	299,984
Ray Wirta	100,000	199,984	—	299,984
Sanjiv Yajnik	100,000	199,984	—	299,984
(1)

Includes fees associated with the annual Board service retainer and chairing a Board committee. Our non-employee directors may elect to receive shares of our common stock in lieu of cash payments (in like amounts). We reflect these “stock in lieu of cash” payments under the column titled “Fees Earned or Paid in Cash,” and not under the “Stock Awards” column.

(2)

This represents the grant date fair value under Financial Accounting Standards Board, Accounting Standards Codification (“ASC”), Topic 718, Stock Compensation, of all restricted stock units granted to the directors during 2019. See also Note 2 “Significant Accounting Policies” and Note 14 “Employee Benefit Plans” to our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for a discussion of the valuation of our stock awards.

(3)

Each of Mses. Cobert, Goodman and Dr. Tyson and Messrs. Boze, Feeny, Gilyard, Jenny, Lopez, Wirta and Yajnik was awarded 4,228 restricted stock units pursuant to our director compensation policy, valued at the fair market value of our common stock of $47.30 per share on the award date of May 17, 2019.

(4)	Ms. Reynolds did not stand for re-election at our May 2019 annual meeting and accordingly did not receive any compensation for her service as a director in 2019.

The table below shows the aggregate number of stock awards (i.e., restricted stock units) outstanding for each non-employee director as of December 31, 2019 (no option awards were outstanding on that date):

Name	Aggregate Number of Stock Awards Outstanding	Aggregate Number of Shares Underlying Options Outstanding
Brandon B. Boze	4,228	—
Beth F. Cobert	4,228	—
Curtis F. Feeny	4,228	—
Reginald H. Gilyard	4,228	—
Shira D. Goodman	4,228	—
Christopher T. Jenny	4,228	—
Gerardo I. Lopez	4,228	—
Paula R. Reynolds	—	—
Laura D. Tyson	4,228	—
Ray Wirta	4,228	—
Sanjiv Yajnik	4,228	—

CBRE - 2020 Proxy Statement	21

CORPORATE GOVERNANCE

Standards of Business Conduct and Corporate Governance Guidelines

Our Board has adopted a Standards of Business Conduct applicable to all directors, officers and employees that set forth our corporate values and ethical standards, including our commitment to respect, integrity, service and excellence. We are firmly committed to conducting business with the highest integrity and in compliance with the letter and spirit of the law. In addition, our Board has adopted Corporate Governance Guidelines, which set forth a framework within which our Board, assisted by its committees, directs our affairs.

Other key governance policies include:

•

Policy Regarding Transactions with Interested Parties and Corporate Opportunities. Our Board has adopted a related-party transactions and corporate opportunities policy that directs our Audit Committee to review and approve, among other things, potential conflicts of interest between us and our directors and executive officers. See “Related-Party Transactions—Review and Approval of Transactions with Interested Persons” on page 75.

•	Whistleblower Policy. We have a Whistleblower Policy that directs our Audit Committee to investigate complaints (received directly or through management) regarding:

–	deficiencies in or noncompliance with our internal accounting controls or accounting policies;

–	circumvention of our internal accounting controls;

–	fraud in the preparation or review of our financial statements or records;

–	misrepresentations regarding our financial statements or reports;
–	violations of legal or regulatory requirements; and

–	retaliation against whistleblowers.

•

Equity Award Policy. We have an Equity Award Policy that is designed to maintain the integrity of the equity award process and to ensure compliance with all applicable laws. The Equity Award Policy sets forth the procedures that must be followed in connection with employee awards and imposes stringent controls around any award made outside of the normal cycle. Our Equity Award Policy is described in greater detail under the heading “Compensation Discussion and Analysis—Other Relevant Policies and Practices—Equity Award Policy and procedures for equity grants” on page 49.

•

Compensation Clawback Policy. We have a policy that permits us, subject to the discretion and approval of our Board, to recover cash-based and performance-based-equity incentive compensation paid to any current or former “Section 16 officer” if there is a restatement of our financial results in certain circumstances. These circumstances are described in greater detail under “Compensation Discussion and Analysis—Other Relevant Policies and Practices—Compensation Clawback Policy” on page 49.

•

Anti-Corruption Policy. Our global Anti-Corruption Policy contains strict prohibitions on any employee or agent of the company offering or providing anything that could be perceived as a bribe to gain or maintain any business advantage.

Current copies of our Board’s Standards of Business Conduct, Corporate Governance Guidelines, Policy Regarding Transactions with Interested Parties and Corporate Opportunities, Whistleblower Policy, Equity Award Policy and Anti-Corruption Policy are available on our website and in print upon written request to our Investor Relations Department at CBRE Group, Inc., 200 Park Avenue, New York, New York 10166, or by email at investorrelations@cbre.com. If the Board grants any waivers from the Board’s Standards of Business Conduct to any of our directors or executive officers, or if we amend such policies, we will, if required, disclose these matters through the Investor Relations section of our website on a timely basis.

22	CBRE - 2020 Proxy Statement

CORPORATE GOVERNANCE

Stock Ownership Requirements

In order to align the interests of our Board members and executives with the interests of our stockholders, our Board has adopted stock ownership requirements for non-employee directors, and the Compensation Committee has adopted executive officer stock ownership requirements that are applicable to all of our Section 16 officers.

Non-Employee Directors. Each non-employee director has a target minimum common stock ownership requirement of five times the value of the annual stock grants made by us to the non-employee director pursuant to our then current director compensation plan. If at any time the target common stock ownership requirement is not satisfied, the director must retain the shares remaining after payment of taxes and exercise price upon exercise of stock options, the vesting of restricted stock or the settlement of vested restricted stock units, as applicable. Shares that count toward compliance with the requirements include: shares owned outright by the director (either directly or beneficially, e.g., through a family trust); and shares issued upon the settlement of vested restricted stock units. Shares that do not count toward achievement of the requirements include: (i) shares held by mutual or hedge funds in which the non-employee director is a general partner, limited partner or investor; (ii) unexercised outstanding stock options (whether or not vested); (iii) unvested/unearned restricted stock units or restricted stock; and (iv) shares transferred to a non-employee director’s employer pursuant to such employer’s policies.

Executive Officers. Depending on their positions, our executive officers have a target minimum common stock ownership requirement of two to five times their annual base salary. The CEO’s target minimum ownership requirement is five times his annual base salary, and the target minimum ownership requirement for our other named executive officers for 2019 is three times their annual base salary. If at any time an executive officer’s equity holdings do not satisfy these target minimum ownership requirements, depending on his or her position, the executive must retain 100% (for our CEO) or 75% (for our other named executive officers) of the shares remaining after payment of taxes and exercise price upon the exercise of stock options or upon the vesting of restricted stock or the settlement of vested restricted stock units, as applicable. Shares that count toward compliance with the requirements include: shares owned outright (either directly or indirectly); shares issued upon the settlement of vested restricted stock units; and allocated shares in other company benefit plans. Unexercised outstanding stock options (whether or not vested) and unvested/unearned restricted stock and restricted stock units do not count toward compliance with the requirements.

Corporate Responsibility

We view it as a priority to operate in an environmentally and socially responsible manner, and it is our practice to act responsibly in relationships with our stockholders, customers, suppliers, employees, communities and other stakeholders. The seven pillars of our Corporate Responsibility program are:

•	Environmental Sustainability;

•	People and Culture;

•	Workplace Safety and Wellbeing;

•	Communities and Giving;

•	Procurement;

•	Ethics and Compliance; and

•	Governance.

We believe that we can make the greatest impact by:

•	mitigating the impact of the built environment on climate change;

•	helping our employees to reach their full potential while providing a safe and ethical workplace; and
•	using our talent, energy and resources to improve the quality of our communities and the lives of others.

In 2019 and in early 2020, our corporate responsibility efforts were recognized with the following awards and accolades:

•

We were named to the Dow Jones Sustainability World Index in 2019 and included in the Dow Jones Sustainability Index – North America for the sixth year in a row. Inclusion in these indexes are based on an assessment of a company’s financially material environmental, social and governance (“ESG”) factors.

•

We remained a constituent of the FTSE4Good Index, which we have been a part of since 2014. The FTSE4Good Index Series is designed to measure the performance of companies demonstrating strong environmental, social and governance practices.

•

For the seventh consecutive year, we were named as one of the World’s Most Ethical Companies by Ethisphere Institute, a global leader in defining and advancing the standards of ethical business practices.

CBRE - 2020 Proxy Statement	23

CORPORATE GOVERNANCE

•

In 2020, we were listed #13 on Barron’s list of the 100 Most Sustainable Companies in the U.S., marking the third consecutive year of recognition. The 1,000 largest U.S. publicly held companies were considered for this recognition based on various environmental, social and governance performance indicators.

•

In 2019, we were listed at #23 in the Investor’s Business Daily (“IBD”) list of Top 50 Best ESG Companies. The list is comprised of companies with strong environmental, social and governance ratings from MSCI ESG Research and high IBD Composite Ratings, reflecting broad strength in earnings and share-price performance.

•	We were ranked #15 in Corporate Responsibility Magazine’s 2019 100 Best Corporate Citizens list, which recognizes outstanding environmental, social and governance transparency and performance.

•	We earned a place in the 2020 Bloomberg Gender-Equality Index (“GEI”). The public companies in the Bloomberg GEI support gender equality through policy development, representation and transparency.

•

We were named a Best Place to Work for LGBTQ Equality according to the Human Rights Campaign. CBRE received a perfect score on the 2020 Corporate Equality Index, a national benchmarking survey and report on corporate policies and practices related to LGBTQ workplace equality, for the seventh consecutive year.

•	We received a 2020 EPA ENERGY STAR® Partner of the Year – Sustained Excellence Award, marking the 13th consecutive year of ENERGY STAR recognition.

To learn more about our corporate responsibility and sustainability efforts, please view our Corporate Responsibility Report on www.cbre.com/responsibility. The information contained on or available through this website is not a part of, or incorporated by reference into, this Proxy Statement.

Stockholder Engagement

Throughout each year, management and members of our Board engage with a significant portion of our stockholders through a number of forums, including quarterly earnings presentations, our annual meeting, our annual Corporate Responsibility Report, investor conferences and web communications, as well as our SEC filings, our annual report and proxy statement.

We also have a formal corporate governance outreach program. This program covers a wide array of topics with a broad group of stockholders, and stockholder feedback is regularly provided to the Board and the company’s management. In 2019, topics of discussion included company strategy and performance, executive compensation, board diversity and refreshment, corporate governance policies and corporate responsibility and sustainability initiatives.

Communications with our Board

Stockholders and other interested parties may write to the Board Chair (who acts as the lead independent director), the entire Board or any of its members at CBRE Group, Inc., c/o Laurence H. Midler, Executive Vice President, General Counsel and Secretary, 400 South Hope Street, 25th Floor, Los Angeles, California 90071 or via email to larry.midler@cbre.com. The Board considers stockholder questions and comments to be important and endeavors to respond promptly and appropriately, even though the Board may not be able to respond to all stockholder inquiries directly.

The Board has developed a process to assist with managing inquiries and communications. The General Counsel will review any stockholder communications and will forward to the Chair of our Board, our Board or any of its members a summary and/or copies of any such correspondence that deals with the functions of our Board or committees thereof or that the General Counsel otherwise determines requires their attention. Certain circumstances may require that our Board depart from the procedures described above, such as the receipt of threatening letters or emails or voluminous inquiries with respect to the same subject matter.

24	CBRE - 2020 Proxy Statement

CORPORATE GOVERNANCE

Submission of Stockholder Proposals and Board Nominees

If you would like to include a proposal for stockholder consideration in our 2021 proxy statement or bring business before our annual meeting of stockholders in 2021, you must send notice to Laurence H. Midler, Secretary, CBRE Group, Inc., 400 South Hope Street, 25th Floor, Los Angeles, California 90071, by registered, certified, or express mail and provide the required information and follow the other procedural requirements described below.

Stockholder Proposals for Inclusion in the 2021 Proxy Statement. Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2021 annual meeting of stockholders must submit their proposals in accordance with that rule so that they are received by the Secretary at the address set forth above no later than the close of business on December 2, 2020. If the date of our 2021 annual meeting is more than 30 days before or after May 14, 2021, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.

Stockholder Director Nominations for Inclusion in the 2021 Proxy Statement. Our by-laws permit any stockholder, or group of up to 20 stockholders, who has beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit director nominations to be included in our proxy materials. The maximum number of director nominees included in our proxy pursuant to this process (known as “proxy access”) shall be the greater of (i) 20% of the total number of directors serving in office at the deadline for nominations (rounded down to the nearest whole number) and (ii) two. The notice required to nominate a director for the 2021 annual meeting through this proxy access process must be delivered to (or mailed to and received at) the address set forth above no later than February 13, 2021 and no earlier than January 14, 2021, unless our 2021 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, May 14, 2021, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2021 annual meeting and not later than the close of business on the later of the 90th day prior to the 2021 annual meeting or the 10th day after public announcement of the date of the 2021 annual meeting is first made. The notice must set forth the information required by our by-laws with respect to each proxy access director nomination that eligible stockholder or stockholders intend to present at the 2021 annual meeting and must otherwise be in compliance with our by-laws.

Other Stockholder Proposals or Nominations for Presentation at the 2021 Annual Meeting. If a stockholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8, the stockholder must give our Secretary written notice of the stockholder’s intent to do so and provide the information required by the provision of our by-laws dealing with stockholder proposals. In addition, our by-laws allow stockholders to nominate one or more persons for election as directors outside of the proxy access process described above (although doing so relieves the company of the obligation to include a director nominee in the proxy materials prepared for the relevant stockholders meeting). The notice of such a proposal or director nomination must be delivered to (or mailed to and received at) the address set forth above no later than February 13, 2021 and no earlier than January 14, 2021, unless our 2021 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, May 14, 2021, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2021 annual meeting and not later than the close of business on the later of the 90th day prior to the 2021 annual meeting or the 10th day after public announcement of the date of the 2021 annual meeting is first made. In the event that the number of directors to be elected at the annual meeting is increased and no public announcement naming all of the nominees or specifying the size of the increased Board has been made by February 3, 2021, then notice of a stockholder’s nomination to fill the new position or positions may be delivered to (or mailed to and received at) the address set forth above no later than the close of business on the 10th day after public announcement of such increase is first made. The requirements for such stockholder’s notice are set forth in our by-laws, which are posted in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. We will submit all candidates nominated by a stockholder pursuant to the procedures and requirements outlined in this “—Other Stockholder Proposals or Nominations for Presentation at the 2021 Annual Meeting” section to the Governance Committee for its review, and this submission may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with the foregoing process will be notified of the Governance Committee’s decision. The information contained on or accessible through our corporate websites is not part of or incorporated by reference into this Proxy Statement.

CBRE - 2020 Proxy Statement	25

PROPOSAL 2  RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2020. During 2019, KPMG LLP served as our independent accountant and reported on our consolidated financial statements for that year. KPMG LLP has been our independent auditor at all times since 2008.

The Audit Committee periodically considers whether to rotate our independent auditor in order to assure continuing auditor independence. The Board and the members of the Audit Committee believe that the continued retention of KPMG LLP as the company’s independent auditor in fiscal year 2020 is in the best interests of the company and its stockholders.

We expect that representatives of KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of KPMG LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If KPMG LLP’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate KPMG LLP’s engagement as our independent accountant without the approval of our stockholders whenever the Audit Committee deems termination appropriate.

Required Vote

Approval of this Proposal 2 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our 2020 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal. In the absence of instructions, your broker may vote your shares on this proposal. For more information, see “General Information about the Annual Meeting—Voting Instructions and Information—If you do not vote/effect of broker non-votes” beginning on page 78.

Recommendation

Our Board recommends that stockholders vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

26	CBRE - 2020 Proxy Statement

AUDIT AND OTHER FEES

The following table shows the fees for audit and other services provided by KPMG LLP for the fiscal years ended December 31, 2019 and 2018 (in millions):

Fees	Fiscal 2019	Fiscal 2018
Audit Fees	$13.4	12.5
Audit-Related Fees	3.0	2.7
Tax Fees	1.9	1.1
All Other Fees	—	—

Total Fees	$18.3	16.3

A description of the types of services provided in each category is as follows:

Audit Fees—Includes fees associated with the audit of our annual financial statements, review of our annual report on Form 10-K and quarterly reports on Form 10-Q, statutory audits, and consents and assistance with and review of registration statements filed with the SEC. In addition, audit fees include those fees related to KPMG LLP’s audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees—Includes fees associated with the audit of our employee benefit plans, accounting consultations related to GAAP and the application of GAAP to proposed transactions. In addition, audit-related fees include those fees related to KPMG LLP’s audit of the effectiveness of our internal controls over client accounting.

Tax Fees—Includes fees associated with tax compliance at international locations, domestic and international tax advice and planning and assistance with tax audits and appeals.

Audit Committee Pre-Approval Process

The Audit Committee is responsible for overseeing and approving our independent auditor’s fees, and pre-approves all audit and permissible non-audit services provided by our independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval process and the fees for the services performed to date. In certain one-off cases, the Audit Committee Chair (on behalf of the Audit Committee) may also pre-approve particular services, with that pre-approval subject to subsequent Audit Committee ratification.

Audit Committee Report

The Audit Committee consists of five directors, each of whom is independent under NYSE rules and applicable securities laws. The Board has determined that each member of the Audit Committee is financially literate as required under NYSE rules. Our Board has also determined that each of Dr. Tyson and Messrs. Feeny, Jenny and Yajnik meets the qualifications of an audit committee financial expert as described under “Corporate Governance—Board Meetings and Committees—Audit Committee” on page 19. The Audit Committee operates under a written charter adopted by the Board, a copy of which is published in the Corporate Governance section of the Investor Relations page of our website at www.cbre.com.

CBRE - 2020 Proxy Statement	27

AUDIT AND OTHER FEES

The Audit Committee assists the Board in fulfilling its responsibilities to our stockholders with respect to our independent auditors, our corporate accounting and reporting practices, risk oversight and the quality and integrity of our financial statements and reports. The Audit Committee is directly responsible for overseeing the appointment, compensation, retention and oversight of the work of our independent auditor, and the Audit Committee and its chair oversee the selection of our independent auditor’s lead engagement partner. In addition, the Audit Committee reviews and considers all potential related-party and corporate-opportunity transactions involving us and our directors and executive officers.

The Audit Committee discussed with our independent auditors the scope, extent and procedures for the fiscal 2019 audit. Following completion of the audit, the Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of our internal controls over financial reporting and the overall quality of our financial reporting.

Management is primarily responsible for our financial statements, reporting process and systems of internal controls. In ensuring that our management fulfilled that responsibility, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and an assessment of the work of the independent auditors.

The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with GAAP. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed by Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee received from the independent auditors written disclosures and a letter regarding their independence as required by applicable rules of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, discussed with the independent auditors their independence from us and our management and considered the compatibility of non-audit services with the auditors’ independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

In addition, the Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. The Board concurred with the selection of KPMG LLP. The Board has recommended to our stockholders that they ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints that we receive regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission of complaints by our employees received through established procedures of concerns regarding questionable accounting or auditing matters. The Audit Committee approved the establishment of an ethics and compliance program in 2004 and receives periodic reports from our Chief Ethics & Compliance Officer regarding that program.

Audit Committee

Curtis F. Feeny, Chair

Shira D. Goodman

Christopher T. Jenny

Laura D. Tyson

Sanjiv Yajnik

Notwithstanding any statement in any of our filings with the SEC that might be deemed to incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Audit Committee is not incorporated into any such filings.

28	CBRE - 2020 Proxy Statement

PROPOSAL 3  ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board is committed to excellence in governance and recognizes the interest of our stockholders in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, we are asking you to approve, on an advisory basis, a resolution on the compensation of the named executive officers as reported in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our 2019 executive compensation program and policies for our named executive officers. The Board has adopted a policy providing for annual “say on pay” advisory votes. Accordingly, the next “say on pay” vote will occur at our annual meeting of stockholders in 2021.

In deciding how to vote on this proposal, our Board encourages you to review the “Compensation Discussion and Analysis” in this Proxy Statement beginning on page 30 for a detailed description of our executive compensation philosophy and programs.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that was paid in 2019 to our named executive officers resulting from our compensation objectives, policies and practices as described in this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

We received strong support for our executive compensation from our stockholders at our 2019 annual meeting of stockholders, at which approximately 95% of the votes cast on the “say on pay” proposal were in favor of the 2018 compensation that we paid to our named executive officers. In addition, stockholders that we engaged with as part of our outreach program generally reported that executive compensation was viewed as well-aligned with performance.

Our executive compensation program is designed to reinforce our corporate strategy and to attract and retain accomplished and high-performing executives and to motivate those executives to consistently achieve short- and long-term goals consistent with and in furtherance of our corporate strategy. To achieve this goal, we have designed an executive compensation program based on the following principles:

•

Paying for performance—A significant portion of each executive’s potential compensation is “at risk,” with incentive programs tied to financial metrics and strategic performance objectives. The financial objectives may be at the global company level, or based on a combination of global and segment performance, depending on the executive’s position.

•

Alignment with the interests of stockholders—Equity awards (including those tied to our financial performance) and promoting stock ownership align our executives’ financial interests with those of our stockholders.

•	Attracting and retaining top talent—The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives.

•	Transparency and corporate governance—It is critical to us that we are transparent and reflect best practices in corporate governance when establishing our executive compensation.

The text of the resolution in respect of Proposal 3 is as follows:

RESOLVED, that the compensation paid to our named executive officers for 2019 set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved on an advisory basis.

Required Vote

Approval of this Proposal 3 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our 2020 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal. A broker non-vote will not count as “present,” and so will have no effect in determining the outcome with respect to this proposal.

Recommendation

Our Board recommends that stockholders vote “FOR” the advisory approval of the compensation of our named executive officers for the fiscal year ended December 31, 2019.

CBRE - 2020 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, provides you with detailed information regarding the material elements of compensation paid to our executive officers, including the considerations and objectives underlying our compensation policies and practices. Although our executive compensation program is generally applicable to all of our executive officers, this CD&A focuses primarily on the program as applied to the following executives (whom we refer to as “named executive officers”):

Robert E. Sulentic	President and CEO
Leah C. Stearns(1)	Chief Financial Officer
James R. Groch(2)	Global Group President and Chief Investment Officer
Michael J. Lafitte(3)	Global Chief Executive Officer—Real Estate Investments
William F. Concannon(4)	Global Group President, Clients and Business Partners
John E. Durburg(5)	Global Chief Executive Officer—Global Workplace Solutions
(1)	Ms. Stearns joined our company in May 2019.

(2)	Mr. Groch served as our Chief Financial Officer and Chief Investment Officer until May 15, 2019, at which time he became our Global Group President and Chief Investment Officer.

(3)

During 2019, Mr. Lafitte served as our Global Chief Executive Officer—Advisory Services. On November 14, 2019, we announced his new role as Global Chief Executive Officer—Real Estate Investments, effective January 1, 2020.

(4)

During 2019, Mr. Concannon served as our Global Chief Executive Officer—Global Workplace Solutions. On November 14, 2019, we announced his new role as Global Group President, Clients and Business Partners, effective January 1, 2020.

(5)

During 2019, Mr. Durburg served as our Global Chief Operating Officer. On November 14, 2019, we announced his new role as Global Chief Executive Officer—Global Workplace Solutions, effective January 1, 2020.

2019 Executive Summary

Business Highlights

In fiscal year 2019, we delivered strong results. Some highlights are as follows:

•	Our revenue totaled $23.9 billion, up 12% from 2018.

•	Our fee revenue totaled $11.9 billion, up 9% from 2018.[3,4]

•	On a GAAP basis, net income for 2019 increased 21% to $1.3 billion and earnings per diluted share rose 22% to $3.77 per share.

•	Our adjusted net income was $1.3 billion, up 12% from 2018.[4]

•	Our adjusted EPS was $3.71, up 12% from 2018.[4]

•	Our adjusted EBITDA was $2.1 billion, up 8% from 2018.[4]

•	We generated revenue from a highly-diversified base of clients. In 2019, our client roster included over 90 of the Fortune 100 companies.

•

During 2019, we acquired Telford Homes Plc, a leading U.K. developer of multifamily residential properties in the London area. We also acquired a leading advanced analytics software company based in the United Kingdom, a commercial and residential real estate appraisal firm headquartered in Florida, our former affiliate in Omaha, a project management firm in Australia, a valuation and consulting business in Switzerland, a leading project management firm in Israel, a full-service real estate services firm in San Antonio with a focus on retail, office, medical office and land, and a debt-focused real estate investment management business in the United Kingdom.

3        Fee revenue is gross revenue less both client reimbursed costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients.

4        For supplemental financial data and a corresponding reconciliation of (i) revenue computed in accordance with GAAP to fee revenue, (ii) net income computed in accordance with GAAP to adjusted net income and to adjusted EPS, and (iii) net income computed in accordance with GAAP to adjusted EBITDA, in each case for the fiscal years ended December 31, 2019 and 2018, please see Annex A to this Proxy Statement.

30	CBRE - 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

•

We have been voted the most recognized commercial real estate brand in the Lipsey Company survey for 19 years in a row (including 2020). We have also been rated a World’s Most Ethical Company by the Ethisphere Institute for seven consecutive years (including 2020), and are included in the Dow Jones World Sustainability Index and the Bloomberg Gender Equality Index.

Like most businesses, we are currently faced with unprecedented challenges due to the coronavirus pandemic. In these highly uncertain times, it is important to know that we have built an operating model and balance sheet that we believe can help us navigate through difficult circumstances. We ended 2019 in a strong financial position with low leverage, high liquidity, considerable cash flow and significant geographic and business line diversification. Thus, while the coronavirus pandemic will have unforeseen consequences for our company and industry, we believe we have built a resilient business that is prepared to weather the current crisis.

The following charts highlight our growth in GAAP net income, GAAP EPS, adjusted EBITDA, adjusted net income and adjusted EPS for 2019 relative to 2018:

Executive Compensation Highlights

We achieved strong overall financial and operational performance in 2019 over 2018. Historically, our Board has set aggressive targets to achieve strategic growth and increase stockholder value consistent with stockholder expectations of growth in profits each year, and our 2019 operating plan assumed continued solid growth over 2018. In 2019, we outperformed our internal growth target on a global basis and for our Advisory Services and Global Workplace Solutions segments. As we describe in greater detail in this CD&A, our overall performance directly impacted a portion of the compensation of all of our named executive officers. The performance of our Advisory Services segment directly impacted a portion of the compensation for Michael J. Lafitte (who served as our Global CEO—Advisory Services during 2019) and the performance of our Global Workplace Solutions segment directly impacted a portion of the compensation for William F. Concannon (who served as our Global CEO—Global Workplace Solutions during 2019).

Our executive compensation program is designed to reinforce our corporate strategy, to attract and retain accomplished and high-performing executives and to motivate those executives to consistently achieve short- and long-term goals consistent with our corporate strategy. Our pay philosophy emphasizes pay-for-performance through significant variable compensation tied to accomplishment of financial and strategic objectives. Due to our solid overall financial and operational performance in 2019, and after giving effect to each executive’s strong performance on their respective strategic objectives, the total direct cash compensation earned in respect of 2019 was above the target amounts established for Mr. Sulentic, Ms. Stearns and Messrs. Lafitte, Concannon and Durburg.

Summarized on page 33 are the key components of our executive compensation program established and administered by the Board’s Compensation Committee (referred to in this CD&A as the “Committee”) with respect to our executive compensation program for the named executive officers for 2019.

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COMPENSATION DISCUSSION AND ANALYSIS

As part of the review of target annual compensation, and after consultation with the Committee’s independent compensation consultant and consideration of market compensation data, in early 2019, the Committee approved increases to Mr. Durburg’s annual base salary, target annual performance award and annual long-term equity target. These increases reflect Mr. Durburg’s strong performance and his promotion in 2019 to Global Chief Operating Officer. The Committee

also approved an increase to Mr. Sulentic’s annual long-term equity target. The increase reflects Mr. Sulentic strong performance as well as better alignment relative to his respective market peers and other CBRE global executives.

Lastly, Ms. Stearns joined the company as our Chief Financial Officer in May 2019. Information regarding the terms of Ms. Stearns’ employment can be found on page 55 under “Executive Management—Employment Agreements.”

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COMPENSATION DISCUSSION AND ANALYSIS

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Compensation Component	Description and Purpose	Committee Actions for 2019
Base Salary

• Provides a level of fixed compensation necessary to attract and retain senior executives.

• Set at a level that recognizes the skills, experience, leadership and individual contribution of each executive as well as the scope and complexity of the executive’s role, giving due consideration to appropriate comparator group benchmarking.

• In 2019, the Committee increased Mr. Durburg’s base salary to $700,000 (an increase of $50,000), to reflect his strong performance and his promotion in 2019 to Global Chief Operating Officer.

• Ms. Stearns’ base salary of $700,000 was established in her offer letter in connection with her recruitment to join our company.

• The other named executive officers did not receive base salary increases for 2019.

Annual Performance Awards

• Variable cash incentive opportunity tied to achievement of financial and individual strategic objectives.

• The financial performance measure that determined a significant portion of each executive’s 2019 earned award was the company’s global adjusted EBITDA. Messrs. Lafitte and Concannon’s awards were also impacted by adjusted EBITDA generated by the Advisory Services segment and the GWS segment, respectively.

• In 2019 the Committee used adjusted EBITDA to establish financial performance objectives in order to effectively tie compensation to our operating results. We believe that adjusted EBITDA is an appropriate measure to evaluate our operating performance because it focuses on profitability but excludes certain items that management does not consider directly indicative of the company’s ongoing performance.

• Each executive had a target cash performance award opportunity, which is initially funded depending on the company’s financial performance (the “financial adjustment factor”). Fifty percent of the funded amount may be further adjusted up or down (+50%/-100%) based on the executive’s personal performance (the “strategic adjustment factor”).

• In 2019, the Committee increased Mr. Durburg’s target annual performance award to $1,000,000 (an increase of $250,000), to reflect his promotion in 2019 to Global Chief Operating Officer.

• Ms. Stearns’ target annual performance award of $1,000,000 was established in her offer letter in connection with her recruitment to join our company. The payout of Ms. Stearns’ 2019 annual bonus was prorated based on her start date and was guaranteed to pay out at not less than the prorated amount of her target bonus.

• 2019 target annual performance award opportunities for the other named executive officers were unchanged.

• Global Adjusted EBITDA for 2019 was $2.1 billion, which was above the target level and resulted in a financial adjustment factor of 105%. Adjusted EBITDA for our Advisory Services segment was $1.5 billion, which was above target, and resulted in a financial adjustment factor of 112.3%. Adjusted EBITDA for our Global Workplace Solutions segment was $424.0 million, which was also above target, and resulted in a financial adjustment factor of 110.9%. The financial adjustment factor for Ms. Stearns and Messrs. Sulentic, Groch and Durburg was based solely on Global Adjusted EBITDA. Global Adjusted EBITDA comprised 75% of the financial adjustment factor for Mr. Lafitte and Adjusted EBITDA for our Advisory Services segment determined the other 25%. Global Adjusted EBITDA comprised half of the financial adjustment factor for Mr. Concannon and Adjusted EBITDA for our Global Workplace Solutions segment determined the other half.

• In 2019, the Committee approved a change to the company’s bonus calculation methodology. Pursuant to the revised methodology, the portion of the initially funded bonus amount that is further adjusted based on the executive’s personal performance was increased from 20% to 50%.

• For more detail on each named executive officer’s target bonus opportunity and the performance factors considered in determining actual earned bonuses for 2019, please refer to the discussion beginning on page 39 in this CD&A.

Annual Long-Term Incentives

• Annual grants of restricted stock units intended to align the interests of our executives with those of stockholders over a multi-year period, and to support executive retention objectives.

• In 2019, our CEO was granted one-third of his target annual long-term incentive award value in the form of a Time Vesting Equity Award, and two-thirds in the form of an Adjusted EPS Equity Award. Our other named executive officers were granted two-thirds of their target annual long-term incentive award value in the form of a Time Vesting Equity Award, and one-third of their target award value in the form of an Adjusted EPS Equity Award. (We describe these two types of awards in greater detail under the heading “Components of Our Program—Elements of our compensation program” on page 44).

• In 2019, the Committee increased the target annual equity award for the following executives, to reflect their strong performance, to better align with market rates, and in the case of Mr. Durburg, to reflect his promotion to Global Chief Operating Officer:

– Mr. Sulentic to $10,000,000 (an increase of $3,200,000).

– Mr. Durburg to $2,200,000 (an increase of $800,000).

• Ms. Stearns’ target annual equity award for 2019 of $2,200,000 was established in her offer letter in connection with her recruitment to join our company but is also prorated based on her start date.

• 2019 target annual equity awards for the other named executive officers were unchanged from 2018.

• The Adjusted EPS Equity Awards granted in 2018 and held by each of our named executive officers other than Ms. Stearns were earned at 200% of target, based on our cumulative Adjusted EPS of $6.99 for 2018 and 2019. Such awards will vest in February 2021, subject to each executive’s continued service.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Component	Description and Purpose	Committee Actions for 2019

• In 2020, our CEO’s target annual long-term incentive award was granted in the same mix between Time Vesting Equity Awards, and Adjusted EPS Equity Awards. Our other named executive officers were granted half of their target annual long-term incentive award value in the form of a Time Vesting Equity Award, and the other half of their target award value in the form of an Adjusted EPS Equity Award.

Corporate Governance Highlights

Compensation and Corporate Governance Policies and Practices
• Independence

100% of our Compensation Committee members are independent. The Committee engages its own compensation consultant and confirms each year that the consultant has no conflicts of interest and is independent.

• No Hedging

We have a policy that prohibits all directors, executive officers and other designated insiders from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in hedging or other derivative transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

• Compensation Clawback Policy

We have a “compensation clawback policy” that permits the company, subject to the discretion and approval of our Board, to recover cash-based and performance-based-equity incentive compensation paid to any current or former “Section 16 officer” if there is a restatement of our financial results in certain circumstances. These circumstances are described in greater detail in this CD&A under the heading “Other Relevant Policies and Practices—Compensation Clawback Policy” on page 49.

• Stock Ownership Requirements

We have stock ownership requirements for directors and our executive officers that require retention of threshold amounts of the net shares acquired upon the exercise of stock options, the vesting of restricted stock or the settlement of vested restricted stock units until required ownership levels are met. The stock ownership requirements for our named executive officers are set forth in this CD&A under “Other Relevant Policies and Practices—Equity Ownership Policy” on page 48.

• Equity Award Policy

We have an Equity Award Policy that is designed to maintain the integrity of the equity award process and to ensure compliance with all applicable laws. The Equity Award Policy sets forth the procedures that must be followed in connection with employee awards and imposes stringent controls around any award made outside of the normal cycle. Our Equity Award Policy is described in greater detail in this CD&A under the heading “Other Relevant Policies and Practices—Equity Award Policy and procedures for equity grants” on page 49.

• No “Single Trigger” Change of Control Payments

We do not have employment contracts, plans or other agreements that provide for “single trigger” change of control payments or benefits (including automatic accelerated vesting of equity awards upon a change of control only) to any of our named executive officers.

• No Special Perquisites

Our named executive officers receive no special perquisites or other personal benefits, unless such benefits serve a reasonable business purpose, such as benefits specifically relating to healthcare and insurance.

• No Tax Gross-Ups

As a policy matter, we do not provide tax gross-ups to our named executive officers, other than in connection with tax liabilities incurred with relocations and, if applicable, expatriate tax equalization.

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COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Objectives of Our Executive Compensation Program

Compensation plays a vital role in supporting short- and long-term business objectives that ultimately drive business success. We believe that our compensation programs should reinforce our corporate strategy and focus our executives on creating sustainable long-term stockholder value. As a result, we reward our executives for annual and long-term business performance based on global company and/or segment financial performance as well as based on progress against individual strategic performance objectives.

The Committee establishes and administers our executive compensation program. The primary objectives of the program are to attract and retain accomplished and high-performing executives and to motivate those executives to consistently achieve short- and long-term goals consistent with our corporate strategy. These short- and long-term compensation incentives are designed to:

•

Link pay to performance—We place a significant portion of each executive officer’s potential compensation “at risk,” with incentive programs tied to financial and strategic performance objectives. Depending on the executive’s position, the financial objectives may be at the global level (i.e., based on our global consolidated results) or based on a combination of global company and segment performance. Depending on the achievement of these financial and strategic objectives, the resulting payout could be above, at or below target amounts. In addition, all of our long-term incentives have a performance component in that the ultimate value of those incentives depends upon our stock price over a multi-year period. We seek to further link our long-term incentives to our financial results and stockholder returns by awarding a combination of Adjusted EPS Equity Awards and Time Vesting Equity Awards. The one-time Strategic Equity Award granted in 2017 (and to Ms. Stearns upon her commencement of employment with us in 2019) is also strongly performance-based, with the payout on two-thirds of the award driven by the extent to which the company achieves rigorous cumulative Adjusted EPS and total shareholder return performance hurdles relative to the S&P 500 over a six-year performance period. Such performance awards will not vest unless the company’s performance on the relevant metric exceeds 50th percentile performance. These awards are further described under the heading “Components of Our Program—Elements of our compensation program—One-Time Strategic Equity Award” beginning on page 45.

•

Align the interests of our executives with those of our stockholders—We seek to instill a sense of ownership in the company through equity-based awards and stock ownership requirements applicable to our directors and executives. Equity awards align an executive’s financial interests with those of our stockholders by creating incentives to preserve and increase stockholder value as well as achieve solid financial results for our stockholders over a multi-year period.

•

Attract and retain top leadership talent—To successfully execute our business strategy, we must attract and retain top talent in our industry. This requires us to provide our executives with compensation opportunities at a level commensurate with other organizations competing for their talents.

•

Be transparent and reflect best practices in corporate governance—In addition to implementing compensation programs that are easily understood and tracked, we have adopted specific policies and practices that are designed to further align executive compensation with long-term stockholder interests as described under “Corporate Governance Highlights” on page 34.

How We Make Compensation Decisions

Our Compensation Committee

At the beginning of each performance year, the Committee determines the appropriate target levels of each component of compensation and establishes annual financial and strategic performance objectives for each executive officer based on factors the Committee deems relevant in its business judgment. Following year-end, performance relative to these objectives is measured, and individual annual performance awards are then determined. When establishing target compensation levels and annual performance objectives the Committee may consider such factors as they deem relevant, including:

•	Industry and market conditions;

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COMPENSATION DISCUSSION AND ANALYSIS

•	The company’s financial performance (i.e., based on our global consolidated results and/or segment results);

•	The company’s global and segment performance relative to competitors;

•	Our Board-approved annual operating plan and related strategy and objectives;

•	Individual factors, including performance and expectations, responsibilities, experience, retention risk, succession planning, prior compensation and positioning among other senior executives;

•	Overall effectiveness of the compensation program in achieving, measuring and rewarding desired performance levels;
•	The results of our annual “say on pay” vote from the prior year’s annual meeting of stockholders;

•	Advice from the Committee’s independent compensation consultant;

•	Market compensation data among comparable companies; and

•	Current and evolving practices and trends among comparable companies.

These factors may vary from year to year based upon the Committee’s subjective business judgment reflecting its members’ collective experience.

Our Chief Executive Officer

Our CEO meets with the Committee and its independent compensation consultant to provide perspective about us and our industry that may be helpful in conducting an accurate survey of relevant market data from time to time. In addition, our CEO makes recommendations on non-CEO executive compensation and reviews and provides the Committee with commentary on the competitive pay information regarding non-CEO executive compensation contained in the consultant’s report to the Committee. At the invitation of the Committee, our CEO also attends meetings when the performance of other executive officers is discussed. During these meetings, our CEO provides an assessment of those executives’ performance and recommends a payout percentage with respect to the strategic objectives portion of the annual performance bonus for each of those executive officers. The Committee makes all ultimate compensation decisions with respect to our executive officers (including for our CEO), incorporating both the feedback from its independent compensation consultant and our CEO. Our CEO does not attend Committee discussions where the Committee evaluates his performance or sets his compensation.

The Committee’s Independent Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant. FW Cook reports directly to the Committee, attends meetings and provides advice to the Committee Chair. FW Cook prepares analyses for the Committee based on its review of market data that it believes to be relevant, including compensation levels at, and the financial performance of, a comparator group of companies identified for the relevant period. FW Cook meets with the Committee and with management to solicit input on job scope, performance, retention issues and other factors that it views as relevant. FW Cook then prepares reports for the Committee with respect to management recommendations as to compensation opportunities of the applicable executive officers and the reasonableness of such recommendations. FW Cook also advises the Committee on compensation-related developments and best practices.

FW Cook has not provided the company any services other than the services that it provided to the Committee. After considering, among other things, the other factors described elsewhere in this Proxy Statement with respect to FW Cook’s work for the Committee and (i) the absence of any business or personal relationship between FW Cook and any member of the Committee or any of our executive officers, (ii) a certification from FW Cook that it does not trade in our securities, (iii) FW Cook’s Independence Policy that is reviewed annually by its board of directors, and (iv) FW Cook’s policy of proactively notifying the Committee chair of any potential or perceived conflicts of interest, the Committee has concluded that FW Cook is independent and that its work does not raise any conflict of interest.

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COMPENSATION DISCUSSION AND ANALYSIS

Comparative Market Data

We seek to offer total compensation competitive with the market in which we compete for executive talent. For some positions, this market is broader than the commercial real estate services and investment industry in which we operate. Accordingly, the Committee periodically reviews comparator company compensation data, general industry compensation survey data and recommendations from the Committee’s independent compensation consultant to understand whether our executive compensation is reasonable and competitive.

For certain executives, the Committee examines target compensation levels against business services sector comparators and a broad group of non-manufacturing companies, including those that the Committee considers to be our most comparable public company competitors. This group changes from time to time, and for 2019 executive-compensation-planning purposes it consisted of the following companies:

AECOM	Jones Lang LaSalle Incorporated
Aon plc	ManpowerGroup Inc.
Brookfield Asset Management Inc.	Marsh & McLennan Companies, Inc.
Cognizant Technology Solutions Corporation	Realogy Holdings Corp
DXC Technology Company	Waste Management, Inc.
Fidelity National Financial, Inc.	Willis Group Holdings plc
Fluor Corporation	Xerox Corporation
Jacobs Engineering Group Inc.

The group of companies listed above includes business services companies outside our industry, with stature, size and complexity that are generally similar to our own, in recognition of the fact that all of our direct competitors are smaller than us and/or are non-public organizations, and competition for certain senior management talent is not limited to our industry. We believe that the compensation paid by the comparator group, taken as a whole, serves as one appropriate reference for our executive compensation, and we do not target any particular compensation percentile within the comparator group when setting executive compensation.

The Committee considers market compensation data that it believes to be reliable and relevant when establishing executive compensation targets. As one factor in setting compensation targets for our CEO, the Committee examines data for comparable positions in the comparator group described above, which indicates, for example, that our CEO’s base salary and annual incentive targets should be significantly more than those of the next highest paid company executive. This is partly a function of competitive market data, which indicates that chief executive officers are paid significantly higher than other executives, but it also reflects the Committee’s view that our CEO bears ultimate responsibility for our global results and our overall success, such that his compensation opportunity should be set higher. Because reliable comparative data for other positions that might be specific to our business, such as a business-line chief executive officer, is not broadly available from the comparator group, the Committee also reviews compensation data from the comparator group for the most comparable level positions (e.g., 2nd or 3rd highest paid), as well as other data from outside the identified comparator group that it considers to be a reliable indicator of market compensation levels for those positions. As noted above under “—How We Make Compensation Decisions—Our Compensation Committee” on page 35, market compensation data is only one of many factors considered by the Committee when setting the compensation mix and levels for any particular executive. The actual factors considered by the Committee may vary from year to year based upon the Committee’s subjective business judgment reflecting its members’ collective experience.

Say on Pay Results

The Committee also considers the results of annual stockholder advisory votes on the compensation of our named executive officers in connection with the discharge of its responsibilities. We received strong support for our executive compensation from our stockholders at our 2019 annual meeting of stockholders, at which approximately 95% of the votes cast on the “say on pay” proposal were in favor of the 2018 compensation for our named executive officers. At the

2020 Annual Meeting, we will again hold an advisory vote to approve our named executive officer compensation for 2019. See “Proposal 3—Advisory Vote on Executive Compensation” on page 29. The Committee will continue to consider the results of these annual advisory votes in evaluating our executive compensation policies and programs.

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COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Outreach

In 2019, we continued our stockholder outreach program and sought feedback from stockholders on a variety of topics, including company strategy and performance, executive compensation, board diversity and refreshment, corporate governance policies, corporate responsibility and sustainability initiatives. With respect to executive compensation, stockholders generally reported that executive compensation was viewed as well-aligned with performance. The Committee endeavors to incorporate feedback from our stockholders into our annual compensation decisions.

Compensation Risk Assessment

The Committee annually reviews the risks that may arise from our compensation programs, and in 2019, we undertook a comprehensive assessment of risk relating to those programs. Our management prepared a detailed inventory of all of our compensation programs, and FW Cook, on behalf of the Committee, worked with our management to analyze each program’s design to determine whether the program creates or encourages excessive or inappropriate risk taking. Based on this review and analysis, we and the Committee have concluded that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on us.

Components of Our Program

Elements of our compensation program

The compensation program for our named executive officers consists primarily of three elements, which are described in more detail below:

•	Base salary;

•	Annual performance awards (paid in cash); and

•	Long-term equity-based incentives (granted with time-based and performance-based vesting conditions).

We endeavor to attract, motivate and retain exceptional individuals with demonstrated leadership and other capabilities required to implement innovative business initiatives, while concurrently encouraging those leaders to work towards ambitious long-term business objectives. We further seek to customize our pay practices based on individual performance, leadership and potential, as well as global company and segment results. We assess our executives in the context of a methodical performance management process. We believe that our pay practices support all of these efforts.

A significant percentage of our executive officers’ annual compensation package is variable, consisting of annual cash performance awards and long-term equity-based incentives. As shown in the charts below, for 2019, the targeted annual cash performance awards and long-term equity incentives comprised approximately (i) 92% of total target direct compensation for our CEO and (ii) on average 86% of total target direct compensation for our CEO together with our other named executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

We provide competitive base salaries that allow us to attract and retain a high-performing leadership team at a reasonable level of fixed costs. Base pay levels generally reflect a variety of factors, such as the executive’s skill and experience, the seniority of the position, the difficulty of finding a replacement, affordability and the positioning of the base pay against market salary levels and against base salaries of other senior executives at the company. Base salaries are generally reviewed annually during the first quarter of the year but may also be reviewed at other times if an executive officer’s responsibilities have materially changed or other special circumstances so warrant.

In 2019, the Committee established the annual base salaries for our named executive officers as set forth in the table below. For additional information regarding the base salaries (and the reasons for any associated increases) of our named executive officers for 2019, see the heading entitled “2019 Executive Summary—Executive Compensation Highlights” beginning on page 31.

Name	2019 Base Salary	Change from 2018
Robert E. Sulentic President and Chief Executive Officer	$1,000,000	No change.
Leah C. Stearns Chief Financial Officer	$700,000	N/A. Ms. Stearns joined the company in May 2019.
James R. Groch Global Group President and Chief Investment Officer	$770,000	No change.
Michael J. Lafitte Global Chief Executive Officer—Real Estate Investments	$735,000	No change.
William F. Concannon Global Group President, Clients and Business Partners	$700,000	No change.
John E. Durburg Global Chief Executive Officer—Global Workplace Solutions	$700,000	Increased in 2019 by $50,000, to reflect his promotion in 2019 to Global Chief Operating Officer.

Annual Performance Awards

In 2019, the Committee granted annual performance awards to our executive officers under our Executive Bonus Plan, or EBP. Within the framework of the EBP, the Committee establishes target and maximum award opportunities and corresponding performance goals and determines actual payouts thereunder for our executives. The EBP is designed to motivate and reward executives by aligning pay with annual performance, and the amount of an award thereunder is measured by the executive’s success against a combination of challenging financial and strategic performance objectives established by the Committee. In addition, we may determine in any year to pay an award under the EBP in cash, or in the form of company stock or other non-cash forms of compensation.

Annual EBP Target Award

In 2019, the Committee established annual performance award targets for our named executive officers under the EBP as set forth in the table below. For additional information regarding the annual performance award targets (and the reasons for any associated increases) of our named executive officers for 2019, see the heading entitled “2019 Executive Summary—Executive Compensation Highlights” beginning on page 31.

Name	2019 EBP Target Awards	Change from 2018
Robert E. Sulentic President and Chief Executive Officer	$2,000,000	No change.
Leah C. Stearns Chief Financial Officer(1)	$1,000,000	—
James R. Groch Global Group President and Chief Investment Officer	$1,155,000	No change.
Michael J. Lafitte Global Chief Executive Officer—Real Estate Investments	$1,100,000	No change.
William F. Concannon Global Group President, Clients and Business Partners	$1,050,000	No change.
John E. Durburg Global Chief Executive Officer—Global Workplace Solutions	$1,000,000	Increased in 2019 by $250,000 to reflect his promotion in 2019 to Global Chief Operating Officer.

(1)	Ms. Stearns joined our company in May 2019; her EBP target award reflects an annualized amount.

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COMPENSATION DISCUSSION AND ANALYSIS

2019 Adjusted EBITDA Target under the EBP

The Committee used adjusted EBITDA5 when establishing 2019 financial performance targets under the EBP to effectively tie compensation to our operating results. We believe that adjusted EBITDA is an appropriate measure to evaluate our operating performance because it focuses on profitability but excludes certain items that management does not consider directly indicative of the company’s ongoing performance. We believe sustained growth in profitability over time significantly correlates to value creation for our stockholders. As such, we seek to appropriately align our executives’ compensation to performance of the portions of our business where they have the most direct impact. For our CEO and other corporate executives with enterprise-wide roles, their 2019 financial performance targets were based on adjusted EBITDA for our global business (measured against plan). For our executives who run our business segments, their 2019 financial performance targets were based on adjusted EBITDA at both the global level and at the segment level (measured against plan). We believe that this combined measurement encourages our executives to collaborate across and contribute to the success of our entire enterprise, while also holding executives accountable for the results of the segment they lead.

Following year-end, our actual financial performance is then compared to the targeted financial performance. For our executives to be eligible to receive any award under the EBP for 2019, our actual financial performance had to exceed 70% of the applicable target for adjusted EBITDA (as indicated in the table below). Performance at the target level for adjusted EBITDA would have resulted in a 100% financial adjustment factor (i.e., no premium or discount applied to the EBP target award), and performance at 130% or greater of the target level for adjusted EBITDA would have resulted in a 200% financial adjustment factor. The financial adjustment factor for performance between 70% and 130% of the target level is linearly interpolated. For example, in 2019 our adjusted EBITDA at the global level was 101.5% of target (resulting in a 105% financial adjustment factor to the portion of the EBP target subject to global performance); adjusted EBITDA for our Advisory Services segment was 103.7% of target, resulting in a 112.3% financial adjustment factor which was applied to 25% of the EBP target for Mr. Lafitte (who served as our Global CEO—Advisory Services during 2019); and adjusted EBITDA for our Global Workplace Solutions segment was 103.3% of target, resulting in a 110.9% financial adjustment factor which was applied to 50% of the EBP target for Mr. Concannon (who served as our Global CEO—Global Workplace Solutions during 2019).

For 2019, the preliminary 2019 EBP award for our named executive officers was initially funded based on the extent to which they met their financial performance objectives. Fifty percent of such initial funding was then modified depending on performance against individual strategic objectives (as discussed below), subject to an overall maximum payout of 200% of the executive’s target under the EBP. In 2019, the Committee increased to 50% (from 20%) the portion of the initially funded EBP award that could be modified by individual performance objectives. This change was made because the Committee believes that strategic accomplishments and individual performance should have a greater impact on bonus payouts for our most senior executives who are charged with driving our corporate strategy.

5      For additional information on adjusted EBITDA, please see footnote (3) under “Proxy Summary Information” on page 2.

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COMPENSATION DISCUSSION AND ANALYSIS

The 2019 adjusted EBITDA targets for our named executive officers, as compared to actual adjusted EBITDA in 2019, were as follows:

	Target for 2019 adjusted EBITDA (in millions)		Actual 2019 adjusted EBITDA (in millions)		Actual Achievement Against Target		Financial Adjustment Factor		Relevant Business Objective Weighting
Robert E. Sulentic President and Chief Executive Officer Leah C. Stearns Chief Financial Officer James R. Groch Global Group President and Chief Investment Officer John E. Durburg Global Chief Executive Officer—Global Workplace Solutions(1)		$2,034.0		$2,063.8	101.5%		105.0%		Global (100%)
Michael J. Lafitte Global Chief Executive Officer—Real Estate Investments(2)	$ $	2,034.0 1,413.3	$ $	2,063.8 1,465.8	101.5 103.7	% %	105.0 112.3	% %	Global (75%) Advisory Services (25%)
William F. Concannon Global Group President, Clients and Business Partners(3)	$ $	2,034.0 410.6	$ $	2,063.8 424.0	101.5 103.3	% %	105.0 110.9	% %	Global (50%) Global Workplace Solutions (50%)
(1)

In 2019, Mr. Durburg served as our Global Chief Operating Officer. On November 14, 2019, we announced his new role as Global Chief Executive Officer—Global Workplace Solutions, effective January 1, 2020.

(2)

In 2019, Mr. Lafitte served as our Global Chief Executive Officer—Advisory Services. On November 14, 2019, we announced his new role as Global Chief Executive Officer—Real Estate Investments, effective January 1, 2020.

(3)

In 2019, Mr. Concannon served as our Global Chief Executive Officer—Global Workplace Solutions. On November 14, 2019, we announced his new role as Global Group President, Clients and Business Partners, effective January 1, 2020.

2019 Strategic Objectives under the EBP

Although company financial performance is critical to our success, the Committee also believes that a substantial portion of the EBP award (50% for 2019) should be affected by the executive’s overall performance and against important strategic objectives. The strategic objective component of annual performance awards under the EBP is more subjective in nature and qualitative in measurement. These objectives—which the Committee approves for each executive at the beginning of each performance year—enable the Committee to influence management’s performance against strategies beyond near-term financial objectives to include certain strategic objectives related to the quality of our earnings, the positioning of our business for the future and the mitigation of risk.

Pursuant to the EBP, following the end of the performance year, the CEO (or where the executive is the CEO, the Committee) reviews each executive’s overall performance, taking into account the various strategic objectives that were established at the beginning of the year and any special factors that could have affected performance during the year, such as other objectives and measures that may have become important to us or the executive during the year that are not reflected in the formal strategic objectives approved at the beginning of the performance year.

Under our EBP, the CEO (or the Committee, as applicable) then determines a “strategic adjustment factor” using the ratings framework below:

STRATEGIC PERFORMANCE MEASUREMENT SCORECARD

Rating	Performance Assessment	Strategic Adjustment Factor
1	Far Below Expectations	0%
2	Partially Met Expectations	75%
3	Met Expectations	100%
4	Somewhat Exceeded Expectations	125%
5	Far Exceeded Expectations	150%

The “strategic adjustment factor” is then applied to the strategic objectives portion of the EBP award (50% of the amount initially funded by the “financial adjustment factor” described above), subject to an overall maximum payout of 200% of each executive’s target under the EBP. The resulting product becomes the “final strategic performance portion” of the total EBP award.

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COMPENSATION DISCUSSION AND ANALYSIS

With respect to the CEO, the Committee determines his overall performance, including his strategic adjustment factor. With respect to other executive officers, the Committee reviews the determinations and recommendations of the CEO and then makes the final decision as to their performance and percentage payout assigned.

2019 EBP Award Payout Determination

The “financial performance portion” and the “strategic performance portion” of the EBP award, each as described above, were then added together to arrive at a total 2019 EBP award, subject to an overall cap of 200% of the target EBP award under the terms of the EBP.

The table below generally describes the financial and strategic objectives applied to each of our named executive officers and their resulting payouts against targets under the EBP for 2019.

Name	Financial Objectives	Strategic Objectives	2019 Target	2019 Payout
Robert E. Sulentic President and Chief Executive Officer	• Global adjusted EBITDA—100%

Mr. Sulentic was expected to achieve specific objectives set for him in the following general areas in support of the company’s corporate strategy:

• Work with the senior leadership team to drive strategic and operational excellence

• Develop plans to differentiate service offerings from competitors

• Improve employee engagement

			$ 2,000,000	$ 2,415,000
	Actual Achievement Against Target: 101.5% Financial Adjustment Factor: 105.0%	Strategic Adjustment Factor: 130%
Leah C. Stearns Chief Financial Officer	• Global adjusted EBITDA—100%

Ms. Stearns was expected to achieve specific objectives set for her in the following general areas in support of the company’s corporate strategy:

• Ensure that the finance/accounting organization effectively supports the company’s business strategy

• Provide insight into the financial performance of all service lines

• Identify and execute operating efficiency and cost management initiatives

			$ 632,877(1)	$ 747,586
	Actual Achievement Against Target: 101.5% Financial Adjustment Factor: 105.0%	Strategic Adjustment Factor: 125%
James R. Groch Global Group President and Chief Investment Officer	• Global adjusted EBITDA—100%

Mr. Groch was expected to achieve specific objectives set for him in the following general areas in support of the company’s corporate strategy:

• Support an effective and efficient transition of the new CFO

• Redefine the company’s philosophy and approach to M&A and make meaningful progress advancing that approach

• Establish the company as a measurably superior commercial real estate investor

			$ 1,155,000	$ 1,152,113
	Actual Achievement Against Target: 101.5% Financial Adjustment Factor: 105.0%	Strategic Adjustment Factor: 90%
(1)

Ms. Stearns joined the company in May 2019. The amount reflects an annual target EBP of $1,000,000, prorated for Ms. Stearns’ length of service during 2019. Pursuant to the terms of her offer letter, Ms. Stearns’ 2019 annual bonus was guaranteed to pay out at an amount not less than the prorated amount of her target bonus.

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COMPENSATION DISCUSSION AND ANALYSIS

Name	Financial Objectives	Strategic Objectives	2019 Target	2019 Payout
Michael J. Lafitte Global Chief Executive Officer— Real Estate Investments	• Global adjusted EBITDA—75% • Advisory Services adjusted EBITDA—25%

Mr. Lafitte was expected to achieve specific objectives set for him in the following general areas in support of the company’s corporate strategy:

• Clearly define performance expectations for division presidents in the Advisory Services business

• Materially advance the company’s Capital Markets business by executing the comprehensive strategy established in 2017

• Working with Messrs. Groch and Sulentic, redefine the company’s philosophy and approach to M&A and make meaningful progress advancing that approach

			$ 1,100,000	$ 1,175,167
	Actual Achievement Against Target: 101.5% (Global); 103.7% (Advisory Services) Global Financial Adjustment Factor: 105.0% Advisory Services Adjustment Factor: 112.3%	Strategic Adjustment Factor: 100%
William F. Concannon Global Group President, Clients and Business Partners	• Global adjusted EBITDA—50% • Global Workplace Solutions adjusted EBITDA—50%

Mr. Concannon was expected to achieve specific objectives set for him in the following general areas in support of the company’s corporate strategy:

• Make material gains in succession planning and executive development for the most senior GWS leaders and roles

• Develop and execute a plan to differentiate the company’s facilities management service offerings

• Materially advance the company’s project management business

			$ 1,050,000	$ 1,247,014
	Actual Achievement Against Target: 101.5% (Global); 103.3% (Global Workplace Solutions) Global Financial Adjustment Factor: 105.0% Global Workplace Solutions Financial Adjustment Factor: 110.9%	Strategic Adjustment Factor: 120%
John E. Durburg Global Chief Executive Officer—Global Workplace Solutions	• Global adjusted EBITDA—100%

Mr. Durburg was expected to achieve specific objectives set for him in the following general areas in support of the company’s corporate strategy:

• Working with Mr. Lafitte, materially advance the company’s Capital Markets business by executing the comprehensive strategy established in 2017

• Design a new client care approach with clear and measurable objectives for client satisfaction

• Working with Ms. Stearns, develop a meaningfully different approach to achieving insight into and managing the company’s costs globally

			$ 1,000,000	$ 1,181,250
	Actual Achievement Against Target: 101.5% Financial Adjustment Factor: 105.0%	Strategic Adjustment Factor: 125%

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COMPENSATION DISCUSSION AND ANALYSIS

Cash Transition Bonus

In connection with her commencing employment with us, Ms. Stearns received a one-time transition bonus of $1,000,000, which bonus is repayable in full if she resigns her employment with us prior to the fourth anniversary of her start date. This award (in conjunction with the transition RSU award described below) was intended to make Ms. Stearns whole for equity awards granted by her prior employer that she forfeited in order to join us.

Long-Term Incentives

We use equity compensation as a long-term incentive to create alignment with stockholders, to reward achievement of multi-year financial objectives, and as a retention tool for top executives that have the most direct impact on corporate results. The link to performance in our long-term incentive grants is prospective in nature. For example, equity grants encourage executives not only to contribute to the creation of additional stockholder value but also to help maintain and preserve existing stockholder value—because the executives share in that value through their equity. Our equity grants are subject to multi-year vesting schedules, which help us to retain key talent.

Annual Long-Term Incentive Program

In 2019, the Committee granted annual equity awards in two forms—a Time Vesting Equity Award and an Adjusted EPS Equity Award, as outlined below:

•	Time Vesting Equity Award—A time vesting award that vests 25% per year on each of February 28, 2020, 2021, 2022 and 2023.

•

Adjusted EPS Equity Award—A performance-vesting award that vests in full in February 2022, depending on the extent to which our cumulative 2019 to 2020 adjusted EPS performance meets, exceeds or falls short of established targets. If actual adjusted EPS is less than the minimum threshold, then none of the units will be earned. If actual adjusted EPS exceeds the target, then up to 200% of the target units will be earned. The payout is linearly interpolated for performance between the adjusted EPS threshold and the adjusted EPS maximum.

With respect to our CEO, the Committee determines the amount of his equity award. With respect to other executive officers, our CEO recommends to the Committee each year the recipients of equity awards as well as the amount of each award. In evaluating these recommendations and making its final award determinations for all executive officers, the Committee considers:

•	the executive’s position within our organization;

•	ongoing performance and expected contributions by the executive to our future success; and

•

input from the Committee’s independent compensation consultant (FW Cook), taking into consideration relevant market data (when applicable), pay equity among the relevant employee group and other factors.

As part of the review of target annual compensation opportunities, the Committee approved increases in 2019 to the annual long-term equity targets for Messrs. Sulentic and Durburg. These increases reflect their strong performance as well as better alignment relative to their respective market peers and other CBRE global executives, and with respect to Mr. Durburg, his promotion to Global Chief Operating Officer. Ms. Stearns’ offer letter provides that her annual target equity award for 2019 was $2,200,000 (her actual award was prorated based on her start date).

The 2019 annual equity award for Mr. Sulentic was granted two-thirds in Adjusted EPS Equity Awards and one-third in Time-Vesting Equity Awards. The 2019 annual equity awards for the other named executive officers were granted one-third in Adjusted EPS Equity Awards and two-thirds in Time-Vesting Equity Awards. For 2020, Mr. Sulentic’s annual equity award was granted in the same mix between Adjusted EPS Equity Awards and Time-Vesting Equity Awards, while annual equity awards to other executives were granted 50% in Adjusted EPS Equity Awards and 50% in Time-Vesting Equity Awards.

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COMPENSATION DISCUSSION AND ANALYSIS

The table below represents the dollar values (measured at grant date fair value) underlying the annual equity awards that were made to our named executive officers for 2019.

Name	Adjusted EPS Equity Award (at Target)(1)(2)	Time Vesting Equity Award(1)(3)	Total 2019 Annual Equity Awards(1)	Change from 2018 Target
Robert E. Sulentic President and Chief Executive Officer(4)	$ 6,600,000	$ 3,400,000	$ 10,000,000	Increased in 2019 by $3,200,000 to reflect his strong performance and better align with market levels of compensation for other CEO’s.
Leah C. Stearns Chief Financial Officer(5)	$ 464,110	$ 928,219	$ 1,392,329	—
James R. Groch Global Group President and Chief Investment Officer(4)	$ 1,000,000	$ 2,000,000	$ 3,000,000	No change.
Michael J. Lafitte Global Chief Executive Officer—Real Estate Investments	$ 886,667	$ 1,773,333	$ 2,660,000	No change.
William F. Concannon Global Group President, Clients and Business Partners(4)	$ 773,333	$ 1,546,667	$ 2,320,000(4)	No change.
John E. Durburg Global Chief Executive Officer—Global Workplace Solutions	$ 733,333	$ 1,466,667	$ 2,200,000(4)	Increased in 2019 by $800,000 to reflect his strong performance and his promotion to Global Chief Operating Officer.
(1)

These amounts reflect the Committee-approved award values, with the actual number of restricted stock units granted rounded down to the nearest whole share as set forth on the “Grants of Plan-Based Awards” table on page 56.

(2)

The Adjusted EPS Equity Award was granted with a target number of restricted stock units, zero to 200% of which may be earned based on the extent of our achievement against adjusted EPS performance targets (over a minimum threshold) as measured on a cumulative basis for the 2019 and 2020 fiscal years, with full vesting of any earned amount on February 28, 2022 for Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg and on May 15, 2022 for Ms. Stearns. If actual adjusted EPS is less than the minimum threshold, then none of the units will be earned. The maximum number of units available under the award is 200% of the target number of units, and the payout is linearly interpolated for performance between the various adjusted EPS performance goals.

(3)

The Time Vesting Equity Award will vest 25% per year on each of February 28, 2020, 2021, 2022 and 2023 for Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg and on each of May 15, 2020, 2021, 2022 and 2023 for Ms. Stearns.

(4)

Mr. Concannon became retirement eligible in November 2017, Mr. Sulentic became retirement eligible in September 2018 and Mr. Groch became retirement eligible in December 2019. For additional information regarding the treatment of their outstanding equity awards upon retirement, please refer to the discussion under “—Severance Plan; Treatment of Death, Disability and Retirement Under 2016, 2017, 2018 and 2019 Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under Strategic Equity Award Agreements” beginning on page 62.

(5)

Ms. Stearns joined the company in May 2019. The amounts reflect an annual target Adjusted EPS Award of $733,333 and an annual target Time Vesting Equity Award of $1,466,667, each prorated for Ms. Stearns’ length of service during 2019.

One-Time Strategic Equity Award

In 2017, in exchange for the execution of certain restrictive covenants described below, a group of our most senior executives around the globe, including Messrs. Groch, Lafitte, Concannon and Durburg, received a one-time Strategic Equity Award with a six-year cliff vesting period. The Committee also offered Mr. Sulentic a significant Strategic Equity Award. Mr. Sulentic determined (and the Committee agreed) that it was in the best interest of the company that he decline such award in order to maintain his independence and avoid any conflict of interest or appearance of conflict of interest as he was actively involved in designing the program and advocating for such awards and the related restrictive covenants with both our Board and our senior executives around the globe. Upon joining the company in 2019, Ms. Stearns also received a one-time Strategic Equity Award having a grant date value of $3,000,000 and having the same terms and conditions as the Strategic Equity Awards granted in 2017. For additional information, please refer to the discussion under “Executive Management—Employment Agreements” beginning on page 55.

The one-time Strategic Equity Award granted to Messrs. Groch, Lafitte, Concannon and Durburg and Ms. Stearns is strongly performance-based, with vesting of two-thirds of the award to each executive driven by the extent to which the company achieves rigorous cumulative Adjusted EPS and

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COMPENSATION DISCUSSION AND ANALYSIS

total shareholder return performance hurdles relative to the S&P 500 over a six-year performance period. The Strategic Equity Award was structured to:

•	encourage focus on longer-term business outcomes (performance periods are six years); and

•	provide our executives with a significant and incremental financial incentive to achieve superior outcomes for our stockholders.

The Strategic Equity Award is split into three types of restricted stock unit (“RSU”) awards:

•	Time Vesting Strategic Equity Award (one-third of target grant value)—cliff vests on December 1, 2023.

•	Relative TSR (“rTSR”) Strategic Equity Award (one-third of target grant value)—granted with a target number of restricted stock units, zero to 175% of which may be earned based on the cumulative total shareholder return (“TSR”) of the company compared to the cumulative TSR of each of the other companies comprising the S&P 500 on December 1, 2017 (the “S&P 500 Comparison Group”) over a six-year measurement period commencing on December 1, 2017 and ending on December 1, 2023.

•

Relative EPS (“rEPS”) Strategic Equity Award (one-third of target grant value)—granted with a target number of restricted stock units, zero to 175% of which may be earned based on the cumulative adjusted EPS growth of the company compared to the cumulative EPS growth, as reported under GAAP, of each of the other companies in the S&P 500 Comparison Group over a six-year measurement period commencing on January 1, 2018 and ending on December 31, 2023.

The performance and payout schedule for the rTSR and rEPS Strategic Equity Awards is intended to be extremely challenging, as evidenced by the fact that such performance awards will not vest unless the company’s performance on the relevant metric exceeds 50th percentile performance. The payout schedule for the rTSR and rEPS Strategic Equity Awards is as follows:

CBRE’s rTSR Performance (Percentile Rank)	% of Target rTSR Share Units that Vest	CBRE’s rEPS Performance (Percentile Rank)	% of Target rEPS Share Units that Vest
<= 50th Percentile	0%	<= 50th Percentile	0%
>= 75th Percentile	175%	>= 75th Percentile	175%

If the company’s performance percentile ranking is less than or equal to the 50th percentile, then none of the relevant performance awards will be earned. If the company’s performance percentile ranking is greater than or equal to the 75th percentile, then 175% of the relevant performance awards will be earned. The payout percentage is linearly interpolated if the company’s performance percentile ranking falls between the 50th percentile and 75th percentile. The rTSR Strategic Equity Awards and rEPS Strategic Equity Awards will vest on the date on which the Committee certifies the performance percentile ranking achieved (which certification will occur as soon as practicable following the end of the performance period, but in no event more than 60 days with respect to the rTSR Strategic Equity Awards and 90 days with respect to the rEPS Strategic Equity Awards).

Restrictive Covenants Agreement Executed in Connection with Strategic Equity Award

As a condition to receiving the Strategic Equity Award, the group of global senior executives participating in the program, including Messrs. Groch, Lafitte, Concannon and Durburg entered into a restrictive covenants agreement with the company which provides for certain post-termination non-competition, non-solicitation of clients and non-solicitation of employees covenants. Ms. Stearns also entered into this restrictive covenants agreement upon joining the company. For additional information, please refer to the discussion under “Executive Management—Employment

Agreements” beginning on page 55. Although Mr. Sulentic declined his Strategic Equity Award as stated above, he nonetheless entered into the same restrictive covenants agreement with the company as our other named executive officers. All of our senior executives who were offered such Strategic Equity Award accepted their awards and executed the required restrictive covenants agreement.

Transition RSU Award

In connection with her commencement of employment with us, Ms. Stearns received a one-time grant of 41,884 restricted stock units scheduled to vest ratably over four years on May 15 of each of 2020 through 2023. This award (in conjunction with the cash transition bonus discussed above) was intended to make Ms. Stearns whole for equity awards granted by her prior employer that she forfeited in order to join us.

Certified Achievement for Adjusted EPS Equity Awards Granted in 2018

On February 16, 2018, we granted (including to Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg) Adjusted EPS Equity Awards. These 2018 Adjusted EPS Equity Awards were granted with a target number of restricted stock units, zero to 200% of which could be earned based on the extent to which the company achieves cumulative adjusted EPS targets (over a minimum threshold) as measured on a cumulative basis for the 2018 and 2019 fiscal years, with full

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COMPENSATION DISCUSSION AND ANALYSIS

vesting of any earned amount on February 16, 2021. On March 3, 2020, the Committee certified the company’s cumulative adjusted EPS performance for the performance period at $6.99, versus a cumulative adjusted EPS “target” for those grants of $6.39. As such, the recipients of these awards will vest on February 16, 2021 into 200% of the target number of restricted stock units, subject to forfeiture in certain circumstances as set forth in their award agreement.

Additional Elements of Our Compensation Program

•

Deferred Compensation Plan—The purpose of our Deferred Compensation Plan, or DCP, is to provide select employees of management whose incomes exceed a certain threshold (including our executive officers) and non-employee directors a tax-efficient manner in which to defer compensation to future years, thus increasing the value of our overall compensation program in support of our recruitment and retention objectives. None of our non-employee directors or named executive officers deferred compensation under the DCP in 2019. The DCP is described in more detail under “Executive Compensation—Summary of Plans, Programs and Agreements—Deferred Compensation Plan” on page 61.

•

No “Single Trigger” Change of Control Payments—We do not have agreements or plans that provide for “single trigger” change of control payments or benefits (including automatic accelerated vesting of equity awards upon a change of control only) to any of our named executive officers.

•

Severance Plan; Treatment of Annual Equity Awards on Termination due to Death, Disability and Retirement; Treatment of Strategic Equity Awards on Qualifying Termination or Retirement—We have a Change in Control and Severance Plan for Senior Management, which we refer to in this Proxy Statement as the Severance Plan, in which all of our named executive officers for 2019 participate. The Committee believes that the Severance Plan is reflective of current compensation practices and trends and is essential to recruiting, retaining and developing high-quality executive talent in the competitive market because it provides protection to the executive if the company does not retain him or her in certain circumstances. Participants under the Severance Plan are eligible to receive (i) severance benefits upon a qualifying termination of employment, including enhanced benefits for a qualifying termination that occurs within a window period surrounding a change in control of the company, and (ii) continued vesting in respect of equity awards held by them if they remain employed with us on the date of a change in control of the company (or accelerated vesting if such equity awards are not assumed by the successor company). In addition, the award agreements pursuant to which we granted our 2016, 2017, 2018 and 2019 equity awards provide for continued or accelerated vesting of the unvested portion of those awards in the event of termination of employment due to death, disability or retirement. Furthermore, the award agreements pursuant to which we granted the one-time Strategic Equity Awards provide for continued or accelerated vesting of a pro-rata amount of the unvested portion of those awards in the event of termination of employment due to death or disability, by the company without cause or the grantee for good reason, or due to retirement. We describe these severance benefits and continued or accelerated vesting terms in greater detail under the heading “Executive Compensation—Summary of Plans, Programs and Agreements—Severance Plan; Treatment of Death, Disability and Retirement Under 2016, 2017, 2018 and 2019 Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under Strategic Equity Award Agreements” beginning on page 62.

•

Indirect Elements of Compensation—Our named executive officers are eligible to participate in the same health, welfare and insurance benefit plans in which our employees are generally able to participate. In addition, we offer our named executive officers out of country medical coverage and reimbursement for an annual physical. Some or all of our executive officers may also participate in broad-based plans and policies (such as our 401(k) plan), and our named executive officers for 2019 also participate in our Severance Plan as described briefly above and in more detail under “Executive Compensation—Summary of Plans, Programs and Agreements” beginning on page 60. We believe that these other elements of compensation are important to attract, motivate and retain the top executive talent for which we compete.

•

No Tax Gross-Ups—As a policy matter, we do not provide tax gross-ups to our named executive officers, other than in connection with tax liabilities incurred with relocations and, if applicable, expatriate tax equalization.

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COMPENSATION DISCUSSION AND ANALYSIS

Other Relevant Policies and Practices

Equity Ownership Policy

Our objective to link compensation to our long-term success is reinforced by an equity ownership policy applicable to our executives. To further align our executives’ interests with our stockholders over the long term, this policy restricts selling of company stock by each executive officer until the executive acquires and maintains significant levels of company stock.

For our named executive officers, the minimum ownership requirements are indicated in the table below. Our executives are permitted to satisfy their ownership requirements over time through existing and new equity awards. As of December 31, 2019, all of our named executive officers (except for Ms. Stearns and Mr. Durburg, who became executive officers on May 15, 2019 and August 17, 2018, respectively) have satisfied their minimum ownership requirements.

STOCK OWNERSHIP REQUIREMENT

Name	Minimum Requirement
Robert E. Sulentic President and Chief Executive Officer	5x Base Salary
Leah C. Stearns Chief Financial Officer	3x Base Salary
James R. Groch Global Group President and Chief Investment Officer	3x Base Salary
Michael J. Lafitte Global Chief Executive Officer—Real Estate Investments	3x Base Salary
William F. Concannon Global Group President, Clients and Business Partners	3x Base Salary
John E. Durburg Global Chief Executive Officer—Global Workplace Solutions	3x Base Salary

A further description of this policy and the applicable thresholds can be found under “Corporate Governance—Stock Ownership Requirements” on page 23.

Policies restricting stock trading and prohibiting hedging and short-selling

We have a pre-clearance policy and process for trades in company securities that all directors, executive officers and other designated insiders must follow. Under this policy, our directors, executive officers and other designated insiders are prohibited from trading in company securities outside of our quarterly trading windows, and trades inside the windows are subject to pre-clearance through our General Counsel, in each case except under pre-approved SEC Rule 10b5-1 trading plans. In addition, as part of this policy, we prohibit all directors, executive officers and other designated insiders from (i) engaging in short-term investment activities such as arbitrage trading or day trading, (ii) taking short positions in the company’s securities and (iii) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in hedging or other derivative transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. This is intended to, among other things, prohibit our directors, executive officers and designated insiders from insulating themselves from the effects of poor stock price performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Clawback Policy

We have a compensation clawback policy. This policy permits us, subject to the discretion and approval of the Board, to recover cash-based and performance-based-equity incentive compensation (e.g., our Adjusted EPS Equity Awards) paid to any current or former “Section 16 officer” (as so designated by the Board and our Audit Committee under Rule 16a-1(f) of the Exchange Act) in the event of a restatement of our financial results in certain circumstances described below.

Specifically, the policy provides that (i) if we are required to restate our financial statements due to material non-compliance by us with any financial reporting requirement under securities laws (other than due to changes in accounting policy, generally accepted accounting principles or applicable law), (ii) fraud or willful misconduct contributed to the restatement, and (iii) any executive officer received a recoverable incentive-based compensation award in excess of the amount that he or she would have received had the restated financial statements been in effect for the period in which the incentive-based compensation amount was awarded, then we are entitled to recover the overpayment. The policy permits clawback from any executive who received an award overpayment, irrespective of whether the executive contributed to the fraud or willful misconduct. Awards are subject to clawback under the policy for up to three years after the award (or any portion thereof) vests (for awards subject to vesting conditions) or is granted (for all other recoverable incentive-based compensation).

Equity Award Policy and procedures for equity grants

We have an Equity Award Policy that is designed to maintain the integrity of the equity award process. This policy has the following characteristics:

•	Requires Board approval for delegation by the Committee to any other committee or individual of its authority under our equity incentive plans;

•

Provides that the effective date of a grant is the date the Committee approves the award, unless a later date is required (for instance in connection with a grant to a new hire who starts work on a date after the Committee has approved the award, or the opening of a trading window);

•	Provides that the exercise price of stock options and value of restricted stock and restricted stock unit awards is determined using the closing price of our common stock on the NYSE on the grant date; and

•

Permits our CEO to make special recruitment and retention awards in the periods between Committee meetings, but never to executive officers or an award consisting of stock options, and there are limitations on the terms and amounts of those grants as well as a requirement to provide reports of such grants to the Committee.

The policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

Tax Deductibility and Accounting Implications

As a general matter, the Committee always takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Committee also examines the accounting cost associated with the grants.

Certain of the company’s incentive compensation programs allow the company to make awards to executive officers that are deductible under Section 162(m) of the Internal Revenue Code as in effect prior to December 22, 2017 (“Pre-TCJA Section 162(m)”), which provision otherwise sets limits on the tax deductibility of compensation paid to a company’s most highly compensated executive officers. Commencing with the company’s 2018 fiscal year, the performance-based compensation exception to the deductibility limitations under Pre-TCJA Section 162(m) no longer applies (other than with respect to certain “grandfathered” performance-based awards granted prior to November 2, 2017) and the deduction limitation under Section 162(m) (as in effect on December 22, 2017) will generally apply to compensation paid to any of our then current or former named executive officers. The Committee may continue to seek ways to limit the impact of Section 162(m) of the Internal Revenue Code. However, the Committee believes that the tax deduction limitation should not compromise the company’s ability to establish and implement compensation and incentive programs that support the compensation objectives discussed above under “—Components of Our Program—Elements of our compensation program.” Accordingly, achieving these objectives and maintaining required flexibility in this regard is expected to result in compensation that is not deductible for federal income tax purposes.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee reviewed and discussed with management of the company the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Compensation Committee

Beth F. Cobert, Chair

Reginald H. Gilyard

Shira D. Goodman

Gerardo I. Lopez

Sanjiv Yajnik

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Compensation Committee Report is not incorporated into any such filings.

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EXECUTIVE MANAGEMENT

We have provided below summary biographies of our named executive officers who are described above in the CD&A, as well as our other executive officers as of March 16, 2020 (other than Mr. Sulentic). Information on Mr. Sulentic can be found on page 12 under “Elect Directors—2020 Director Nominees.”

Dara A. Bazzano

Age: 51

Senior Vice President, Global Finance and Chief Accounting Officer

Ms. Bazzano has been our Senior Vice President, Global Finance since April 2018 and our Chief Accounting Officer since May 2018. Ms. Bazzano previously served as the Chief Accounting Officer of The Gap, Inc. from May 2017 to April 2018 and its Vice President and Corporate Controller from July 2013 to March 2018. Prior to that, she served as Assurance Partner, Retail & Consumer SF Section Leader at PricewaterhouseCoopers LLP from March 2011 to June 2013 and Audit Partner at KPMG LLP from January 2000 to March 2011. Ms. Bazzano holds a B.S. with a Concentration in Accountancy from California State University, Sacramento.

William F. Concannon

Age: 64

Global Group President—Clients and Business Partners

Mr. Concannon has been our Global Group President, Clients and Business Partners since January 2020. He previously served as our Global Chief Executive Officer—Global Workplace Solutions from August 2018 to December 2019. He has also served the Global Workplace Solutions business in other senior roles, including as Global Group President from January 2018 to August 2018, as Chief Executive Officer from July 2012 to August 2018, as President from August 2009 until July 2012, and as Vice Chair from 2006 until August 2009. Mr. Concannon served as Vice Chair from June 2003, and as director, from 1991, of Trammell Crow Company, a diversified commercial real estate firm, until its acquisition by CBRE in December 2006. From February 2001 to June 2003, Mr. Concannon was the president of the global services group of Trammell Crow Company. Mr. Concannon has also served as the president and chief executive officer of Trammell Crow Corporate Services, a real estate company, and from 2002 to 2006, he served on the board of directors of FPD Savills, a real estate company based in the United Kingdom. He is a member of the board of directors of CRA International, Inc. Mr. Concannon holds a B.S. from Providence College.

Chandra Dhandapani

Age: 52

Global Group President and Chief Digital & Technology Officer

Ms. Dhandapani has been our Chief Digital & Technology Officer since July 2016 and our Global Group President since May 2019. Prior to joining CBRE, Ms. Dhandapani served in senior technology roles at Capital One Financial for 17 years, including serving as Digital Transformation Leader and Chief Information Officer, Financial Services division of Capital One from January 2013 to July 2016, Managing Vice President and Chief Information Officer, Financial Services division from March 2010 to December 2012 and Vice President and Chief Information Officer, Capital One Auto Finance from August 2009 to March 2010. She is a member of the board of directors of On Deck Capital, Inc. Ms. Dhandapani holds a B.S. from Stella Maris College, University of Madras, India, an M.B.A. from IRMA India and an M.B.A. from the University of Texas at Arlington.

John E. Durburg

Age: 54

Global Chief Executive Officer—Advisory Services

Mr. Durburg has been our Global Chief Executive Officer—Global Workplace Solutions since January 2020. He previously served as our Global Chief Operating Officer from August 2018 to December 2019, Group President from January 2018 to August 2018, Chief Executive Officer—Americas from June 2016 to August 2018, Global President, Advisory and Transaction Services from July 2012 to June 2016 and President of the Central division from August 2011 to July 2012. Prior to that, Mr. Durburg served as Executive Managing Director of the Chicago region from April 2008 to August 2011, Senior Managing Director of the Chicago region from July 2003 to April 2008 and Managing Director of the Chicago region from May 2001 to July 2003. From June 1995 to May 2001, Mr. Durburg was a Vice President and Regional Leasing Director with Jones Lang LaSalle, Chicago. Mr. Durburg holds a B.A. from the Kelley School of Business from Indiana University, Bloomington and an M.B.A. from the Charles H. Jellstadt Graduate School of Business at DePaul University.

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EXECUTIVE MANAGEMENT

James R. Groch

Age: 58

Global Group President and Chief Investment Officer

Mr. Groch served as our Chief Financial Officer and Chief Investment Officer from March 2014 through May 2019, at which time he became our Global Group President and Chief Investment Officer. From January 2009 to March 2014 he served as our Global Chief Investment Officer and Executive Vice President, Strategy and Corporate Finance. From 2006 to 2009, he served as the Chief Investment Officer, President of Funds and Investment Management and Director of Corporate Finance of our subsidiary Trammell Crow Company; he served in the Chief Investment Officer role at Trammell Crow Company from 1998 and in roles of President of Funds and Investment Management and Director of Corporate Finance from 2000 until our acquisition of Trammell Crow Company in December 2006. From 1997 to 1998, Mr. Groch served as Trammell Crow Company’s President of Development and Investments for the Eastern U.S., and was a Managing Director of Trammell Crow Northeast from 1991 until 1997. In 1988, Mr. Groch became a partner in Trammell Crow Company after joining the company three years earlier. Mr. Groch holds a B.A. from Dickinson College and an M.B.A. from the Darden School of Business at the University of Virginia.

J. Christopher Kirk

Age: 54

Global Chief Operating Officer

Mr. Kirk has been our Global Chief Operating Officer since January 2020. He previously served as our Chief Executive Talent Officer from August 2018 to December 2019 and Chief Administrative Officer from July 2012 to December 2019. He was our Global Director of Human Resources from June 2010 to July 2012. Mr. Kirk previously served as the Chief Operating Officer from 2007 to July 2011 and General Counsel from 2001 to 2011 of Trammell Crow Company. Prior to joining Trammell Crow Company, Mr. Kirk was a partner at the Dallas office of Vinson & Elkins LLP, where he was a corporate finance, securities and M&A lawyer. Mr. Kirk holds a B.B.A. and an M.B.A. from the University of Texas and a J.D. from the University of Texas School of Law.

Michael J. Lafitte

Age: 59

Global Chief Executive Officer—Real Estate Investments

Mr. Lafitte has been our Global Chief Executive Officer—Real Estate Investments since January 2020. He previously served as our Global Chief Executive Officer—Advisory Services from August 2018 to December 2019, Global Group President from June 2016 to August 2018, Chief Operating Officer from February 2013 to June 2016, Global President of our Services business from July 2012 to February 2013 and prior to that was the President of our Americas region from August 2009 to July 2012. Prior to that, he served as President of our Institutional & Corporate Services business beginning in December 2006. He served as President, Global Services of Trammell Crow Company from June 2003 until our acquisition of that company in December 2006, and prior to that served as Trammell Crow Company’s Chief Operating Officer, Global Services beginning in September 2002. Mr. Lafitte holds a B.B.A. from the University of Texas and an M.B.A. from Southern Methodist University.

Laurence H. Midler

Age: 55

Executive Vice President, General Counsel, Chief Risk Officer and Secretary

Mr. Midler has been our Executive Vice President and General Counsel since April 2004 and Chief Risk Officer since August 2018. He also serves as our Secretary. Mr. Midler previously served as our Chief Compliance Officer from April 2004 to January 2014. Mr. Midler served as Executive Vice President, General Counsel and Secretary to Micro Warehouse, Inc., from July 2001 until April 2004. Mr. Midler began his legal career as an associate at Latham & Watkins, a global law firm, in 1990. He holds a B.A. from the University of Virginia and a J.D. from The New York University School of Law.

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Daniel G. Queenan

Age: 48

Global Chief Executive Officer—Advisory Services

Mr. Queenan has been our Global Chief Executive Officer—Advisory Services since January 2020. He previously served as our Global Chief Executive Officer—Real Estate Investments from August 2018 to December 2019, Group President, Real Estate Investments from January 2018 to December 2019, President, CBRE Global Investors from April 2017 to December 2019, Chief Operating Officer, CBRE Global Investors from October 2015 to April 2017, Chief Executive Officer, Trammell Crow Company from April 2011 to March 2016, Chief Executive Officer, Asia Pacific from March 2014 to October 2015, Chief Operating Officer, Asia Pacific from August 2013 to March 2014 and President, Central division of Trammell Crow Company from March 2010 to November 2011. From May 2005 to March 2010, Mr. Queenan was the President and Chief Executive Officer of Opus North Corporation, a large U.S. real estate development company. Mr. Queenan holds a B.A. from Marquette University and a J.D. from Mitchell Hamline School of Law.

Leah C. Stearns

Age: 39

Chief Financial Officer

Ms. Stearns has been our Chief Financial Officer since May 2019. She previously served as Senior Vice President and Chief Financial Officer for the U.S. division of American Tower Corporation, a real estate investment trust, from November 2018 to May 2019. Prior to that, Ms. Stearns served in roles of increasing responsibility at American Tower for 17 years, including serving as Senior Vice President, Corporate Finance and Treasurer from July 2018 to November 2018, Chief Executive Officer, EMEA from July 2017 to July 2018, Senior Vice President, Treasurer and Investor Relations from December 2014 to July 2017 and Vice President, Treasurer and Investor Relations from December 2013 to December 2014. Ms. Stearns holds a B.S. from Boston University and an M.B.A. from Boston College.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information in respect of the fiscal years ended December 31, 2019, 2018 and 2017 for our CEO, the executive officers that served as Chief Financial Officer during 2019, and the three other most highly compensated executive officers for 2019 (and reflects the principal capacity in which each of those named executive officers served as of December 31, 2019).

				Stock Awards ($)
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Annual Stock Award(2)(3) ($)	One-Time Strategic Equity Award(4) ($)	One-Time Transition Equity Award(5) ($)	Total Stock Awards ($)	Non-Equity Incentive Plan Compensation(6) ($)	All Other Compensation(7) ($)	Total ($)
Robert E. Sulentic(8)	2019	1,000,000	—	9,999,919	—	—	9,999,919	2,415,000	4,500	13,419,419
President and Chief Executive Officer	2018	997,500	—	6,799,978	—	—	6,799,978	2,532,843	4,500	10,334,821
	2017	990,000	—	5,129,964	—	—	5,129,964	2,485,824	4,500	8,610,288

Leah C. Stearns(9)	2019	443,014	1,632,877	1,392,294	3,060,919	1,999,961	6,453,174	114,709	472,826	9,116,600
Chief Financial Officer*						—
						—

James R. Groch(8)	2019	770,000	—	2,999,931	—	—	2,999,931	1,152,113	4,500	4,926,544
Global Group	2018	770,000	—	2,999,924	—	—	2,999,924	1,409,039	4,500	5,183,463
President and Chief Investment Officer**	2017	770,000	150,000	2,999,938	5,637,461	—	8,637,399	1,436,512	4,500	10,998,411

Michael J. Lafitte	2019	735,000	—	2,659,921	—	—	2,659,921	1,175,167	4,500	4,574,588
Global CEO—Advisory Services	2018	726,250	—	2,659,975	—	—	2,659,975	1,367,503	4,500	4,758,228
	2017	700,000	150,000	2,319,936	5,637,461	—	7,957,397	1,330,560	4,500	10,142,457
William F. Concannon(8)	2019	700,000	—	2,319,960	—	—	2,319,960	1,247,014	4,500	4,271,474
Global CEO—Global Workplace Solutions	2018	700,000	—	2,319,981	—	—	2,319,981	1,273,068	4,500	4,297,549
	2017	693,750	150,000	2,169,990	5,637,461	—	7,807,451	1,265,400	4,500	9,921,101
John E. Durburg(10)	2019	687,500	—	2,199,939	—	—	2,199,939	1,181,250	4,500	4,073,189
Global Chief Operating Officer	2018	637,500	—	1,399,935	—	—	1,399,935	976,552	4,500	3,018,487

*	Ms. Stearns became our Chief Financial Officer effective May 15, 2019.

**	Mr. Groch served as our Chief Financial Officer until May 15, 2019, at which time he became our Global Group President and Chief Investment Officer.

(1)

The amounts in this column with respect to Ms. Stearns represent a cash transition bonus of $1,000,000 paid to Ms. Stearns in connection with her commencement of employment with us and the guaranteed portion of Ms. Stearns’ 2019 bonus under the EBP, i.e., the portion up to target and prorated for the portion of 2019 during which she was employed with us. The cash transition bonus (in conjunction with the Transition Equity Award discussed in footnote (5) below) is intended to compensate Ms. Stearns for equity awards she forfeited from her previous employer.

(2)

See Note 2 (“Significant Accounting Policies”) and Note 14 (“Employee Benefit Plans”) to our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for a discussion of the valuation of our stock awards.

(3)

Our 2019 annual equity awards were made under and governed by the 2017 Equity Incentive Plan, as described under “Summary of Plans, Programs and Agreements” on page 60, and include (i) Time Vesting Equity Awards that were granted to each of Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg in the amount of 68,327, 40,192, 35,637, 31,082 and 29,474 restricted stock units, respectively, which are scheduled to vest 25% per year over four years (on each of February 28, 2020, 2021, 2022 and 2023) and to Ms. Stearns a pro-rata amount of 19,439 restricted stock units, which are scheduled to vest 25% per year over four years (on each of May 15, 2020, 2021, 2022 and 2023) and (ii) Adjusted EPS Equity Awards that were granted to each of Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg with a target unit amount equal to 132,636, 20,096, 17,818, 15,541 and 14,737 restricted stock units, respectively, which are eligible to be earned based on the extent to which the company achieves adjusted EPS targets (over a minimum threshold) measured on a cumulative basis for the 2019 and 2020 fiscal years, with full vesting of any earned amount on February 28, 2022 and to Ms. Stearns a pro-rata target unit amount equal to 9,719 restricted stock units, which are eligible to be earned based on the extent to which the company achieves adjusted EPS targets (over a minimum threshold) measured on a cumulative basis for the 2019 and 2020 fiscal years, with full vesting of any earned amount on May 15, 2022. For our Adjusted EPS Equity Awards, in this table we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. With respect to the Adjusted EPS Equity Awards granted for 2019, the aggregate grant date fair value for these awards, assuming the achievement of the highest level of performance (which is 200% of the target unit amount), is $13,199,935 for Mr. Sulentic, $1,999,954 for Mr. Groch, $1,773,247 for Mr. Lafitte, $1,546,640 for Mr. Concannon, $1,466,626 for Mr. Durburg and $928,165 for Ms. Stearns.

(4)

The amount in this column with respect to Ms. Stearns represents a one-time Strategic Equity Award granted to Ms. Stearns on the same vesting terms as the Strategic Equity Awards made to our other senior executives in 2017. These Strategic Equity Awards were made and governed by the 2017 Equity Incentive Plan, as described under “Summary of Plans, Programs and Agreements” on page 60, and include (i) Time Vesting Strategic Equity Awards in the amount of 20,942 restricted stock units, which are scheduled to vest on December 1, 2023, (ii) Relative TSR (“rTSR”) Strategic Equity Awards with a target unit amount equal to 20,942 restricted stock units, which are eligible to be earned based on measuring the cumulative total stockholder return (“TSR”) of the company against the cumulative TSR of each of the other companies comprising the S&P 500 on December 1, 2017 (the “Comparison Group”) with a minimum threshold over a six-year measurement period, with full vesting of any earned amount no later than 60 days after December 1, 2023 and (iii) Relative EPS (“rEPS”) Strategic Equity Awards

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with a target unit amount equal to 20,942 restricted stock units, which are eligible to be earned based on measuring the cumulative Adjusted EPS growth of the company against the cumulative EPS growth, as reported under GAAP (“GAAP EPS”), of each of the other members of the Comparison Group with a minimum threshold over a six-year measurement period, with full vesting of any earned amount no later than 90 days after December 31, 2023. For the rTSR Strategic Equity Awards granted to Ms. Stearns, we have assumed based on a Monte Carlo simulation that achievement at 106.1% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. For the rEPS Strategic Equity Awards granted to Ms. Stearns, we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. With respect to the (i) rTSR Strategic Equity Awards granted to Ms. Stearns in 2019, the aggregate grant date fair value for these awards, assuming the achievement of the highest level of performance (which is 175% of the target unit amount), is $1,749,966 and (ii) rEPS Strategic Equity Awards granted to Ms. Stearns in 2019, the aggregate grant date fair value for these awards, assuming the achievement of the highest level of performance (which is 175% of the target unit amount), is $1,749,966.

(5)

The amounts in this column represent a one-time transition equity award granted to Ms. Stearns that was made under and governed by the 2017 Equity Incentive Plan, as described under “Summary of Plans, Programs and Agreements” on page 60, and consists of 41,884 restricted stock units, which are scheduled to vest 25% per year over four years (on each of May 15, 2020, 2021, 2022 and 2023) (the “Transition Equity Award”). The Transition Equity Award (in conjunction with the cash transition bonus described in footnote (1) above) is intended to compensate Ms. Stearns for compensation she forfeited from her previous employer.

(6)

Amounts in this column relate to compensation pursuant to our annual performance award plan referred to in this Proxy Statement as the EBP, which is described below under “Summary of Plans, Programs and Agreements” on page 60. Amounts reflected in this table generally are based on the achievement of financial and strategic performance objectives that are established at the beginning of each fiscal year and that are further described under the heading “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 38 and “Grants of Plan-Based Awards” on page 56. In the case of Ms. Stearns, the amount shown is this column is the amount of bonus she earned under the EBP that exceeds the guaranteed portion of her 2019 bonus, which guaranteed portion is included in the Bonus column. Ms. Stearns’ bonus under the EBP for 2019 was $747,586 in total.

(7)

The amounts in this column for each of Ms. Stearns and Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg reflect our matching contributions to their 401(k) accounts pursuant to our employee 401(k) match policy based on their respective contributions to such accounts. In addition, for Ms. Stearns, this column also includes $292,743 in relocation expenses reimbursed by us in connection with her relocation to Dallas, Texas and a $175,583 tax gross-up payment in connection with the tax liabilities she incurred as a result of our reimbursement of her relocation expenses.

(8)

Mr. Concannon became retirement eligible in November 2017, Mr. Sulentic became retirement eligible in September 2018 and Mr. Groch became retirement eligible in December 2019. For additional information regarding the treatment of their outstanding equity awards upon retirement, please refer to the discussion under “—Severance Plan; Treatment of Death, Disability and Retirement Under 2016, 2017, 2018 and 2019 Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under Strategic Equity Award Agreements” beginning on page 62.

(9)	We have not shown compensation for Ms. Stearns for the fiscal years ended December 31, 2018 and 2017 because Ms. Stearns was not a named executive officer for those years.

(10)	We have not shown compensation for Mr. Durburg for the fiscal year ended December 31, 2017 because Mr. Durburg was not a named executive officer for that year.

Employment Agreements

Except for Ms. Stearns, none of our named executive officers for 2019 are parties to an employment agreement. The company and Ms. Stearns entered into a letter agreement on April 4, 2019 (the “offer letter”) in connection with her joining the company as Chief Financial Officer. Pursuant to the offer letter, Ms. Stearns will earn an annual base salary of $700,000 and will be eligible for an annual bonus targeted at $1,000,000 and an annual target equity award of $2,200,000 (with her 2019 annual bonus and 2019 annual equity award prorated based on her start date and her 2019 bonus guaranteed to pay out at not less than the prorated amount of her target bonus). Upon joining the company, Ms. Stearns received a one-time equity award of $3,000,000 on the same terms as the Strategic Equity Awards received by other senior executives described under the heading “Components of Our Program—Elements of our compensation program—One-Time Strategic Equity Award” beginning on page 45, including that Ms. Stearns’ Strategic Equity Awards will vest on the same dates as the Strategic Equity Awards granted to our other named executive officers and the requirement that Ms. Stearns execute the same restrictive covenants agreement entered into by our other senior executives. Ms. Stearns also received a $2,000,000 transition equity award which will vest ratably over a four-year period, beginning on the first anniversary of the grant date, subject to the terms of the company’s 2017 Equity Incentive Plan and a cash transition bonus of $1,000,000, which will be subject to repayment in full if she resigns from the company prior to the fourth anniversary of her start date. The transition equity award and cash transition bonus are intended to compensate Ms. Stearns for equity awards that she forfeited at her previous employer. In addition, the company reimbursed Ms. Stearns for certain expenses in connection with her relocation to Dallas, where she is based.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table sets forth information concerning stock and cash awards in respect of the fiscal year ended December 31, 2019 to the persons named in the table under the heading “Summary Compensation Table,” which awards were granted pursuant to our 2017 Equity Incentive Plan or Executive Bonus Plan described below under “Summary of Plans, Programs and Agreements” on page 60.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2)(3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert E. Sulentic		—	2,000,000	4,000,000	—	—	—	—	—
	02/28/19(4)	—	—	—	—	—	—	68,327	3,399,952	(6)
	02/28/19(5)	—	—	—	66,318	132,636	265,272	—	6,599,967	(6)
Leah C. Stearns		—	632,877	1,265,754	—	—	—	—	—
	05/15/19(4)	—	—	—	—	—	—	19,439	928,212
	05/15/19(5)	—	—	—	4,859	9,719	19,438	—	464,082
	05/15/19(6)	—	—	—	—	—	—	20,942	999,981
	05/15/19(7)	—	—	—	—	20,942	36,648	—	1,060,957
	05/15/19(8)	—	—	—	—	20,942	36,648	—	999,981
	05/15/19(9)	—	—	—	—	—	—	41,884	1,999,961
James R. Groch		—	1,155,000	2,310,000	—	—	—	—	—
	02/28/19(4)	—	—	—	—	—	—	40,192	1,999,954
	02/28/19(5)	—	—	—	10,048	20,096	40,192	—	999,977
Michael J. Lafitte		—	1,100,000	2,200,000	—	—	—	—	—
	02/28/19(4)	—	—	—	—	—	—	35,637	1,773,297
	02/28/19(5)	—	—	—	8,909	17,818	35,636	—	886,624
William F. Concannon		—	1,050,000	2,100,000	—	—	—	—	—
	02/28/19(4)	—	—	—	—	—	—	31,082	1,546,640
	02/28/19(5)	—	—	—	7,770	15,541	31,082	—	773,320
John E. Durburg		—	1,000,000	2,000,000	—	—	—	—	—
	02/28/19(4)	—	—	—	—	—	—	29,474	1,466,626
	02/28/19(5)	—	—	—	7,368	14,737	29,474	—	733,313
(1)

For our executives to be eligible to receive a non-equity incentive plan (“EBP”) award based on our financial performance in 2019, as measured by adjusted EBITDA, our performance had to exceed 70% of the applicable adjusted EBITDA goal. The maximum award permitted under the EBP was 200% of the executive’s target. Upon achievement just over the 70% threshold (e.g., 70.0000001%), the amount of the EBP award payable would be negligible, and as such no amount is shown in the “Threshold” column. For a full description of our EBP awards, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 38. The amounts shown for Ms. Stearns are prorated for the portion of 2019 she was employed with us.

(2)

The amounts shown represent the grant date fair value of the awards computed in accordance with ASC 718. For our Adjusted EPS Equity Awards and rEPS Strategic Equity Awards granted in 2019, in this table we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. For our rTSR Strategic Equity Awards granted in 2019, in this table we have assumed based on a Monte Carlo simulation that achievement at 106.1% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. See Note 2 “Significant Accounting Policies” and Note 14 “Employee Benefit Plans” to our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for a discussion of the valuation of our stock awards. Our 2019 stock awards are further described under the heading “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 38.

(3)	The closing price of our common stock on February 28, 2019 was $49.76 per share and on May 15, 2019 was $47.75 per share.

(4)

Represents Time Vesting Equity Awards of restricted stock units that were granted to (i) each of Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, which are scheduled to vest 25% per year over four years (on each of February 28, 2020, 2021, 2022 and 2023) and (ii) Ms. Stearns which are scheduled to vest 25% per year over four years (on each of May 15, 2020, 2021, 2022 and 2023). The amount shown for Ms. Stearns represents the prorated portion of her Time Vesting equity award target.

(5)

Represents Adjusted EPS Equity Awards of restricted stock units that were granted to each of Ms. Stearns and Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, which are eligible to be earned based on our achievement against certain adjusted EPS targets (over a minimum threshold) as measured on a cumulative basis for the 2019 and 2020 fiscal years, with full vesting of any earned amount on February 28, 2022 for Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg and May 15, 2022 for Ms. Stearns. Amounts shown in the “Threshold” column represent the number of shares (50% of the target unit amount) that would be issued

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EXECUTIVE COMPENSATION

upon achievement of the adjusted EPS performance measure at the minimum adjusted EPS threshold level. Amounts shown in the “Target” column represent the number of shares (100% of the target unit amount) that would be issued upon achievement of the target adjusted EPS performance measure. Amounts shown in the “Maximum” column represent the number of shares (200% of the target unit amount) that would be issued upon achievement of the adjusted EPS performance measure at the highest level. The payout is linearly interpolated for performance between the various adjusted EPS performance goals. The amounts shown for Ms. Stearns represent the prorated portion of her Adjusted EPS equity award target.

(6)	Represents Time Vesting Strategic Equity Awards of restricted stock units that were granted to Ms. Stearns, which are scheduled to vest on December 1, 2023.

(7)

Represents rTSR Strategic Equity Awards of restricted stock units that were granted to Ms. Stearns, which are eligible to be earned based on measuring the cumulative TSR of the company against the cumulative TSR of each of the other companies in the Comparison Group with a minimum threshold over a six-year measurement period, with full vesting of any earned amount no later than 60 days after December 1, 2023. Upon achievement just over the 50% threshold (e.g., 50.0000001%), the amount of the rTSR Strategic Equity Award payable would be negligible, and as such no amount is shown in the “Threshold” column. Amount shown in the “Target” columns represent the number of shares (100% of the target unit amount) that would be issued upon achievement of the target TSR performance measure. Amounts shown in the “Maximum” column represent the number of shares (175% of the target unit amount) that would be issued upon achievement of the target TSR performance measure at the highest level. There is linear interpolation between the Minimum and Maximum TSR performance targets for this award.

(8)

Represents rEPS Strategic Equity Awards of restricted stock units that were granted to Ms. Stearns, which are eligible to be earned based on measuring the cumulative EPS growth, as reported under GAAP EPS, of each of the other members of the Comparison Group with a minimum threshold over a six-year measurement period, with full vesting of any earned amount no later than 90 days after December 31, 2023. Upon achievement just over the 50% threshold (e.g., 50.0000001%), the amount of the rEPS Strategic Equity Award payable would be negligible, and as such no amount is shown in the “Threshold” column. Amount shown in the “Target” columns represent the number of shares (100% of the target unit amount) that would be issued upon achievement of the target TSR performance measure. Amounts shown in the “Maximum” column represent the number of shares (175% of the target unit amount) that would be issued upon achievement of the target TSR performance measure at the highest level. There is linear interpolation between the Minimum and Maximum EPS performance targets for this award.

(9)

Represents the Transition Equity Award of restricted stock units that was granted to Ms. Stearns, which are scheduled to vest 25% per year over four years (on each of May 15, 2020, 2021, 2022 and 2023).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock awards that remain unvested as of December 31, 2019 that are held by the persons named in the table under the heading “Summary Compensation Table.”

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested(1)(2) (3)(4)(5)(6)(7)(8) (#)	Market Value of Shares or Units of Stock That Have Not Vested(9) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(10)(11)(12)(13)(14) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(9) ($)
Robert E. Sulentic	312,802	19,171,636	283,078	17,349,850
Leah C. Stearns	82,265	5,042,021	51,603	3,162,748
James R. Groch	222,830	13,657,251	149,238	9,146,797
Michael J. Lafitte	196,822	12,063,221	141,946	8,669,870
William F. Concannon	175,531	10,758,295	134,655	8,253,005
John E. Durburg	125,876	7,714,940	97,127	5,952,915
(1)

With respect to the total number of unvested stock units listed in this column, 16,619, 12,031, 9,709, 8,219 and 5,440 unvested stock units granted on August 11, 2016 (as Time Vesting Equity Awards) to Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, respectively, are scheduled to vest in full on August 11, 2020.

(2)

With respect to the total number of unvested stock units listed in this column, 31,678, 19,729, 15,921, 14,266 and 8,921 unvested stock units granted on March 3, 2017 (as Time Vesting Equity Awards) to Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, respectively, vested 50% on March 3, 2020, and the other 50% will vest on March 3, 2021.

(3)

With respect to the total number of unvested stock units listed in this column, 41,833, 42,448, 41,813 and 30,871 unvested stock units granted on December 1, 2017 (as Time Vesting Strategic Equity Awards) to Messrs. Groch, Lafitte, Concannon and Durburg, respectively, and 20,942 unvested stock units granted on May 15, 2019 (as Time Vesting Strategic Equity Awards) to Ms. Stearns will vest on December 1, 2023. For a full description of these awards, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 38 and “Executive Management—Employment Agreements” beginning on page 55.

(4)

With respect to the total number of unvested stock units listed in this column, 54,311, 31,803, 29,425, 24,587 and 15,486 unvested stock units granted on February 16, 2018 (as Time Vesting Equity Awards) to Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, respectively, one-third vested on February 16, 2020, and the remaining shares will vest in equal increments on each of February 16, 2021 and 2022.

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EXECUTIVE COMPENSATION

(5)

With respect to the total number of unvested stock units listed in this column, 65,778, 38,517, 35,637, 29,703 and 29,474 unvested stock units granted on February 28, 2019 (as Time Vesting Equity Awards) to Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, respectively, 25% vested on February 28, 2020, and the remaining stock units will vest in equal increments on each of February 28, 2021, 2022 and 2023. For a full description of these awards, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 38.

(6)

With respect to the total number of unvested stock units listed in this column, 19,439 unvested stock units granted on May 15, 2019 (as Time Vesting Equity Awards) to Ms. Stearns, will vest in equal increments on each of May 15, 2020, 2021, 2022 and 2023. For a full description of these awards, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 38.

(7)

With respect to the total number of unvested stock units listed in this column, 41,884 unvested stock units granted on May 15, 2019 (as Transition Equity Awards) to Ms. Stearns, will vest in equal increments on each of May 15, 2020, 2021, 2022 and 2023. For a full description of these awards, see “Executive Management—Employment Agreements” beginning on page 38.

(8)

With respect to the total number of unvested stock units listed in this column, 144,416, 78,917, 63,682, 56,943 and 35,684 unvested stock units granted on March 3, 2017 (as 2017 Adjusted EPS Equity Awards) to each of Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, respectively, vested on March 3, 2020. These stock units were initially granted as 75,006, 41,174, 31,841, 29,783 and 17,842 target performance stock units to each of Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, respectively, and were earned at 200% of target based on the level of adjusted EPS achieved (as certified by the Compensation Committee on February 27, 2019). However, the number of restricted units earned by each of Messrs. Sulentic, Groch and Concannon has been reduced by those earned restricted units for which vesting was accelerated by the company on December 31, 2019 in order to satisfy the tax withholding obligation that arose because each of these named executive officers is retirement eligible and therefore deemed to have vested in all of the earned restricted units for employment tax purposes once the performance vesting condition no longer applies.

(9)

Amounts reflected in this column were calculated by multiplying the number of unvested stock units by $61.29, which was the per-share closing price of our common stock on December 31, 2019. For the Adjusted EPS Equity Awards, rTSR Strategic Equity Awards and rEPS Strategic Equity Awards, these figures assume that those awards are later issued at their target number of shares, except for the Adjusted EPS Equity Awards granted in 2018. As described below in footnote (12) to this table, the 2018 Adjusted EPS Equity Awards will be issued at a greater number of shares than their target (200% of target), and we have reflected the greater number of shares in this table.

(10)

With respect to the performance-based unvested stock units listed in this column, 42,448, 42,448, 42,448 and 30,871 stock units granted on December 1, 2017 (as rTSR Strategic Equity Awards) to each of Messrs. Groch, Lafitte, Concannon and Durburg, respectively and 20,942 stock units granted on May 15, 2019 (as rTSR Strategic Equity Awards) to Ms. Stearns, represents the target number of stock units, from zero to 175% of which are eligible to be earned based on our achievement against certain relative total shareholder return targets over a six-year performance measurement period that commenced on December 1, 2017 and ends on December 1, 2023, with full vesting of any earned amount no later than 60 days after December 1, 2023.

(11)

With respect to the performance-based unvested stock units listed in this column, 42,448, 42,448, 42,448 and 30,871 stock units granted on December 1, 2017 (as rEPS Strategic Equity Awards) to each of Messrs. Groch, Lafitte, Concannon and Durburg, respectively, and 20,942 stock units granted on May 15, 2019 (as rEPS Strategic Equity Awards) to Ms. Stearns, represents the target number of stock units, from zero to 175% of which are eligible to be earned based on our achievement against adjusted EPS targets over a six-year performance measurement period that commenced on January 1, 2018 and ends on December 31, 2023, with full vesting of any earned amount no later than 90 days after December 31, 2023.

(12)

With respect to the performance-based unvested stock units listed in this column, 75,221, 22,123, 19,616, 17,109 and 10,324 stock units granted on February 16, 2018 (as 2018 Adjusted EPS Equity Awards) to each of Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, respectively, represents the target number of stock units, from zero to 200% of which are eligible to be earned based on our achievement against certain adjusted EPS performance targets as measured on a cumulative basis for the 2018 and 2019 fiscal years, with full vesting of any earned amount on February 16, 2021. On March 3, 2020, the Compensation Committee certified the company’s cumulative adjusted EPS performance for the performance period at $6.99, versus a cumulative adjusted EPS “target” in those grants of $6.39. As such, Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg will vest on February 16, 2021 into 150,442, 44,246, 39,232, 34,218 and 20,648 (200% of their target number of restricted stock units), respectively, subject to forfeiture in certain circumstances as set forth in their award agreement. We have reflected this greater number of shares in this table.

(13)

With respect to the performance-based unvested stock units listed in this column, 132,636, 20,096, 17,818, 15,541 and 14,737 stock units granted on February 28, 2019 (as 2019 Adjusted EPS Equity Awards) to each of Messrs. Sulentic, Groch, Lafitte, Concannon and Durburg, respectively, represents the target number of stock units, from zero to 200% of which are eligible to be earned based on our achievement against certain adjusted EPS performance targets as measured on a cumulative basis for the 2019 and 2020 fiscal years, with full vesting of any earned amount on February 28, 2022.

(14)

With respect to the performance-based unvested stock units listed in this column, 9,719 stock units granted on May 15, 2019 (as 2019 Adjusted EPS Equity Awards) to Ms. Stearns, represents the target number of stock units, from zero to 200% of which are eligible to be earned based on our achievement against certain adjusted EPS performance targets as measured on a cumulative basis for the 2019 and 2020 fiscal years, with full vesting of any earned amount on May 15, 2022.

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Option Exercises and Stock Vested

The following table sets forth information concerning stock option exercises and vesting of stock awards during the fiscal year ended December 31, 2019 for the persons named in the table under “Summary Compensation Table.” The dollar amounts in the table below are based on the market value of our common stock on the respective dates of vesting multiplied by the number of shares that vested on such date.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert E. Sulentic(1)	—	—	76,114	3,944,393
Leah C. Stearns	—	—	—	—
James R. Groch(1)	—	—	55,546	2,908,860
Michael J. Lafitte	—	—	37,646	1,909,998
William F. Concannon(1)	—	—	36,483	1,896,307
John E. Durburg	—	—	19,447	988,041
(1)

Includes the vesting of 8,145, 8,486 and 4,326 shares for Messrs. Sulentic, Groch and Concannon, respectively, for which vesting was accelerated by the company on December 31, 2019 in order to satisfy the tax withholding obligation that arose because each of these named executive officers is retirement eligible and therefore deemed to have vested in all of the earned restricted units for employment tax purposes once the performance vesting condition no longer applies.

CEO Pay Ratio

We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance stockholder value. In 2019, the ratio of CEO pay of $13,435,428 to median employee pay of $61,122 was 220:1. As is permitted under the SEC rules, we identified the median employee by examining the annual base salary for all individuals, excluding our CEO, who were employed by us at the end of 2019. We included all active and on-leave employees, whether employed on a full-time, part-time or seasonal basis. We did not make any adjustments or estimates with respect to annual base salary compensation, and we did not annualize compensation for any full-time employees that were not employed by us for all of 2019. Under the de minimis exclusion, we excluded a total of 5% of our employee population from the following countries: Argentina, Austria, Bahrain, Bulgaria, Colombia, Costa Rica, Denmark, Egypt, Finland, Greece, Hungary, Indonesia, Kenya, Korea, Luxembourg, Morocco, New Zealand, Norway, Oman, Pakistan, Panama, Peru, Portugal, Romania,

Saudi Arabia, Serbia, Slovakia, South Africa, Sri Lanka, Sweden, Taiwan, Turkey, United Arab Emirates, Uruguay and Venezuela. We employed statistical sampling to identify a group of employees within 2.5% of the median based on annual base salary, then selected the median employee from this group. We then calculated 2019 CEO pay, which includes Mr. Sulentic’s base salary, bonus, equity awards, employer-paid insurance premiums and 401(k) match. We used the same methodology in calculating 2019 pay for the median employee. We believe that our methodology results in a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. However, given the different methodologies that public companies will use to determine an estimate of their CEO pay ratio, the estimated CEO pay ratio reported above should not be used as a basis for comparison between us and other companies.

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EXECUTIVE COMPENSATION

Summary of Plans, Programs and Agreements

2019 Equity Incentive Plan

Our 2019 Equity Incentive Plan, or the 2019 Plan, which was approved by our stockholders on May 17, 2019, authorizes the grant of stock-based awards to our employees, directors and independent contractors and is administered by our independent Compensation Committee. The 2019 Plan will terminate on March 1, 2029 unless earlier terminated. As of December 31, 2019, a total of 9,944,743 shares of our Class A common stock have been reserved for issuance under the 2019 Plan. The number of shares issued or reserved pursuant to the 2019 Plan, or pursuant to outstanding awards, is subject to adjustment on account of a stock split of our outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination or reclassification of the shares, recapitalization, spin-off or other similar occurrence. Stock options and stock appreciation rights granted under the 2019 Plan are subject to a maximum term of ten years from the date of grant. All awards granted under the 2019 Plan are generally subject to a minimum one-year vesting schedule.

As of December 31, 2019, assuming the maximum number of shares under our performance-based awards will later be issued (which includes shares that could be issued over target related to performance awards issued and outstanding under our 2017 Equity Incentive Plan), 7,538,712 shares remained available for future grants under the 2019 Plan.

Recent Share Price. On March 16, 2020, the closing price of our common stock on the NYSE was $38.40 per share.

2017 Equity Incentive Plan

Our 2017 Equity Incentive Plan, or the 2017 Plan, which authorized the grant of stock-based awards to our employees, directors and independent contractors was terminated in May 2019 in connection with the adoption of our 2019 Plan, which is described above. Given that our 2017 Plan terminated in May 2019, no new awards may be granted thereunder. However, as of December 31, 2019, 5,736,560 outstanding restricted stock unit (RSU) awards granted under the 2017 Plan to acquire shares of our Class A common stock remain outstanding according to their terms, and we will continue to issue shares to the extent required under the terms of such outstanding awards (noting that any shares granted above target will get deducted from the 2019 equity incentive plan reserve as noted above).

2012 Equity Incentive Plan

Our 2012 Equity Incentive Plan, or the 2012 Plan, which authorized the grant of stock-based awards to our employees, directors and independent contractors was terminated in May 2017 in connection with the adoption of our 2017 Plan, which is described above. Given that our 2012 Plan terminated in May 2017, no new awards may be granted thereunder. However, as of December 31, 2019, assuming the maximum number of shares under our performance-based awards will later be issued, 2,166,537 outstanding restricted stock unit (RSU) awards granted under the 2012 Plan to acquire shares of our Class A common stock remain outstanding according to their terms, and we will continue to issue shares to the extent required under the terms of such outstanding awards.

Executive Bonus Plan (“EBP”)

The EBP is designed to motivate and reward executives by aligning our annual performance awards with actual performance, and the amount of an EBP award is measured by the executive’s success against a combination of challenging financial and strategic performance objectives established by the Compensation Committee. The principal features of the EBP are summarized below.

Eligibility. Our executives who are designated by our Board as “Section 16 officers” are eligible to participate in the EBP.

Currently, there are 9 executives designated as Section 16 officers.

Performance. Awards under the EBP are based on the achievement of certain financial and strategic performance objectives and a targeted level or levels of performance with respect to those objectives. Financial performance objectives under the EBP are based on adjusted EBITDA performance, and target adjusted EBITDA objectives are based on our annual financial and operating plan approved by our Board.

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The strategic performance objectives are determined on a participant-by-participant basis and are based on the achievement of specific objectives in each participant’s area of responsibility. Strategic performance objectives for the CEO and other EBP participants are approved by our Compensation Committee.

Award Determination. The Compensation Committee establishes a target award amount for each participant in the EBP early in the performance period, and the Compensation Committee determines the actual amount awarded after the conclusion of the fiscal year. The Compensation Committee may also determine to issue to our CEO a supplemental and discretionary award under our EBP in exceptional and exceedingly deserving circumstances, and our CEO (subject to ratification by the Board or the Compensation Committee) may determine to issue to our other executive officers a supplemental and discretionary bonus under the EBP in such circumstances.

For a description of how the annual performance award payouts under the EBP were determined for 2019 as well as other features of the EBP, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 38 in our CD&A in this Proxy Statement. The process for calculating the strategic performance portion of the EBP award is also described in greater detail in that section.

Deferred Compensation Plan (“DCP”)

The DCP provides an opportunity for select employees of management whose income exceeds a certain threshold (including our executive officers) and non-employee directors to elect to defer a portion of their compensation to future years. The DCP is administered by a committee of three or more individuals (the “DCP Committee”) selected by our CEO. The DCP Committee in its discretion selects which persons can participate in the DCP and the calendar year(s) in which they can participate. Participants in the DCP make an irrevocable election whether to defer a portion of their compensation with respect to a particular calendar year and whether to receive distributions of their deferred amounts from a certain calendar year in a lump sum payment on a specified date, or in installments over a period of two to five years, subject to earlier payment in the event of a separation of service prior to retirement. Participants may receive market returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investments selected by them. Almost all of the investment options in the DCP are identical, subject to certain asset class variations, to the investment options in our 401(k) Plan described below. The DCP is an unfunded plan and is intended to comply both with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and with the Employee Retirement Income Security Act of 1974, as amended.

None of our named executive officers participated in, or had any account balance under, the DCP in 2019.

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan. Most of our U.S. employees, other than certain qualified real estate agents having the status of independent contractors under Internal Revenue Code Section 3508 and non-plan electing unions, are eligible to participate in this plan. The 401(k) plan provides for participant contributions as well as a company match. A participant is allowed to contribute to the 401(k) plan from 1% to 75% of his or her compensation, subject to limits imposed by applicable law. Participants are entitled to invest up to 25% of their 401(k) account balance in shares of our common stock, except that participants may not have more than 25% of their plan assets allocated to our common stock as measured at any year-end. As of December 31, 2019, approximately 1.3 million shares of our common stock were held through investments in our 401(k) plan.

In 2019, we matched 67% of our employee’s contributions up to the first 6% of the employee’s annual compensation for participants with an annual base salary of less than $100,000 and we matched 50% of our employee’s contributions up to the first 6% of the employee’s annual compensation (up to $150,000 of compensation). For all 401(k) plan participants hired after January 1, 2007, our matching contributions vest 20% per year for each plan year they are employed, until they are 100% vested after five years of service. All 401(k) plan participants hired before January 1, 2007 have full and immediate vesting in our matching contributions.

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EXECUTIVE COMPENSATION

Severance Plan; Treatment of Death, Disability and Retirement Under 2016, 2017, 2018 and 2019 Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under Strategic Equity Award Agreements

We have a Severance Plan for our executive officers in which all of our named executive officers participate, and as described below, provide for certain death, disability and retirement benefits for them in certain circumstances.

Severance Plan

We have a Severance Plan in which all of our executive officers participate, other than those executive officers from time to time who may be party to an employment agreement with the company that provides for severance pay. All of our named executive officers for 2019 participate in the Severance Plan. Participants in the Severance Plan (which we refer to as “Covered Employees” within this “Severance Plan” section) will not be eligible to participate in any other severance plan sponsored by us. Our CEO is designated as a “Tier I” participant, and all of our other current named executive officers are presently designated as “Tier II” participants under the Severance Plan. Covered Employees are eligible to receive under the Severance Plan (i) severance benefits upon a “Qualifying Termination” (which we describe below), including enhanced benefits for a Qualifying Termination that occurs within a window period surrounding a “Change in Control” (as defined in the Severance Plan) of the company, and (ii) accelerated and continued vesting in respect of equity awards held by them if they remain employed with us on the date of a change in control of the company, all subject to an effective release of claims against the company, compliance with restrictive covenants, and certain other conditions.

We describe these severance benefits in detail immediately below.

Severance Benefits under Severance Plan

The Severance Plan provides the Covered Employee with the following severance payments and benefits upon a termination of employment either (1) by us other than for “Cause” and other than for “Poor Performance” or (2) by the Covered Employee for “Good Reason” (each such capitalized term as defined in the Severance Plan) (a “Qualifying Termination”):

•

a lump-sum cash payment equal to (a) 2.0 for the Tier I participant or 1.5 for Tier II participants, multiplied by (b) the sum of (1) the Covered Employee’s annual base salary plus (2) his or her target annual cash bonus award;

•	payment of a pro-rated portion of the Covered Employee’s annual cash bonus award for the year of termination (with the bonus calculated based on actual performance for our executive officers);
•

payment of any unpaid annual bonus in respect of a prior fiscal year (or other applicable performance) that ended on or before the date of termination (without any requirement to remain employed through the payment date to earn such bonus);

•	continued health-care coverage for up to 18 months post-termination, with the Covered Employee paying active employee premium rates;

•	outplacement assistance for up to 12 months post-termination; and

•

vesting of equity awards as follows (unless the underlying equity award agreement provides for more favorable vesting, in which case such agreement controls and except in the case of the Strategic Equity Awards, which are not subject to the Severance Plan):

•

If the Qualifying Termination occurs at any time outside of the Change in Control Protection Period (as defined below), accelerated vesting of a pro-rated portion of all outstanding unvested time-vesting equity awards or, if the award is subject to performance-based vesting conditions, continued eligibility to vest based on the actual achievement of the performance objectives following the completion of the applicable performance period with respect to a pro-rated portion of all outstanding unvested performance-vesting equity awards, in each case, based on the number of days employed from the grant date through the date of termination plus an additional number of days corresponding to the Covered Employee’s severance multiple (24 months for the Tier I participant or 18 months for Tier II participants), subject to the following deferred equity delivery requirements:

•

50% of the accelerated portion of time-vesting restricted stock units or time-vesting restricted stock will be delivered on the date of termination and the remaining 50% will be delivered at the end of the applicable period during which the Covered Employee is subject to the restrictive covenants under the Severance Plan as described below (which is 24 months following the termination date for the Tier I participant and 18 months following the termination date for the Tier II participants) (such period is referred to herein as the “restricted period”), subject to the Covered Employee’s compliance with such restrictive covenants during the restricted period;

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•

50% of the accelerated portion of shares underlying time-vesting options will be forfeited if the Covered Employee does not comply with the restrictive covenants under the Severance Plan during the applicable restricted period;

•

With respect to the portion of performance-vesting restricted stock units or restricted stock that were subject to continued eligibility to vest and are actually earned based on the level of achievement of the applicable performance goals, 50% will be delivered at the end of the applicable performance period and the remaining 50% will be delivered at the later of the end of the performance period or the end of the restricted period, subject to the Covered Employee’s compliance with the restrictive covenants during the restricted period;

•

With respect to the portion of shares underlying performance-vesting options that were subject to continued eligibility to vest and are actually earned based on the level of achievement of the applicable performance goals, 50% will be forfeited if the Covered Employee does not comply with the restrictive covenants under the Severance Plan during the restricted period; and

•

Notwithstanding the foregoing, if a Covered Employee exercises any time-vesting options or performance-vesting options during the restricted period applicable, then the shares acquired upon such exercise will be held by us and may not be sold or transferred by such Covered Employee before the end of such restricted period, and, if such Covered Employee does not comply with the restrictive covenants, each such share will be automatically repurchased by us at a price equal to the lower of the fair market value of such share and the exercise price per share of such option.

•

If the Qualifying Termination occurs within a Change in Control Protection Period, immediate and fully accelerated vesting of all outstanding unvested equity awards (or their as-assumed, -converted or -replaced awards as described below under “Severance Plan Treatment of Equity Awards Held by Non-Terminated Participants upon a Change in Control”) with none of the equity underlying the to-be-vested awards subject to deferred delivery. If the award is subject to performance-based vesting conditions, the Compensation Committee will determine the number of shares subject to the award based on the projected achievement of the performance goals after taking into account actual achievement through the date of such Change in Control. The “Change in Control Protection Period” means the period beginning 120 days prior to the date of a Change in Control and ending on the second anniversary of such Change in Control.

The Covered Employee’s receipt of severance payments and benefits under the Severance Plan is conditioned upon his or her execution of an effective release of claims against the company and compliance with restrictive covenants set forth in the Severance Plan for the restricted period, including a covenant prohibiting the solicitation of the company’s customers and employees, as such restricted period may be reduced or eliminated (x) by the Compensation Committee or (y) if and to the extent required to comply with the laws of the jurisdiction in which the Covered Employee was primarily providing services to the company immediately prior to such termination.

Severance Plan Treatment of Equity Awards Held by Non-Terminated Participants upon a Change in Control

The Severance Plan provides that if the Covered Employee remains employed on the date on which a Change in Control occurs, then:

•	with respect to any outstanding time-vesting equity awards held by the Covered Employee (other than the Time Vesting Strategic Equity Awards, which are not subject to the Severance Plan):

•

if the company’s successor does not assume, convert or replace such awards with publicly-traded equity securities (or their equivalent) having an equivalent value (and vesting schedule), the awards, to the extent unvested, will immediately vest in full; or

•

if the company’s successor so assumes, converts or replaces such awards, the awards will remain subject to vesting in accordance with their terms (including the provisions described above regarding the treatment of such award upon a Qualifying Termination); and

•

with respect to any outstanding performance-vesting equity awards held by the Covered Employee (other than the rTSR Strategic Equity Awards and the rEPS Strategic Equity Awards, neither of which are subject to the Severance Plan), the Compensation Committee will determine the projected achievement of the performance goals upon such Change in Control after taking into account actual achievement through the date of such Change in Control, and such projected performance will be used to determine the number of options or shares subject to such award that will remain eligible to vest as provided below (such options or shares, the “Vesting Eligible Shares”) (any shares that do not remain eligible to vest based on the Compensation Committee’s determination of projected performance being automatically forfeited on the date of such Change in Control); and

•

if the company’s successor does not assume, convert or replace the performance-based equity award of Vesting Eligible Shares with publicly-traded equity securities (or their equivalent) having an equivalent value, then each outstanding Vesting Eligible Share subject to such award will immediately vest in full; or

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EXECUTIVE COMPENSATION

•

if the company’s successor so assumes, converts or replaces the performance-based equity award of Vesting Eligible Shares, then each outstanding award will convert into a time-vesting equity award that will vest in full on the date that the award would otherwise have fully vested in accordance with its terms (subject to the provisions described above regarding the treatment of such award upon a Qualifying Termination).

Hypothetical December 31, 2019 Termination under our Severance Plan

In the hypothetical event that any of our named executive officers for 2019 incurred a Qualifying Termination on December 31, 2019, they would have received the following severance benefits under the Severance Plan:

Name		Cash Severance ($)		Pro-Rata Bonus(1) ($)	Accelerated Vesting of RSUs(2) ($)	Health and Welfare Benefits(3) ($)	Total* ($)
Robert E. Sulentic	No Change in Control	6,000,000	(4)	2,415,000	34,708,036	25,511	43,148,547
	During Change in Control Protection Period	6,000,000	(4)	2,415,000	36,521,485	25,511	44,961,996
Leah C. Stearns	No Change in Control	1,999,316	(5)	747,586	2,957,487	30,258	5,734,647
	During Change in Control Protection Period	1,999,316	(5)	747,586	8,566,012	30,258	11,343,172
James R. Groch	No Change in Control	2,887,500	(5)	1,152,113	15,976,096	30,258	20,045,967
	During Change in Control Protection Period	2,887,500	(5)	1,152,113	23,536,340	30,258	27,606,211
Michael J. Lafitte	No Change in Control	2,752,500	(5)	1,175,167	14,130,225	25,511	18,083,403
	During Change in Control Protection Period	2,752,500	(5)	1,175,167	21,495,383	25,511	25,448,561
William F. Concannon	No Change in Control	2,625,000	(5)	1,247,014	12,573,459	25,511	16,470,984
	During Change in Control Protection Period	2,625,000	(5)	1,247,014	19,743,592	25,511	23,641,117
John E. Durburg	No Change in Control	2,550,000	(5)	1,181,250	8,805,350	30,258	12,566,858
	During Change in Control Protection Period	2,550,000	(5)	1,181,250	14,200,463	30,258	17,961,971
*	Figures in this table assume no reduction in severance benefits due to operation of Internal Revenue Code 280G.

(1)	Represents the actual annual cash bonus award for 2019.

(2)

Amounts shown are calculated by aggregating the sums determined by multiplying, for each outstanding unvested equity award (excluding the one-time Strategic Equity Awards, which are not subject to the Severance Plan), (x) the number of unvested stock units accelerating as a result of the Qualifying Termination (a portion of which may be subject to deferred delivery and continued compliance with restrictive covenants as described above), by (y) our per-share closing stock price on December 31, 2019 of $61.29. The value of accelerated Adjusted EPS Equity Awards is calculated assuming that the applicable performance measures are achieved at their target unit amount, except for (i) our Adjusted EPS Equity Awards granted in 2017, which were earned at 200% of target based on the level of adjusted EPS achieved (as certified by the Compensation Committee on February 27, 2019), and (ii) our Adjusted EPS Equity Awards granted in 2018 (in which case we have assumed that those 2018 awards would have been achieved based on our actual adjusted EPS performance as later certified by our Compensation Committee on March 3, 2020). See footnotes (8) and (12) to our “Outstanding Equity Awards at Fiscal Year-End” table on page 57. See the discussion under the heading “Qualifying Termination or Retirement Under Strategic Equity Award Agreements” below for the treatment of Strategic Equity Awards under the applicable termination events.

(3)	Represents the approximate value of continued health-care coverage at active employee rates for a period of 18 months and the approximate value of outplacement assistance for 12 months.

(4)	Represents a lump-sum cash payment equal to two times (2x) the sum of (a) the annual base salary plus (b) the target annual cash bonus award for 2019.

(5)	Represents a lump-sum cash payment equal to one-and-a-half times (1.5x) the sum of (a) the annual base salary plus (b) the target annual cash bonus award for 2019.

Death, Disability and Retirement Under 2016, 2017, 2018 and 2019 Annual Equity Award Agreements

Any unvested portion of our annual equity awards is generally forfeited upon termination of an executive’s employment with the company, except as provided for under our Severance Plan described above. In addition to the Severance Plan, the award agreements pursuant to which our 2016, 2017, 2018 and 2019 annual equity awards were granted provide for continued or accelerated vesting of the unvested portion of those awards in certain death, disability and retirement circumstances.

2016 and 2017 Annual Equity Awards

•

For 2016 and 2017 Time Vesting Equity Awards, if the grantee’s employment terminates due to death or disability, then any unvested portion of the award will become immediately vested. If the grantee’s employment terminates due to retirement, then any unvested portion of the award will continue to vest in 25% annual increments on the original vesting schedule, subject to the grantee’s compliance with non-competition, non-solicitation and confidentiality covenants through the applicable vesting date(s). However, if the grantee dies after retiring from the company, then any unvested portion of the award will become immediately vested. If the death, disability or retirement termination event occurs within twelve months following the vesting commencement date, then the unvested portion of the respective award that will immediately vest or continue to vest, as applicable, will be pro-rated based on the number of days worked during such 12-month period prior to the termination event.

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•

For 2017 Adjusted EPS Equity Awards, if the grantee’s employment terminates due to death, disability or retirement, then the award will vest on the date on which it would have otherwise vested under the original vesting schedule, but only if the company satisfies the minimum adjusted EPS performance threshold and, in the case of retirement subject to the grantee’s compliance with non-competition, non-solicitation and confidentiality covenants through the applicable vesting date(s). The number of shares underlying the award that ultimately vest

(if any) will be based on our actual adjusted cumulative EPS over the performance period relative to the adjusted EPS targets set forth in the award. If the death, disability or retirement termination event occurs within twelve months following the vesting commencement date, then the unvested portion of the respective award that will continue to vest will be pro-rated based on the number of days worked during such 12-month period prior to the termination event.

2018 Annual Equity Awards

•

For 2018 Time Vesting Equity Awards, if the grantee’s employment terminates due to death or disability, then any unvested portion of the award will become immediately vested. If the death or disability termination event occurs within twelve months following the vesting commencement date, then the unvested portion of the respective award that will immediately vest will be pro-rated based on the number of days worked during such 12-month period prior to the termination event. If the grantee’s employment terminates due to retirement, then any unvested portion of the award will continue to vest in 25% annual increments on the original vesting schedule, subject to the grantee’s compliance with non-competition, non-solicitation and confidentiality covenants through the applicable vesting date(s). However, if the grantee dies after retiring from the company, then any unvested portion of the award will become immediately vested. If a retirement termination event occurs before December 31 of the year of the applicable vesting commencement date for such award, then the entire Time Vesting Equity Award is forfeited.

•

For 2018 Adjusted EPS Equity Awards, if the grantee’s employment terminates due to death, disability or retirement, then the award will vest on the date on which it would have otherwise vested under the original vesting schedule, but only if the company satisfies the minimum adjusted EPS performance threshold and, in the case of retirement subject to the grantee’s compliance with non-competition, non-solicitation and confidentiality covenants through the applicable vesting date(s). The number of shares underlying the award that ultimately vest (if any) will be based on our actual adjusted cumulative EPS over the performance period relative to the adjusted EPS targets set forth in the award. If the death, disability or retirement termination event occurs within twelve months following the vesting commencement date, then the unvested portion of the respective award that will continue to vest will be pro-rated based on the number of days worked during such 12-month period prior to the termination event.

2019 Annual Equity Awards

•

For 2019 Time Vesting Equity Awards, if the grantee’s employment terminates due to death or disability, then any unvested portion of the award will become immediately vested. If the death or disability termination event occurs within twelve months following the vesting commencement date, then the unvested portion of the respective award that will immediately vest will be pro-rated based on the number of days worked during such 12-month period prior to the termination event. If the grantee’s employment terminates due to retirement, then any unvested portion of the award will continue to vest in 25% annual increments on the original vesting schedule, subject to the grantee’s compliance with non-competition, non-solicitation and confidentiality covenants through the applicable vesting date(s). However, if the grantee dies after retiring from the company, then any unvested portion of the award will become immediately vested. If a retirement termination event occurs before December 31 of the year of the applicable vesting commencement date for such award, the entire Time Vesting Equity Award is forfeited.

•

For 2019 Adjusted EPS Equity Awards, if the grantee’s employment terminates due to death, disability or retirement, then the award will vest on the date on which it would have otherwise vested under the original vesting schedule, but only if the company satisfies the minimum adjusted EPS performance threshold and, in the case of retirement subject to the grantee’s compliance with non-competition, non-solicitation and confidentiality covenants through the applicable vesting date(s). The number of shares underlying the award that ultimately vest (if any) will be based on our actual adjusted cumulative EPS over the performance period relative to the adjusted EPS targets set forth in the award. If the death or disability termination event occurs within twelve months following the grant date, then the unvested portion of the respective award that will immediately vest will be pro-rated based on

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EXECUTIVE COMPENSATION

the number of days worked during such 12-month period prior to the termination event. If a retirement termination event occurs on or after December 31 of the year of the applicable vesting commencement date for such award, then the unvested portion of the award will continue to vest without proration. However, if a retirement termination event occurs before December 31 of the year of the applicable vesting commencement date for such award, the entire Adjusted EPS Equity Award is forfeited.

Definitions

•

A “retirement” with respect to our named executive officers means that the grantee has voluntarily terminated employment at age 62 (58 for Mr. Groch) or older with at least ten years of continuous service to the company.

•

A “disability” means the grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months.

Hypothetical December 31, 2019 Termination Due to Death or Disability

In the hypothetical event that any of our named executive officers during 2019 had terminated employment on December 31, 2019 due to death or disability under the circumstances covered by our 2016, 2017, 2018 and 2019 annual award agreements, they would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of their unvested 2016, 2017, 2018 and 2019 annual equity awards:

Name	2016 Annual Equity Awards ($)	2017 Annual Equity Awards ($)	2018 Annual Equity Awards ($)	2019 Annual Equity Awards ($)	Total ($)
Robert E. Sulentic	1,018,579	10,792,801	12,549,311	10,203,498	34,564,189
Leah C. Stearns	—	—	—	2,755,537	2,755,537
James R. Groch	737,380	6,046,013	4,661,043	3,005,171	14,449,607
Michael J. Lafitte	595,065	4,878,868	4,207,988	2,755,598	12,437,519
William F. Concannon	503,743	4,364,400	3,604,158	2,318,846	10,791,147
John E. Durburg	333,418	2,733,840	2,214,653	2,279,069	7,560,980

The foregoing amounts assume (i) the Adjusted EPS Equity Awards granted in 2018 would have been achieved based on our actual adjusted EPS performance as later certified by the Compensation Committee on March 3, 2020, (ii) the Adjusted EPS Equity Awards granted in 2019 are achieved at their “target” adjusted EPS performance level, and (iii) all awards were valued at the closing price of our common stock on December 31, 2019, which was $61.29 per share.

Hypothetical December 31, 2019 Termination Due to Retirement

In the hypothetical event that any of our named executive officers during 2019 had terminated employment on December 31, 2019 due to retirement under the circumstances covered by our 2016, 2017, 2018 and 2019 annual award agreements, they would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of their unvested 2016, 2017, 2018 and 2019 annual equity awards:

Name	2016 Annual Equity Awards ($)	2017 Annual Equity Awards ($)	2018 Annual Equity Awards ($)	2019 Annual Equity Awards ($)	Total ($)
Robert E. Sulentic(1)	1,018,579	10,792,801	12,549,311	12,160,794	36,521,485
James R. Groch(1)	737,380	6,046,013	4,661,043	3,592,391	15,036,827
William F. Concannon(1)	503,743	4,364,400	3,604,158	2,773,005	11,245,306

(1)

Mr. Concannon became retirement eligible in November 2017, Mr. Sulentic became retirement eligible in September 2018 and Mr. Groch became retirement eligible in December 2019. Ms. Stearns and Messrs. Lafitte and Durburg were not retirement eligible on December 31, 2019 and therefore are not included in the table above.

The foregoing amounts assume (i) the Adjusted EPS Equity Awards granted in 2018 would have been achieved based on our actual adjusted EPS performance as later certified by the Compensation Committee on March 3, 2020, (ii) the Adjusted EPS Equity Awards granted in 2019 are achieved at their “target” adjusted EPS performance level, (iii) all awards were valued at the closing price of our common stock on December 31, 2019, which was $61.29 per share, and (iv) the named executive officer complied with the applicable non-competition, non-solicitation and confidentiality covenants through all applicable vesting dates.

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Qualifying Termination or Retirement Under Strategic Equity Award Agreements

Any unvested portion of the Strategic Equity Awards is generally forfeited upon a termination of employment that occurs prior to, in the case of the Time Vesting Strategic Equity Awards, their December 1, 2023 vesting date, and, in the case of the rTSR Strategic Equity Awards and the rEPS Strategic Equity Awards, the date on which the Compensation Committee certifies the applicable performance percentile ranking achieved (which certification will occur as soon as practicable, but in no event more than 60 days in the case of the rTSR Strategic Equity Awards or 90 days in the case of the rEPS Strategic Equity Awards, following the end of the six-year performance period for such RSUs). However, the award agreements pursuant to which the Strategic Equity Awards were granted provide for continued or accelerated vesting of a pro-rata amount of the unvested portion of those awards in the event of a termination due to (i) retirement or (ii) death, disability, by the company without cause or by the grantee for good reason (collectively referred to hereafter as a “SEA Qualifying Termination”).

In summary:

•

For the Time Vesting Strategic Equity Awards, if the grantee’s employment is terminated due to a SEA Qualifying Termination, a pro rata portion of the Time Vesting Strategic Equity Awards will vest on the date of termination determined based on the number of days the grantee was employed during the six-year vesting period of the Time Vesting Strategic Equity Awards (or, if such SEA Qualifying Termination occurs following a change in control of the company (as defined in the 2017 Plan), all unvested Time Vesting Strategic Equity Awards will automatically vest on the date of such termination).

•

For the Time Vesting Strategic Equity Awards, if the grantee’s employment is terminated due to retirement at any time on or after the first anniversary of the grant date, then, so long as the grantee has not breached any restrictive covenants to which they are subject, a pro rata portion of the Time Vesting Strategic Equity Awards will vest on December 1, 2023 (with the remaining Time Vesting Strategic Equity Awards being forfeited). If the termination due to retirement occurs prior to the first anniversary of the grant date, all of the Time Vesting Strategic Equity Awards will be forfeited upon such termination without consideration.

•

For the rTSR Strategic Equity Awards, if the grantee’s employment is terminated during the performance period and prior to a change in control of the company due to a SEA Qualifying Termination at any time or due to retirement at any time on or after the first anniversary of the grant date, then, so long as the grantee has not breached any restrictive covenants to which they are subject, that number of rTSR Strategic Equity Awards will vest on the vesting measurement date as is determined by multiplying the number of rTSR Strategic Equity Awards that would have vested if the grantee had remained employed on the vesting measurement date by a fraction, the numerator of which is the number of days the grantee was employed from the grant date to the date of termination and the denominator of which is the total number of days from the grant date to the vesting measurement date.

•

For the rTSR Strategic Equity Awards, if a change in control of the company occurs during the performance period, then the performance period will end as of the closing date of the change in control, and the number of rTSR Strategic Equity Awards that will be earned (and therefore remain eligible to vest following such change in control) will be determined in accordance with the percentile ranking calculation above, but the closing date of the change in control will be used as the measurement date and the price per share payable in connection with such change in control will be the final value of the company’s Class A common stock. Any rTSR Strategic Equity Awards that are so earned will vest on December 1, 2023 (subject to the grantee’s continued employment on such date) or if the grantee’s employment is terminated at any time following the change in control and prior to December 1, 2023 due to a SEA Qualifying Termination or due to retirement (so long as such retirement occurs on or after the first anniversary of the grant date), then any rTSR Strategic Equity Awards so earned will vest on the date of such termination. Any rTSR Strategic Equity Awards not so earned will be automatically forfeited upon the closing of the change in control.

•

For the rEPS Strategic Equity Awards, if the grantee’s employment is terminated during the performance period and prior to a change in control of the company (due to a SEA Qualifying Termination or due to retirement on or after the first anniversary of the grant date), then, so long as the grantee has not breached any restrictive covenants to which they are subject, that number of rEPS Strategic Equity Awards will vest on the vesting measurement date as is determined by multiplying the number of rEPS Strategic Equity Awards that would have vested if the grantee had remained employed on the vesting measurement date by a fraction, the numerator of which is the number of days the grantee was employed from the grant date to the date of termination and the denominator of which is the total number of days from the grant date to the vesting measurement date.

•

For the rEPS Strategic Equity Awards, if a change in control of the company occurs during the performance period, then the performance period will end as of the most recent quarter-end prior to the closing date of the change in control, the number of rEPS Strategic Equity Awards that will be earned (and therefore remain eligible to vest following such

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change in control) will be determined in accordance with the percentile ranking calculation above but with the most recent quarter-end prior to the closing date of the change in control being used as the measurement date for purposes of measuring the growth in Adjusted EPS over the performance period. Any rEPS Strategic Equity Awards that are so earned will vest on December 31, 2023 (subject to the grantee’s continued employment on such date) or if the grantee’s employment is terminated at any time following the change in control and prior to December 1, 2023 due to a SEA Qualifying Termination or due to retirement (so long as such retirement occurs on or after the first anniversary of the grant date), then any rEPS Strategic Equity Awards so earned will vest on the date of such termination. Any rEPS Strategic Equity Awards not so earned will be automatically forfeited upon the closing of the change in control.

“Cause” means the occurrence of any one or more of the following events: (i) the grantee’s conviction of (or plea of guilty or no contest to) a felony involving moral turpitude; (ii) the grantee’s willful and continued failure to substantially perform their designated duties or to follow lawful and authorized directions of the company after written notice from or on behalf of the company; (iii) the grantee’s willful misconduct (including willful violation of the company’s policies that are applicable to such grantee) or gross negligence that results in material reputational or financial harm to the company; (iv) any act of fraud, theft, or any material act of dishonesty by the grantee regarding the company’s business; (v) the grantee’s material breach of fiduciary duty to the company (including without limitation, acting in competition with, or taking other adverse action against, the company during the period of the grantee’s employment with the company, including soliciting our employees for alternative employment); (vi) any illegal or unethical act (inside or outside of such grantee’s scope of employment) by the grantee that results in material reputational or financial harm to the company; (vii) the grantee’s material misrepresentation regarding personal and/or company performance and/or the company’s records for personal or family financial benefit; (viii) the grantee’s material or systematic unauthorized use or abuse of corporate resources of the company for personal or family financial benefit; or (ix) the grantee’s refusal to testify or cooperate in legal proceedings or investigations involving the company. For purposes of this definition, the “company” means the company and its subsidiaries and affiliates.

“Good reason” means the occurrence of any one or more of the following events without the grantee’s prior written consent: (i) a material adverse change in the grantee’s duties or responsibilities (such that the compensation paid to the grantee would not continue to be deemed rational based on their revised duties or responsibilities); (ii) a reduction of more than 10% in the grantee’s base salary as in effect for the 12-month period immediately prior to such reduction, other than in connection with an across-the-board reduction of the base salaries of similarly situated employees or due to changes in the grantee’s duties and responsibilities with the grantee’s prior written consent; (iii) a reduction of more than 10% in the grantee’s annual target bonus as in effect immediately prior to such reduction or the grantee becoming ineligible to participate in bonus plans applicable to similarly situated employees, other than in connection with an across-the-board reduction of the annual target bonuses of similarly situated employees or due to changes in the grantee’s duties and responsibilities with the grantee’s prior written consent; (iv) the failure by the company to make any annual equity grant to the grantee or a reduction of more than 10% of the grantee’s annual equity grant as compared to the annual equity grant made to the grantee in the preceding fiscal year of the company, unless (A) a reduction of annual equity grants or a change in equity philosophy or practice occurs that does not disproportionately affect the grantee relative to other similarly situated employees who receive equity grants, or (B) such failure to grant or reduction of such grants occurs due to changes in the grantee’s duties and responsibilities with the grantee’s prior written consent; (v) if the grantee is a participant in the Severance Plan, the failure of any successor to the company to assume the Severance Plan upon a change in control of the company; or (vi) a change in the grantee’s principal place of work to a location of more than 50 miles in each direction from their principal place of work immediately prior to such change in location, so long as such change increases the grantee’s commute from their principal residence by more than 50 miles in each direction and more than 3 times per week on average. In order to resign for “good reason,” a grantee must provide a notice of termination to the company within 90 days of the initial existence of the facts or circumstances constituting such event, the company must fail to cure such facts or circumstances within 30 days after receipt of such notice and the date on which the grantee’s termination occurs must be no later than 30 days after the expiration of the such cure period.

“Disability” has the same meaning it has under the Severance Plan and “retirement” has the same meaning it has for purposes of the company’s annual equity awards.

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Hypothetical December 31, 2019 Termination Due to SEA Qualifying Termination or Retirement (No Change in Control)

In the hypothetical event that any of our named executive officers (other than Mr. Sulentic, who declined the Compensation Committee’s offer of a Strategic Equity Award) during 2019 had terminated employment on December 31, 2019 due to a SEA Qualifying Termination or, in the case of Messrs. Concannon and Groch, retirement, they would have received either immediately or over time, depending on the circumstances of the termination) the following in respect of their Strategic Equity Awards:

Name	Time Vesting Strategic Equity Awards ($)	rTSR Strategic Equity Awards ($)	rEPS Strategic Equity Awards ($)	Total ($)
Leah C. Stearns	178,354	178,354	175,228	531,936
James R. Groch(1)	865,905	903,598	890,973	2,660,476
Michael J. Lafitte	903,598	903,598	890,973	2,698,169
William F. Concannon(1)	864,679	903,598	890,973	2,659,250
John E. Durburg	657,151	657,151	647,958	1,962,260

(1)	Mr. Concannon became retirement eligible in November 2017 and Mr. Groch became retirement eligible in December 2019.

The foregoing amounts assume (i) the level of performance achieved for both the rTSR Strategic Equity Awards and the rEPS Strategic Equity Awards will be the level which causes the target number of rTSR Strategic Equity Awards and rEPS Strategic Equity Awards to vest, (ii) all awards were valued at the closing price of our common stock on December 31, 2019, which was $61.29 per share, (iii) the named executive officer complied with the applicable restrictive covenants through all applicable vesting dates, and (iv) for each type of award, the actual number of awards that vested was determined using proration based on (x) with respect to Ms. Stearns, service from May 15, 2019 to December 31, 2019 and (y) with respect to all other named executive officers, service from December 1, 2017 through December 31, 2019.

Hypothetical December 31, 2019 Termination Due to SEA Qualifying Termination or Retirement (Change in Control)

In the hypothetical event that a change in control of the company had occurred on December 31, 2019 and any of our named executive officers (other than Mr. Sulentic, who declined the Compensation Committee’s offer of a Strategic Equity Award) during 2019 had terminated employment due to a SEA Qualifying Termination or, in the case of Messrs. Concannon and Groch, retirement following such change in control, they would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of their Strategic Equity Awards:

Name	Time Vesting Strategic Equity Awards ($)	rTSR Strategic Equity Awards ($)	rEPS Strategic Equity Awards ($)	Total ($)
Leah C. Stearns	1,283,535	2,157,469	770,844	4,211,848
James R. Groch(1)	2,563,945	4,373,042	1,562,527	8,499,514
Michael J. Lafitte	2,601,638	4,373,042	1,562,527	8,537,207
William F. Concannon(1)	2,562,719	4,373,042	1,562,527	8,498,288
John E. Durburg	1,892,084	3,180,399	1,136,378	6,208,861

(1)	Mr. Concannon became retirement eligible in November 2017 and Mr. Groch became retirement eligible in December 2019.

We have assumed that (i) all awards were valued at the closing price of our common stock on December 31, 2019, which was $61.29 per share and, for purposes of the rTSR Strategic Equity Awards, that this closing price was also the final value of the company’s Class A common stock for purposes of calculating the price per share payable in connection with the change in control and (ii) the named executive officer complied with the applicable restrictive covenants through all applicable vesting dates.

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PROPOSAL  4  STOCKHOLDER PROPOSAL REGARDING SPECIAL STOCKHOLDER MEETINGS

John Chevedden, residing at 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, has notified us that he intends to present Proposal 4 (set forth below) for stockholder consideration at our Annual Meeting. His proposal concerns the stock ownership threshold necessary for our stockholders to call special stockholder meetings. He has provided us with documentation indicating that he is the beneficial owner of at least 100 shares of our common stock. We refer to his proposal as “Proposal 4.” Mr. Chevedden’s proposal is printed below verbatim, and we have not endeavored to correct any erroneous statements or typographical errors contained therein. We are not responsible for the contents of this proposal.

Mr. Chevedden has submitted the following resolution:

Proposal 4—Make Shareholder Right to Call Special Meeting More Accessible

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the combined total of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

Special shareholder meetings allow shareholders to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison. This proposal topic, sponsored by William Steiner, also won 78% support at a Sprint annual meeting with 1.7 Billion yes-votes.

Nuance Communications (NUAN) shareholders gave 94%-support to a 2018 shareholder proposal calling for 10% of shareholders to call a special meeting. It is important to note that this overwhelming 94%-support was for the 10% stock ownership threshold—not a higher stock ownership threshold like 20%.

There seems to be good reason to put this proposal on the 2020 ballot because CBRE shareholders gave 44%-support to the 2018 edition of this proposal in spite of CBRE directors lowering the stock ownership threshold to call a special meeting to 25% in 2018. The 44%-support probably represented at least 51 % support from the shareholders who had access to independent proxy voting advice.

In regard to the positive role that shareholder proposals like this can have for CBRE and the other companies in shareholders’ portfolios it is interesting to note the following text was in the 2018 edition of this proposal and this text would not apply today:

“For example, 5 directors received up to 20-times as many negative votes as other directors:

Bradford Freeman

Brandon Boze

Christopher Jenny

Curtis Feeny

Gerardo Lopez

Plus 3 directors had 16-years long-tenure.”

Perhaps the supporting statement of the 2018 edition of this proposal played a positive role in thus improving the CBRE Board of Directors.

Please vote yes:

Make Shareholder Right to Call Special Meeting More Accessible—Proposal 4

Board Statement in Opposition to Proposal 4

Our Board strongly recommends that stockholders vote “AGAINST” Proposal 4 for the following reasons:

First, the Board continues to believe that the current 25% threshold to call a special meeting is more appropriately tailored to our stockholders’ needs and reflects prevailing best practices on corporate governance standards for public companies.

Our Board recognizes that some stockholders view the ability to call special meetings as a good corporate-governance

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practice that enhances stockholder rights. Our Board also believes, however, that special meetings can be abused if exercised by a small minority of stockholders and therefore be disruptive to our overall stockholders and business operations and can cause us to spend substantial and unnecessary time and expense. Our Board considers special meetings to be extraordinary events that a significant number of stockholders should support, and that special meetings should not be a mechanism that a small group of stockholders can misuse to advance agendas and interests that our broader stockholder base may not share. From time to time, we have had individual stockholders that have owned in excess of 10% of our common stock. Adoption of a 10% threshold would potentially permit a single stockholder to call a special meeting at will.

Our Board has weighed these competing considerations and sought stockholder feedback on the topic and determined that our current 25% ownership threshold is consistent with best practices across S&P 500 public companies. Our Board strongly believes that the current 25% ownership threshold strikes the appropriate balance between enhancing stockholder rights and protecting stockholder interests. We have found as of February 24, 2020, that among Delaware companies in the S&P 500 that allow minority stockholders to call a special meeting, more than 50% use a 25% threshold. Less than 13% of such companies have adopted a 10% threshold such as that contained in this Proposal 4.

Second, our stockholders have consistently demonstrated a preference for a higher special meeting threshold.

At our 2016 annual meeting of stockholders, our stockholders considered a proposal from Mr. Chevedden to reduce the ownership threshold for stockholders to call a special meeting to 10% as well as a competing Board-sponsored proposal to adopt a threshold of 30%. Significantly more stockholders supported the Board’s proposal for a 30% ownership threshold (approximately 84.4% of votes cast), than supported Mr. Chevedden’s proposed 10% threshold (approximately 51.6% of votes cast).

Likewise, at our 2018 annual meeting of stockholders, our stockholders considered the same proposal from Mr. Chevedden to reduce the ownership threshold for stockholders to call a special meeting to 10% as well as a competing Board-sponsored proposal to adopt a threshold of 25%. Notably, an even larger percentage of our stockholders supported the Board’s proposal for a 25% ownership threshold (approximately 90% of votes cast) and support for Mr. Chevedden’s proposed 10% threshold diminished (approximately 45% of votes cast).

During 2019, we engaged in discussions with a number of our large stockholders to solicit their views on this topic and confirmed that they generally did not prefer a 10% threshold for stockholders to call a special meeting.

Third, you should consider in your vote our already strong corporate-governance practices.

Our Board has an ongoing commitment to corporate-governance best practices that operate for the benefit of all stockholders. These practices include, among other things, the following:

•	We require that our directors be elected by a majority (versus a plurality) of votes cast in uncontested director elections.

•	All of our directors stand for election annually.

•	Stockholders may directly nominate directors for inclusion in the proxy statement through proxy access rights.

•	Our directors are subject to term limits.

•	Our focus on Board refreshment has resulted in the addition of 6 new directors since October 2015.

•	As of December 31, 2019, our average Board tenure is 6 years.

•	An independent director must serve as Chair of our Board.

•	Our Board may not nominate a member of management for election to the Board if another member of management already sits on the Board.

•	10 of our 11 director nominees are independent under NYSE standards, and our Audit, Compensation and Corporate Governance Committees consist of only independent directors.

•	We have no “poison-pill” takeover-defense plan.

•	We permit our stockholders to act by written consent.

Fourth, we provide significant opportunities for stockholders to engage with our management and the Board.

Company leaders meet regularly with stockholders to discuss our strategy, operational performance and business practices, including at Investor Day meetings. We also meet with stockholders throughout the year to share perspectives on corporate governance, executive compensation and sustainability matters, among other topics. We strongly believe that this commitment to ongoing dialogue with our stockholders provides our stockholders significant opportunities to engage with our management and the Board.

In summary, we believe that our existing governance structure and stockholder engagement program, coupled with our higher threshold, strikes the appropriate balance between enhancing stockholder rights and protecting our broader stockholder base from minority groups of stockholders that may abuse the special meeting process.

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PROPOSAL 4

Required Vote

Approval of this Proposal 4 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our 2020 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of the vote and so will have the same effect as a vote “AGAINST” this Proposal 4. A broker non-vote will not count as “present,” and so will have no effect in determining the outcome with respect to this Proposal 4.

Recommendation

Our Board strongly recommends that stockholders vote “AGAINST” this Proposal 4.

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STOCK OWNERSHIP

Security Ownership of Principal Stockholders

Based on information available to us as of March 16, 2020, the only stockholders known to us to beneficially own more than five percent of the outstanding shares of our common stock are (all percentages in the table are based on 336,194,559 shares of common stock outstanding as of March 16, 2020):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.	26,810,046	(1)	8.0%
55 East 52nd Street
New York, New York 10055
The Vanguard Group	52,978,151	(2)	15.8%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

(1)

Solely based on information in a Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc. The Schedule 13G/A indicates that as of December 31, 2019, BlackRock, Inc. was the beneficial owner of 26,810,046 shares, with sole voting power as to 23,009,246 shares of our common stock and sole dispositive power as to 26,810,046 shares of our common stock.

(2)

Solely based on information in a Schedule 13G/A filed with the SEC on February 10, 2020 by The Vanguard Group. The Schedule 13G/A indicates that as of December 31, 2019, The Vanguard Group was the beneficial owner of 52,978,151 shares, with sole voting power as to 497,262 shares, shared voting power as to 95,315 shares, sole dispositive power as to 52,413,632 shares and shared dispositive power as to 564,519 shares of our common stock.

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STOCK OWNERSHIP

Security Ownership of Management and Directors

The following table below sets forth information as of the close of business on March 16, 2020 regarding the beneficial ownership of our common stock by: (i) each of our current directors and each nominee for director to our Board; (ii) each of our executive officers named in the “Summary Compensation Table”; and (iii) all current directors, director nominees, named executive officers and current executive officers as a group. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares. All percentages in the table are based on 336,194,559 shares of common stock outstanding as of March 16, 2020.

Name	Common Stock Beneficially Owned Directly or Indirectly(1)	Common Stock Acquirable Within 60 Days(2)	Total Common Stock Beneficially Owned(3)		Percentage of Shares of Common Stock Outstanding
Robert E. Sulentic	573,133	—	573,133	(4)	*
Leah C. Stearns	—	15,330	15,330		*
James R. Groch	150,032	—	150,032		*
Michael J. Lafitte	196,420	—	196,420		*
William F. Concannon	134,510	—	134,510		*
John E. Durburg	43,758	—	43,758		*
Brandon B. Boze	—	4,228	4,228	(5)	*
Beth F. Cobert	8,669	4,228	12,897	(6)	*
Curtis F. Feeny	37,905	4,228	42,133	(7)	*
Reginald H. Gilyard	2,293	4,228	6,521		*
Shira D. Goodman	—	4,228	4,228		*
Christopher T. Jenny	44,561	4,228	48,789		*
Gerardo I. Lopez	26,032	4,228	30,260		*
Laura D. Tyson	35,587	4,228	39,815		*
Ray Wirta	1,123,982	4,228	1,128,210	(8)	*
Sanjiv Yajnik	6,023	4,228	10,251		*
All current directors, director nominees, named executive officers and current executive officers as a group (21 persons)	2,631,392	61,440	2,692,832		*

*	Less than 1.0%

(1)

Includes shares over which the person currently holds or shares voting and/or investment power but excludes interests, if any, in shares held in the CBRE Stock Fund of our 401(k) Plan and the shares listed under “Common Stock Acquirable Within 60 Days.”

(2)

Includes shares that are deemed to be beneficially owned by virtue of the individual’s right to acquire the shares upon the exercise of outstanding stock options or restricted stock units within 60 days from March 16, 2020.

(3)	Unless otherwise indicated, each person has sole voting and investment power over the shares reported.

(4)

Mr. Sulentic is the direct beneficial owner of 553,133 shares. An additional 20,000 shares are held by the Sulentic Family Foundation. He is a co-trustee of the Sulentic Family Foundation, but does not have any pecuniary interest in the shares beneficially owned by the foundation.

(5)

Under an agreement with ValueAct Capital, Mr. Boze directly holds 4,228 restricted stock units (which vest within 60 days following March 16, 2020) for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P. Mr. Boze is a member of the management board of ValueAct Holdings GP, LLC. Mr. Boze is affiliated with ValueAct Capital Master Fund, L.P. and its related entities (the “Value Act Group”), but he does not have voting or dispositive power over shares beneficially owned by the ValueAct Group and therefore disclaims beneficial ownership of all shares held by or on behalf of them except to the extent of any pecuniary interest therein. The business address of each of the above named is c/o ValueAct Capital, One Letterman Drive, Building D, Fourth Floor, San Francisco, California 94129.

(6)	Ms. Cobert is a co-trustee of the Cioth/Cobert Family Trust U/D/T dated June 5, 1996, which owns 8,669 of the shares reflected.

(7)	Mr. Feeny is a co-trustee of the 1990 Feeny Family Trust A, which owns 37,905 of the shares reflected.

(8)	Mr. Wirta is a co-trustee of the Wirta Family Trust, which owns 1,123,982 of the shares reflected.

Certain of our directors and executive officers may beneficially own shares in brokerage accounts subject to customary margin arrangements. Shares held in such accounts may be deemed to be pledged to secure those margin arrangements irrespective of whether there are margin loans then outstanding. None of these margin arrangements is designed to shift or hedge any economic risk associated with ownership of our common stock. As of March 16, 2020, none of our current executive officers or directors has pledged any of our shares, except for Mr. Wirta, whose shares are held in a brokerage account subject to a customary margin arrangement.

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RELATED-PARTY TRANSACTIONS

Related-Party and Other Transactions Involving Our Officers and Directors

The following sets forth certain transactions involving us and our executive officers since January 1, 2019:

Employment Relationships—Conor Denihan, a sales professional in our New York brokerage business with the title of Senior Vice President, is the son-in-law of William F. Concannon, our Global Group President, Clients and Business Partners. The aggregate value of commissions earned by Mr. Denihan in respect of 2019 was $1,171,723.

Review and Approval of Transactions with Interested Persons

We have operated under our Standards of Business Conduct since 2004. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits.

Our Board has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Policy Regarding Transactions with Interested Parties and Corporate Opportunities governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of the following persons had or will have a direct or indirect material interest (other than relating to an employment relationship or transaction involving Board- or Compensation Committee-approved executive officer compensation):

•	our directors, nominees for director or executive officers;

•	any beneficial owner of more than 5% of any class of our voting securities; and

•	any immediate family member of any of the foregoing natural persons.

Directors and executive officers are required to submit to our General Counsel a description of any current or proposed transaction potentially covered by the policy in advance of participating in such transaction. Our General Counsel is responsible for determining whether the proposed transaction is subject to our policy. If our General Counsel deems such transaction subject to our policy, he will report such transaction to the Audit Committee. The Audit Committee (or in certain cases, the Chair of the Audit Committee) is responsible for evaluating and approving such transactions, and in doing so, the Audit Committee may take into account, among other factors that it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors and legal counsel.

Each transaction described above under “Related-Party and Other Transactions Involving Our Officers and Directors” was approved by at least a majority of the disinterested members of our Audit Committee.

The policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. The information contained on or accessible through our corporate websites is not part of or incorporated by reference into this Proxy Statement.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Voting Instructions and Information

How to attend the Annual Meeting

We will be hosting the 2020 Annual Meeting live via the internet on May 14, 2020 at 9:30 a.m., Central Time. You will be able to attend the 2020 Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CBRE2020. You will be able to attend the 2020 Annual Meeting from any location with internet connectivity. You will not be able to attend the 2020 Annual Meeting in person.

Appointing a proxy in response to this solicitation will not affect your right to attend the Annual Meeting and to vote during the 2020 Annual Meeting. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Stockholders may submit questions and comments before and during the meeting. During the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on the Investor Relations page on our website at www.cbre.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

The Annual Meeting webcast will begin promptly at 9:30 a.m., Central Time. We encourage you to access the meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 9:15 a.m., Central Time, and you should allow ample time for the check-in procedures.

Matters to be presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, then proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, then proxies can vote your shares at the adjournment or postponement as well.

Why is the 2020 Annual Meeting being held online?

Due to the emerging public health impact of a coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders and other participants at the Annual Meeting, this year the Annual Meeting will be a virtual meeting of stockholders held via a live webcast. The virtual meeting will provide the same rights and advantages of a physical meeting. Stockholders will be able to present questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with the company.

How do stockholders participate in the virtual meeting?

To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/CBRE2020. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log in page.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Will stockholders be able to participate in the virtual meeting on the same basis stockholders would be able to participate in an in-person annual meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world that has internet connection at little to no cost, while protecting the health and well-being of our stockholders and other participants at the Annual Meeting.

We designed the format of the virtual meeting to ensure that stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

•	providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

Stockholders entitled to vote

You may vote if you owned shares of our common stock as of March 16, 2020, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock that you owned on that date. As of March 16, 2020, we had 336,194,559 shares of common stock outstanding.

Vote tabulation

Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes, and our Assistant Secretary will act as the inspector of the election.

Confidential voting

Your proxy card, ballot and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure or your vote is cast in a contested election (which last exception is not applicable for the 2020 Annual Meeting). If you write comments on your proxy card, then your comments will be provided to us, but how you voted will remain confidential.

How do I vote?

If you plan to attend the Annual Meeting, you may vote and submit questions while attending the meeting via live webcast. You will need the 16-digit number included on your Notice of Availability or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting. Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/CBRE2020 during the meeting.

If your common stock is held in your name, there are three ways for you to vote by proxy:

•	If you received a paper copy of the proxy materials by mail, mail the completed proxy card in the enclosed return envelope;

•	Call 1-800-690-6903; or
•	Log on to the internet at www.proxyvote.com and follow the instructions at that site. The website address for internet voting is also provided on your Notice of Availability.

Telephone and internet proxy voting will close at 8:59 p.m. (Pacific Time) on May 13, 2020, unless you are voting common stock held in our 401(k) plan, in which case the deadline for voting is 8:59 p.m. (Pacific Time) on May 11, 2020. Proxies submitted by mail must be received prior to the meeting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock:

•	FOR all of the nominees for director named in this Proxy Statement;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2020;

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

•	FOR the advisory approval of our named executive officer compensation for 2019; and

•	AGAINST the stockholder proposal regarding special stockholder meetings.

If your common stock is held in the name of your broker, bank or other nominee, then you should receive separate instructions from the holder of your common stock describing how to vote your common stock.

Even if you plan to attend the Annual Meeting via live webcast, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to participate in the virtual Annual Meeting.

If you do not vote/effect of broker non-votes

If you are a stockholder of record, then your shares will not be voted if you do not provide your proxy, unless you attend the live webcast and vote online during the Annual Meeting.

If (i) you are the beneficial owner of shares held in the name of a broker, trustee or other nominee, (ii) you do not provide that broker, trustee or other nominee with voting instructions, (iii) such person does not have discretionary authority to vote on such proposal, and (iv) you do not attend the live webcast and vote online during the Annual Meeting, then a “broker non-vote” will occur. Under the NYSE rules, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2020) is the only proposal in this Proxy Statement that is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. For all other proposals, broker non-votes are not considered “present,” and as such, broker non-votes will not affect the outcome of any such other proposals.

Vote levels required to pass an item of business

•

Quorum. Holders of a majority in voting power of the stock entitled to vote at the Annual Meeting must be present or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by broker non-votes, as described above, and votes to “ABSTAIN” are counted as present and entitled to vote for purposes of determining a meeting quorum. No business may be conducted at the Annual Meeting if a quorum is not present. Stockholders attending the Annual Meeting through the live webcast will be considered present for the purposes of determining a meeting quorum.

•

Proposal 1—Elect Directors. Our by-laws require a “majority vote” requirement in uncontested director elections. Under this requirement, in order for a nominee to be elected in an uncontested election, the nominee must receive the affirmative vote of a majority of the votes cast on his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). In contested elections (i.e., elections involving director nominees submitted by our stockholders in accordance with our by-laws) directors are elected by a plurality of the votes cast. The “majority vote” requirement will apply at our Annual Meeting because our director nominee slate is “uncontested.” In addition, for the purposes of tabulating the results of director elections, shares that are not voted, votes to “ABSTAIN” and broker non-votes are not considered votes cast and so will not affect the election outcome. Under our by-laws, votes cast as “withheld” in uncontested elections are treated the same as votes cast “AGAINST” director nominees, whereas votes to “ABSTAIN” do not affect the election outcome. In order to minimize investor confusion, we have omitted the “withheld” voting option this year, and stockholders wishing to cast a negative vote for a director nominee should vote “AGAINST” such nominee.

•

All Other Proposals. Approval of each of the other proposals that do not relate to director elections (Proposal 1) requires the affirmative vote (i.e., a “FOR” vote) of a majority of the shares present or represented and entitled to vote thereon. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” these items, and a broker non-vote will have no effect in determining whether these items are approved. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2020) is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Shares in the 401(k) plan

If you hold common stock in our 401(k) plan as of March 16, 2020, the enclosed proxy card also serves as your voting instruction to Fidelity Management Trust Company, the trustee of our 401(k) plan, provided that you furnish your voting instructions over the internet or by telephone, or that the enclosed proxy card is signed, returned and received, by 8:59 p.m. (Pacific Time) on May 11, 2020. If your voting instructions are not received by such deadline, Fidelity Management Trust Company will not vote the shares attributable to your 401(k) plan account.

The Board’s voting recommendations

•	FOR election of our Board-nominated slate of directors (see Proposal 1);

•

FOR the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2020 (see Proposal 2);

•	FOR the advisory approval of our named executive officer compensation for 2019 (see Proposal 3); and

•	AGAINST the stockholder proposal regarding special stockholder meetings (see Proposal 4).

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board.

Revoking your proxy

You can revoke your proxy if your common stock is held in your name by:

•	Filing written notice of revocation before our Annual Meeting with our Secretary, Laurence H. Midler, at the address shown on the front of this Proxy Statement;

•	Signing a proxy bearing a later date and delivering it before our Annual Meeting; or

•	Attending the live webcast and voting online during the Annual Meeting.

If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

Cost of proxy solicitation

Our Board solicits proxies on our behalf, and we will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the internet, by telephone or by facsimile transmission, without additional remuneration.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Where you can find our corporate governance materials

Current copies of our Board’s Corporate Governance Guidelines, Categorical Independence Standards, Standards of Business Conduct, Policy Regarding Transactions with Interested Parties and Corporate Opportunities, Equity Award Policy, Anti-Corruption Policy and the charters for the Audit Committee, Compensation Committee, Governance

Committee and Executive Committee are published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. We are not, however, including the other information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Elimination of Paper and Duplicative Materials

Internet availability—Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

Important Notice: Our 2020 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available free of charge on the Investors Relations page on our website at www.cbre.com. We will provide by mail, without charge, a copy of our Annual Report on Form 10-K at your request. Please direct all inquiries to our Investor Relations Department at CBRE Group, Inc., 200 Park Avenue, New York, New York 10166, or by email at investorrelations@cbre.com.

Householding—Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. If you wish to receive a separate copy of the Annual Report and Proxy Statement or of future annual reports and proxy statements, then you may contact our Investor Relations Department by (i) mail at CBRE Group, Inc., Attention: Investor Relations, 200 Park Avenue, New York, New York 10166, (ii) telephone at (212) 984-6515, or (iii) e-mail at investorrelations@cbre.com. You can also contact your broker, bank or other nominee to make a similar request. If we did not household your proxy materials for the 2020 Annual Meeting but you would like us to do so in the future, please contact our Investor Relations Department by mail, telephone or email as listed above.

Incorporation by Reference

The Compensation Committee Report and the Audit Committee Report contained herein shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein. In addition, we are not including any information contained on or available through our corporate website or any other website that we may maintain as part of, or incorporating such information by reference into, this Proxy Statement.

Transfer Agent Information

Broadridge Corporate Issuer Solutions, Inc., or Broadridge, is the transfer agent for the common stock of CBRE Group, Inc. Broadridge can be reached at (855) 627-5086 or via email at shareholder@broadridge.com. You should contact Broadridge if you are a registered stockholder and have a question about your account, if your stock certificate has been lost or stolen, or if you would like to report a change in your name or address. Broadridge Corporate Issuer Solutions, Inc. can be contacted as follows:

Regular, Registered or Overnight Mail	Telephone Inquiries

Broadridge Corporate Issuer Solutions, Inc. Attention: Interactive Workflow System 1155 Long Island Avenue Edgewood, New York 11717	(855) 627-5086, or TTY for hearing impaired: (855) 627-5080 Foreign Shareowners: (720) 378-5662, or TTY Foreign Shareowners: (720) 399-2074 Website: www.shareholder.broadridge.com

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ANNEX A

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL

MEASURES

We use non-GAAP financial measures within this Proxy Statement. We provide below reconciliations to their corresponding financial measure computed in accordance with GAAP. As described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Board and management use non-GAAP financial measures to evaluate our performance and manage our operations. However, non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP.

In addition, note that we refer to “adjusted EBITDA,” “adjusted net income” and “adjusted EPS” from time to time in our public reporting as “EBITDA, as adjusted,” “net income attributable to CBRE Group, Inc., as adjusted” and “diluted income per share attributable to CBRE Group, Inc. stockholders, as adjusted,” respectively.

1.	Fee Revenue

A reconciliation of fee revenue to revenue is shown below (dollars in thousands). Revenue includes client reimbursed pass through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients, both of which are excluded from fee revenue.

	Year Ended December 31,
	2019	2018
Revenue:
Fee revenue	$11,860,845	$10,837,552
Plus: Pass through costs also recognized as revenue	12,033,246	10,502,536

Total Revenue	$23,894,091	$21,340,088

2.	Adjusted Net Income and Adjusted EPS

A reconciliation of net income computed in accordance with GAAP to net income attributable to CBRE Group, Inc., as adjusted (“adjusted net income”), and to diluted income per share attributable to CBRE Group, Inc. stockholders, as adjusted (“adjusted EPS”), in each case for the fiscal years ended December 31, 2019 and 2018, is set forth below (dollars in thousands, except share data):

	Year Ended December 31,
	2019	2018
Net income attributable to CBRE Group, Inc.	$1,282,357	$1,063,219
Plus / minus:
Intangible asset impairment	89,787	—
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	81,005	113,150
Costs associated with our reorganization, including cost-savings initiatives(1)	49,565	37,925
Integration and other costs related to acquisitions	15,292	9,124
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	13,101	(5,261)
Impact of fair value adjustments to real estate assets acquired in the Telford Acquisition (purchase accounting) that were sold in period	9,301	—
Costs incurred related to legal entity restructuring	6,899	—
Write-off of financing costs on extinguished debt	2,608	27,982
Costs incurred in connection with litigation settlement	—	8,868
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date of the remaining controlling interest was acquired	—	(100,420)
Tax impact of adjusted items and tax benefit attributable to outside basis differences as a result of a legal entity restructuring	(286,945)	(44,205)
Impact of U.S. tax reform	—	13,368

Net income attributable to CBRE Group, Inc. shareholders, as adjusted	$1,262,970	$1,123,750

Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted	$3.71	$3.28

Weighted average shares outstanding for diluted income per share	340,522,871	343,122,741

(1)	Primarily represents severance costs related to headcount reductions in connection with our reorganization announced in the third quarter of 2018 that became effective January 1, 2019.

CBRE - 2020 Proxy Statement	A-1

3.	Adjusted EBITDA

A reconciliation of net income computed in accordance with GAAP to adjusted EBITDA for the fiscal years ended December 31, 2019 and 2018 is set forth below (dollars in thousands):

	Year Ended December 31,
	2019	2018
Net income attributable to CBRE Group, Inc.	$1,282,357	$1,063,219
Add:
Depreciation and amortization	439,224	451,988
Intangible asset impairment	89,787	—
Interest expense, net of interest income	85,754	98,685
Write-off of financing costs on extinguished debt	2,608	27,982
Provision for income taxes	69,895	313,058

EBITDA	1,969,625	1,954,932
Adjustments:
Costs associated with our reorganization, including cost-savings initiatives(1)	49,565	37,925
Integration and other costs related to acquisitions	15,292	9,124
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	13,101	(5,261)
Impact of fair value adjustments to real estate assets acquired in the Telford Acquisition (purchase accounting) that were sold in period	9,301	—
Costs incurred related to legal entity restructuring	6,899	—
Costs incurred connection with litigation settlement	—	8,868
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date of the remaining controlling interest was acquired	—	(100,420)

Adjusted EBITDA	$2,063,783	$1,905,168

(1)	Primarily represents severance costs related to headcount reductions in connection with our reorganization announced in the third quarter of 2018 that became effective January 1, 2019.

A-2	CBRE - 2020 Proxy Statement

CBRE GROUP, INC.

C/O BROADRIDGE

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. (Pacific Time) on May 13, 2020, unless you are voting shares held in CBRE Group, Inc.'s 401(k) plan, in which case the deadline is 8:59 p.m. (Pacific Time) on May 11, 2020 (the "401(k) cut-off time"). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CBRE2020

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. (Pacific Time) on May 13, 2020 or the 401(k) cut-off time, as applicable. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received prior to the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E98494-P33531-Z76362	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

  CBRE GROUP, INC.

The Board of Directors recommends you vote FOR the following proposal:
1.	Elect Directors
	Nominees:	For	Against	Abstain
	1a. Brandon B. Boze	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
	1b. Beth F. Cobert	☐	☐	☐	2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2020.	☐	☐	☐
	1c. Curtis F. Feeny	☐	☐	☐	3.	Advisory vote to approve named executive officer compensation for 2019.	☐	☐	☐
	1d. Reginald H. Gilyard	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain
	1e. Shira D. Goodman	☐	☐	☐	4.	Stockholder proposal regarding our stockholders’ ability to call special stockholder meetings.	☐	☐	☐
	1f. Christopher T. Jenny	☐	☐	☐	NOTE: To transact any other business properly introduced at the Annual Meeting.
	1g. Gerardo I. Lopez	☐	☐	☐
	1h. Robert E. Sulentic	☐	☐	☐
	1i. Laura D. Tyson	☐	☐	☐
	1j. Ray Wirta	☐	☐	☐
	1k. Sanjiv Yajnik	☐	☐	☐
For Address Changes and/or Comments, mark here (see reverse for instructions).				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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E98495-P33531-Z76362

CBRE GROUP, INC.

Annual Meeting of Stockholders

May 14, 2020 9:30 a.m. (Central Time)

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Robert E. Sulentic and Leah C. Stearns, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CBRE GROUP, INC. that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. (Central Time) on May 14, 2020 at www.virtualshareholdermeeting.com/CBRE2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side